AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2000


                                                      REGISTRATION NO. 333-89419

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------


                               AMENDMENT NO. 2 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   -----------

                           NATURAL HEALTH TRENDS CORP.
                 (Name of small business issuer in its charter)

                                   -----------

                  FLORIDA                                       5122                                     59-2705336
      (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
       incorporation or organization)                Classification Code Number)                     Identification No.)


                                   -----------


                               380 LASHLEY STREET
                            LONGMONT, COLORADO 80501
                                 (303) 682-4637
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                   -----------


                    MARK D. WOODBURN, CHIEF FINANCIAL OFFICER
                           NATURAL HEALTH TRENDS CORP.
                               380 LASHLEY STREET
                            LONGMONT, COLORADO 80501
                                 (303) 682-4637
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   -----------


                                   Copies to:

                              MARTIN C. LICHT, ESQ.

                       SILVERMAN, COLLURA & CHERNIS, P.C.
                              381 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10016
                            TELEPHONE: (212) 779-8600
                            FACSIMILE: (212) 779-8858


                                   -----------

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

         The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.



                   Subject to Completion dated May ___, 2000.


                                   PROSPECTUS


                        2,413,504 Shares of Common stock



                           NATURAL HEALTH TRENDS CORP.



         Selling Securityholders are offering 2,413,504 shares of common stock which includes 456,315 shares of common stock underlying a certain convertible note and warrants (which have not been converted and/or exercised to date). We will not receive any of the proceeds from the sale of the shares of common stock.

         We are not selling any of the shares of our common stock under this prospectus and we will not receive any of the proceeds from the sales by the selling stockholders.

         The selling stockholders may sell the shares of our common stock they are offering in a number of different ways and at varying prices. We provide more information about the selling stockholders and how they may sell their shares in the section titled "Plan of Distribution".

         Our common stock is listed on the Nasdaq SmallCap Market under the symbol NHTC. On May 8, 2000, the closing sale price of a share of our common stock as reported on the Nasdaq SmallCap Market was $.50.


         These are speculative securities and this investment involves a high degree of risk. See "Risk Factors" beginning on page 9.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of the prospectus. Any representation to the contrary is a criminal offense.



                  The date of this Prospectus is May __, 2000.

                               PROSPECTUS SUMMARY



         The following summary highlights selected information from this document and may not contain information that is important to you. To understand the offering fully, you should read this entire document carefully, including the financial statements. In certain instances where appropriate, "the company," "we," "us," or "our" refers collectively to Natural Health Trends Corp. and its wholly-owned subsidiaries.

         This document contains forward-looking statements which involve risks and uncertainties. Natural Health Trends' actual results may differ significantly from the results discussed in the forward looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page 9 of this document.


THE COMPANY


         We market and distribute products that are intended to appeal to health conscious customers and to promote human wellness. We have utilized an acquisition strategy for our growth. Through our acquisition of substantially all of the assets of Kaire International, Inc. in February 1999 by our wholly-owned subsidiary Kaire Nutraceuticals, Inc. we market a line of approximately 60 products. Our strategy is to focus on developing our business, which is to identify natural products that have demonstrable health benefits and can be marketed without prior approval of the United States Food and Drug Administration and to promote and market those products. Specifically, we intend to focus our resources on the development of Kaire Nutraceuticals, our network marketing business.

         We develop and distribute, through a network of independent associates, a line of approximately 60 products which are divided into six categories, including Energize, Enhance, Optimize, Renew, Restore and Revive.

         Our marketing strategy revolves around associates actively recruiting interested people to become new associates for us. These recruits are placed beneath the recruiting associate in his or her "network" and are referred to us as that associate's "organization." Associates earn commissions on sales generated by the recruited associates in their organization as well as retail profits on the sales they generate directly. We believe our marketing program is designed to provide incentives for associates to build an organization of recruited associates in their organization to maximize their earning potential. We presently have 30,000 active associates, which we define as associates who have made product purchases in excess of $50 during the past year.


                                   -----------


         Our company was initially formed primarily to operate vocational schools in Florida. In August 1998 we sold our school division to a corporation controlled by our former president. The schools division consisted of three vocational schools which offered preparation and training for licensing in therapeutic massage and holistic skin care. In July 1997, we acquired all of the outstanding capital stock of Global Health Alternatives, Inc., which operated our Natural Health Care Products division. We also operated two alternative medical clinics in 1997, which operations were discontinued in the third quarter of 1997. In February 1999 we acquired substantially all of the assets of Kaire International, Inc. Our company was incorporated under the name Florida Institute of Massage Therapy, Inc. in Florida in December 1988 and changed its name to Natural Health Trends Corp. in June 1993. Our principal offices are located at 380 Lashley Street, Longmont, Colorado and our telephone number is 303-682-4637.

                                  THE OFFERING



Shares Offered by Selling Securityholders........................  2,413,504 shares (which includes 456,315 shares of common stock underlying a certain convertible note and warrants.)

Total Shares Outstanding Prior to Offering.......................  9,845,770 shares (assuming no exercise of outstanding options, warrants or conversion rights.)

Total Shares Outstanding After Offering..........................  10,302,085 shares (assuming no exercise of outstanding options, warrants or conversion rights.)(1)

Offering Price...................................................  The market price at the time of sale by the selling securityholders.

Use of Proceeds..................................................  We will not receive any proceeds from the sale of securities by the selling securityholders.

Nasdaq SmallCap Symbol...........................................  NHTC

Risk Factors.....................................................  The securities offered hereby involve a high degree of risk.
                                                                   See "Risk Factors."

Dividend Policy..................................................  No dividend expected.

------------
(1) except for 456,315 shares of common stock issuable upon the conversion of a note payable and warrants which shares of common stock are being offered hereby.

               SUMMARY PRO FORMA COMBINED SELECTED FINANCIAL DATA

         Set forth below is certain selected unaudited summary pro forma combined financial data for Natural Health Trends Corp. for the periods and as of the dates, indicated. The summary pro forma combined selected financial data for Natural Health Trends for the years ended December 31, 1998 and December 31, 1999 is based on the historical financial statements of Natural Health Trends and has been prepared to illustrate the effects on such historical financial data of the Kaire acquisition which occurred during February 1999 is presented as if such transaction had occurred as of January 1, 1998. The Kaire acquisition is reflected using the purchase method of accounting for business combinations. The historical pro forma combined selected financial data for the years ended December 31, 1998 and December 31, 1999 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. The pro forma combined selected financial data is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the Kaire acquisition had been effected on the dates indicated. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Financial Data" and the consolidated financial statements and notes thereto included elsewhere in this Prospectus.


                                                                                       YEAR ENDED               YEAR ENDED
                                                                                   DECEMBER 31, 1998          DECEMBER 31, 1999
                                                                                   -----------------          -----------------
Revenues ..................................................................            $ 27,366,830             $ 17,572,637
Cost of sales .............................................................               6,704,803                4,693,264
                                                                                       ------------             ------------
Gross profit ..............................................................              20,662,027               12,879,373
Distributor commissions ...................................................              13,537,777                8,374,907
Write-down of patents and goodwill ........................................                      --                3,166,841
Selling, general and administrative expenses ..............................              14,007,733                8,713,013
Interest expense and other, (net) .........................................              (1,139,687)                (440,713)
                                                                                       ------------             ------------
Loss from continuing operations ...........................................              (8,023,170)              (7,816,101)
Preferred stock dividends .................................................               2,407,974                1,544,146
                                                                                       ------------             ------------
Loss to common stockholders ...............................................            $(10,431,144)            $ (9,360,247)
                                                                                       ============             ============
Basic and diluted loss per common share ...................................            $      (4.72)            $      (1.43)
                                                                                       ============             ============
Basic and diluted weighted average common shares outstanding ..............               2,210,458                7,233,297
                                                                                       ============             ============

                          SUMMARY FINANCIAL INFORMATION

         The summary financial information for Natural Health Trends set forth below is derived from the more detailed consolidated financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with such consolidated financial statements, including the notes thereto. The information below is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements and the related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Selected Financial Data."

                                                                              YEARS ENDED DECEMBER 31,
                                                               ------------------------------------------------------
                                                                   1999                 1998                 1997
                                                               ------------         ------------         ------------
CONSOLIDATED STATEMENTS OF OPERATIONS:
Revenues ..............................................        $ 15,269,631         $  1,191,120         $  1,133,726
Cost of sales .........................................           4,267,045              454,370              375,034
                                                               ------------         ------------         ------------
Gross profit ..........................................          11,002,586              736,750              758,692
Distributor commissions ...............................           7,229,758                   --                   --
Selling, general and administrative
   expenses ...........................................          10,889,998            3,277,047            4,194,044
                                                               ------------         ------------         ------------
Operating loss ........................................          (7,117,170)          (2,540,297)          (3,435,352)
Minority interest in loss of ..........................              89,756                   --                   --
   subsidiaries
Other expense .........................................             (67,180)                  --                   --
Gain on dissolution ...................................             200,000                   --                   --
                                                               ------------         ------------         ------------
Interest expense (net) ................................            (663,289)            (199,757)            (868,721)
                                                               ------------         ------------         ------------
Loss from continuing operations .......................          (7,557,883)          (2,740,054)          (4,304,073)
Gain (Loss) from discontinued .........................             304,593              (86,234)          (2,919,208)
   operations
Gain (loss) on disposal ...............................                 (Y)              722,640             (501,839)
Gain (loss) from discontinued
   operations .........................................             304,593              636,406           (3,421,047)
                                                               ------------         ------------         ------------

Loss before extraordinary gain ........................          (7,253,290)          (2,103,648)          (7,725,120)
Extraordinary gain-forgiveness of debt ................                 (Y)              815,636                   --
                                                               ------------         ------------         ------------
Net loss ..............................................          (7,253,290)          (1,288,012)          (7,725,120)
Preferred stock dividends .............................           1,542,590            2,011,905              733,333
                                                               ------------         ------------         ------------
Net loss to common stockholders .......................        $ (8,795,880)        $ (3,299,917)        $ (8,458,453)
                                                               ============         ============         ============
Basic and diluted income (loss) per common share:
Continuing operations .................................        $      (1.26)        $      (2.15)        $     (11.60)
Discontinued operations ...............................                0.04                 0.29                (7.88)
Extraordinary gain ....................................                  --                 0.37                   --
                                                               ------------         ------------         ------------
Net loss per share ....................................        $      (1.22)        $      (1.49)        $     (19.48)
                                                               ============         ============         ============
Basic and diluted weighted average
   common shares outstanding ..........................           7,233,297            2,210,458              434,265
                                                               ============         ============         ============

CONSOLIDATED BALANCE SHEET DATA:


                                             DECEMBER 31, 1999     DECEMBER 31, 1998
                                             -----------------     -----------------
Working capital deficit ................        $ (6,455,055)        $ (2,016,734)
Inventories ............................        $    847,212         $    314,367
Total assets ...........................        $ 11,253,899         $  6,852,716
Current liabilities ....................        $  8,416,806         $  2,898,022
Long-term debt .........................        $     53,158         $         --
Common stock subject to put ............        $         --         $    380,000
Stockholders' equity ...................        $  2,783,935         $  3,574,694


                                  RISK FACTORS


         Your investment in the securities offered hereby is considered to be highly speculative and involves a high degree of risk, including, but not limited to, the risks described below. An investment should be made only if you can afford the loss of your entire investment. As a prospective investor, you should, prior to making an investment decision, carefully consider the following risk factors in addition to all of the other information provided in this Prospectus.


WE HAVE HAD SIGNIFICANT LOSSES AND WE MAY NOT BE ABLE TO ACHIEVE PROFITABILITY.


         For the years ended December 31, 1999 and 1998, we had a net loss of approximately $7,254,000 (on revenues of $15,269,631) and $1,288,012 (on revenues of $1,191,120), respectively. We had a working capital deficit of $6,455,055 at December 31, 1999. We cannot assure you that we can generate net income, increase revenues or successfully expand our operations in the future. We are subject to all of the problems, expenses, delays and other risks inherent in a business with a relatively short history of operations and in a business seeking to expand its operations. Therefore, we cannot predict with certainty the success or failure of our future operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


OUR INDEPENDENT AUDITORS' REPORT WAS PREPARED ASSUMING THAT WE CONTINUE AS A GOING CONCERN.


         Our independent auditors' report on our financial statements was prepared on the assumption that we will continue as a going concern. The report acknowledges that we have incurred losses in each of the last three fiscal years and that we anticipate that additional funding will be required to sustain operations. These conditions cause substantial doubt as to our ability to continue as a going concern. If we are unable to obtain sufficient financing or achieve profitability during fiscal year 2000, then we would, in all likelihood, experience severe liquidity problems and our ability to continue as a going concern would be in doubt. See "Financial Statements."

OUR SUCCESS MAY DEPEND ON OUR ABILITY TO OBTAIN ADDITIONAL FINANCING.

         We will require additional financing for our operations and to pursue our expansion plans. We anticipate that we require approximately $1,500,000 within the next twelve months or we will have to curtail or cease operations assuming that we do not have to satisfy certain existing obligations. We have no definitive agreement for additional financing and we cannot assure you that we will obtain any additional financing. If we secure such financing, we cannot assure you that such financing will be sufficient. If our revenues are not adequate to fund our operations, or to enable us to implement our present plans for expansion, then we will have to seek further financing. In addition, we intend to seek to acquire additional alternative health care product companies. However, we cannot assure that we will do so. As it is likely that revenues from our operations will not be sufficient, we will be required to raise additional capital to make such acquisitions and finance the operations of such new businesses. Additional financing may be in the form of indebtedness from institutional lenders or other third parties or as equity financing. In addition, such additional financing may cause dilution to investors in this offering. We cannot assure you that such financing will be available, and if so, on acceptable terms. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

WE MAY DISCONTINUE THE OPERATIONS OF GLOBAL HEALTH ALTERNATIVES, INC. AND FILE FOR BANKRUPTCY.

Global Health Alternatives, Inc. had a working capital deficit of approximately $2,090,000 as of December 31, 1999. We have been attempting to achieve settlements with our creditors but we have not achieved satisfactory settlement offers. We are considering filing for protection from our creditors under the bankruptcy laws. If we discontinue the operations of Global Health Alternatives, Inc., there would be a material adverse affect on our financial condition.


WE HAVE FUNDED OUR OPERATIONS THROUGH BORROWINGS AND THE SALE OF OUR SECURITIES.

         We have incurred significant losses and have not achieved profitability or positive cash flow from our operations. As a result we have relied on borrowings, the sale of our securities and the sale of assets to fund our working capital requirements and capital expenditures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

OUR SUCCESS DEPENDS ON OUR PROPOSED EXPANSION PLANS.

         Our expansion plans are based primarily upon increasing our existing sales and the acquisition of additional alternative health care product companies. We intend to develop and market a proprietary line of alternative health care products. Our growth will depend, in part, upon the development of an alternative health care product line which will be dependent upon a number of factors:

         - our ability to identify and acquire suitable alternative health care product companies;

         - our ability to finance the expansion of sales and future acquisitions;

         -        achieving market acceptance of our products;

         -        regulatory constraints;

         - our ability to market and produce the alternative health care products on a cost-effective basis; and


         - whether anticipated performance levels of new alternative health care products will be achieved.


         Many of the factors required for the new operations to succeed will be beyond our control. These include, but are not limited to, the effectiveness of our marketing efforts in the sale of our products.

         Our growth depends to a significant degree on our ability to carry out our proposed expansion program. We cannot assure you that we will be able to hire, train and integrate employees, and adapt our management, information and other operating systems, to the extent necessary to grow in a profitable manner. In addition, the costs associated with our planned expansion may be significantly greater than anticipated and may have a materially adverse impact upon our results and prospects. If our plans for expansion are not successful, there could be a material adverse effect on our business. See "Business."

OUR SUCCESS DEPENDS ON THE MARKET ACCEPTANCE OF OUR PRODUCTS.

         We do not believe that the market for products related to alternative health care, subject to certain limited exceptions, is either well-developed or has an established history. We believe that, as is typical in an undeveloped industry, demand and market acceptance for the products that we intend to market will be subject to a high level of uncertainty. We do not intend to conduct any formal marketing or other concept feasibility studies to predict the commercial viability of our concepts. We have limited financial, personnel and other resources to undertake marketing activities. Due to the undeveloped markets for our products and the lack of significant funds for acquisitions and marketing, we cannot assure you that substantial markets will develop and, if so, whether we can exploit them profitably. See "Business-Products."


WE MAY BE ADVERSELY AFFECTED BY ONGOING PAYMENTS.


         We have ongoing obligations to Troy Laboratories and H. Edward Troy, as well as obligations for liabilities assumed in connection with the acquisition of the Kaire assets. In addition, we purchase a significant portion of our products from ENZO Nutraceuticals. We anticipate that these obligations will be approximately $900,000 over the next twelve months and will have a significant effect on our liquidity. See "Business-Product Acquisition and Licensing Agreements" and "Business-Manufacturing."


OUR DEPENDENCE ON A LIMITED NUMBER OF MANUFACTURERS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.


         We do not intend to develop our own manufacturing capabilities since we believe that the availability of manufacturing services from third parties on a contract basis is adequate to meet our needs. With the exception of one manufacturing and distribution agreement with ENZO Nutraceuticals, Inc., we maintain no existing contractual commitments or other arrangements for the future manufacture of our products. Rather, we place orders from component or finished goods manufacturing services as required based upon price quotations and other terms obtained from selected manufacturers. Should these relationships terminate, our supply and ability to meet consumer demands will be adversely affected. See "Business-Manufacturing."


WE ARE NOT IN COMPLIANCE WITH OUR MANUFACTURING AND DISTRIBUTION AGREEMENT WITH ONE OF OUR PRIMARY SUPPLIERS.


         For the year ended December 31, 1999 purchases of enzogenol pursuant to our manufacturing and distribution agreement with ENZO Nutraceuticals, Inc. accounted for 24% of our purchases and 27% of our sales. We are not in compliance with the minimum purchase requirements or payment terms set forth in the agreement. If the manufacturing and distribution agreement is terminated, there would be a material adverse effect on our business. See "Business-Manufacturing."


WE FACE SIGNIFICANT COMPETITION FROM MORE ESTABLISHED COMPANIES.

         The sales of vitamin, mineral and other alternative health care related products are highly competitive, and we expect competitive pressures to continue. In the vitamin and mineral supplement line, we compete on a regional basis directly with specialty health retailers and also with mass merchandisers such as drug stores and supermarkets. Many of our competitors are larger and have greater resources than us. Our future performance will be subject to a number of factors beyond our control, including any future economic downturns and any cyclical variations in the retail market for vitamin, mineral and other alternative health care related products, as well as the publication of positive or negative product safety and efficacy studies by the U.S. Department of Health and Human Services and other health and medical authorities.


         We also compete intensely with other network marketing companies in the recruitment of associates, of which there are many such companies. Some of the largest of these are Nutrition for Life International, Inc., Nature's Sunshine, Inc., Herbalife International, Inc., Amway and Rexall Sundown, Inc. Each of these companies is substantially larger than us and has significantly greater financial and personnel resources. See "Business-Competition."

WE DEPEND ON OUR PRESIDENT AND OTHER MANAGEMENT PERSONNEL TO OPERATE AND GROW.

         We believe the efforts of our executive officers and other management personnel, including Robert L. Richards, our president and Chief Executive Officer are essential to our operations and growth. The loss of the services of Mr. Richards and others would materially adversely affect us. We do not carry key-man life insurance on any such individuals. See "Management."


REGULATORY CHANGES MAY IMPOSE SIGNIFICANT RESTRICTIONS AND ADDITIONAL COSTS OR OTHER BURDENS ON OUR BUSINESS.

         The processing, formulation, packaging, labeling and advertising of our alternative health care products is subject to regulation by one or more federal agencies, including the FDA, the Federal Trade Commission (the "FTC"), the Consumer Product Safety Commission and the United States Department of Agriculture and the Environmental Protection Agency. These activities are also regulated by various agencies of the states and localities. The FDA, in particular, regulates the advertising, labeling and sales of vitamin and mineral supplements if the FDA believes they are unapproved drugs or food additives rather than food supplements. Compliance with the rules and regulations of such agencies is complex and entails continued diligence. In addition, the Compliance Policy Guide issued by the FDA establishes the manner in which homeopathic drugs are regulated. The Compliance Policy Guide provides that homeopathic drugs may only contain ingredients that are generally recognized as homeopathic. Compliance with the Compliance Policy Guide requires detailed scrutiny and diligence.

         Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes. Such schemes, often referred to as "pyramid" or "chain sales" schemes, often promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products.


         We cannot determine the effect that future governmental regulations or administrative orders may have on our business. Moreover, governmental regulations in countries where we plan to commence or expand operations may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to us has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of associates and, consequently, on our possible future sales and earnings. See "Business-Government Regulation."


WE ARE SUBJECT TO FEDERAL, STATE AND FOREIGN TAXES.

         We are subject to federal and state taxation in the United States. In addition, each of our subsidiaries are subject to taxation in the country in which they operate. We will in all likelihood be eligible for foreign tax credits in the United States for the amount of foreign taxes actually paid in a given period. In the event that our operations in high tax jurisdictions such as Trinidad and Tobago grow disproportionately to the rest of our operations, we may be unable to fully utilize our foreign tax credits in the United States, which could, accordingly, result in us paying a higher overall effective tax rate on our worldwide operations.

         Because we operate outside of the United States, we are subject to the jurisdiction of the relevant foreign tax authorities. In addition to closely monitoring our locally based income, these tax authorities regulate and restrict various corporate transactions, including intercompany transfers. We cannot assure you that our organizational structures will not be challenged by foreign tax authorities or that such challenges will not have a material adverse effect on our business or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

WE MAY BE MATERIALLY AND ADVERSELY AFFECTED BY ECONOMIC, POLITICAL AND SOCIAL CONDITIONS IN THE COUNTRIES IN WHICH WE OPERATE.

         A change in policies by any government in our markets and proposed markets, could adversely affect our future operations through, among other things, changes in laws, rules or regulations, confiscatory taxation, restrictions on currency conversion, currency repatriation or imports, or the expropriation of private enterprises. This could be especially true in the event of a change in leadership, social or political disruption or upheaval, or unforeseen circumstances affecting economic, political or social conditions or policies. We cannot assure you that such activities, or other similar activities in such markets, will not result in passage of legislation or the enactment of policies which could materially adversely affect our operations. In addition, our ability to expand our current operations into new markets will directly depend on our ability to secure the requisite government approvals and comply with the local government regulations. See "Business-Marketing and Distribution."


WE MAY BE ADVERSELY AFFECTED BY FLUCTUATIONS IN EXCHANGE RATE.


         Our foreign-derived sales are converted to U.S. dollars for reporting purposes. Consequently, our reported earnings are significantly impacted by changes in currency exchange rates, generally increasing with a weakening dollar and decreasing with a strengthening dollar. Given the uncertainty of the extent of exchange rate fluctuations, we cannot estimate the effect of these fluctuations on our future business, product pricing, results of operations or financial condition. However, because our revenue is realized in local currencies and the majority of our cost of sales is incurred in U.S. dollars, our gross profits are positively affected by a weakening in the U.S. dollar and will be negatively affected by a strengthening in the U.S. dollar. We cannot assure you that any of the foregoing currency risks will not have a material adverse effect upon our results from operations or financial condition. Fluctuations in currency exchange rates, particularly those caused by an increase in the value of the United States dollar, could have a material adverse effect on our financial position, results of operations and cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."


WE ARE DEPENDENT UPON OUR INDEPENDENT ASSOCIATES.


         We distribute a line of our products exclusively through independent associates. Associate agreements are voluntarily terminable by the associates at any time. Our revenue is directly dependent upon the efforts of these independent associates, and any growth in future sales volume will require an increase in the productivity of these associates and/or growth in the total number of associates. As is typical in the direct selling industry, there is turnover in associates from year to year, which requires the sponsoring and training of new associates by existing associates to maintain or increase the overall associate force and motivate new and existing associates. There may be seasonal decreases in associate sponsoring and product sales in some of the countries in which we operate because of local holidays and customary vacation periods. The size of the associate force can also be particularly impacted by general economic and business conditions and a number of intangible factors such as adverse publicity or the public's perception of our products, product ingredients, our associates or direct selling businesses in general. We cannot assure you that the number or productivity of our associates will be sustained at current levels or increased in the future. See "Business-Marketing and Distribution."


WE MAY BE AFFECTED BY ADVERSE PUBLICITY.


         The size of the distribution force and the results of our operations can be particularly impacted by adverse publicity regarding us, or our competitors, including the legality of network marketing, the quality of our products and product ingredients or those of our competitors, regulatory investigations of us or our competitors and their products, associate actions and the public's perception of our associates and direct selling businesses generally. We cannot assure you that such adverse publicity will not have a material adverse effect on our ability to attract and retain customers or associates, or on our results from operations or financial condition generally. See "Business-Marketing and Distribution."



WE MAY LOSE OUR PATENT IF WE DO NOT FULFILL OUR AGREEMENT.

         Global Health acquired Natural Health Laboratories, Inc., which held certain rights under the Natural Relief 1222 trademark. Natural Health Laboratories, Inc. acquired the rights to the patent from Troy Laboratories, Inc. and H. Edward Troy. In April 1998, we agreed to make certain payments to and on behalf of Troy Laboratories, Inc. and H. Edward Troy in relation to the patent in settlement of accrued royalties. We have agreed to pay royalties in connection with the patent equal to 3% of net sales up to $2,000,000, 2% of net sales from $2,000,000 to $4,000,000 and 1% of net sales thereafter. In the event of a default in the payment of royalties or other payments in connection with the agreement, the patent will revert back to the original holders. We cannot assure you that we will be able to make our payments of the royalties. If we do not make such payments, we may lose our patent.


         In addition, we may not be able to defend successfully our legal rights in our trademarks. Our failure to protect our legal rights to our trademarks from improper appropriations or otherwise may have a material adverse effect on our business. See "Business-Product Acquisition and Licensing Agreements."

WE ARE SUBJECT TO OUTSTANDING LITIGATION.

         We are a defendant in certain litigation. In the event that the outcome of any such litigation is adverse to us there would be a material adverse effect on our financial condition. See "Business-Litigation."


OUR INSURANCE MAY NOT BE SUFFICIENT.


         The offering of alternative health care products exposes us to the possibility of personal injury, product or other liability claims. We carry general liability insurance in the amount of $5,000,000 per occurrence limit and $6,000,000 in the aggregate, including product liability insurance. A successful claim against us which exceeds, or is not covered by, our insurance policies could have a material adverse effect on us. In addition, we may be required to expend significant resources and energy in defending against any claims. See "Business-Insurance."


WE DO NOT INTEND TO PAY DIVIDENDS.

         We have not paid any cash dividends on our common stock to date and we do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, future financing arrangements, if any, may preclude or otherwise restrict the payment of dividends. See "Dividend Policy."

OUR COMMON STOCK MAY BE DELISTED FROM TRADING ON NASDAQ.

         The common stock is presently quoted on the Nasdaq SmallCap Market. There are a number of continuing requirements that must be met in order for the common stock to remain eligible for quotation on Nasdaq. The failure to meet Nasdaq's maintenance criteria in the future could result in the delisting of our common stock from Nasdaq. In such event, trading, if any, in the common stock may then continue to be conducted in the non-Nasdaq over-the-counter market. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock. The following table provides the most recent Nasdaq SmallCap guidelines with respect to initial and continued listing.


REQUIREMENTS                                                                           INITIAL LISTING           CONTINUED LISTING
------------                                                                           ---------------           -----------------
Net Tangible Assets(1).................................................                   $ 4,000,000                 $ 2,000,000
                                                                            or                            or
Market Capitalization..................................................                   $50,000,000                 $35,000,000
                                                                            or                            or
Net Income (in latest fiscal year or 2 of last 3 fiscal years).........                   $   750,000                 $   500,000
Public Float (shares)(2)...............................................                     1,000,000                     500,000
Market Value of Public Float...........................................                   $ 5,000,000                 $ 1,000,000
Minimum Bid Price......................................................                   $         4                 $         1
Market Makers..........................................................                             3                           2
Shareholders (round lot holders)(3)....................................                           300                         300
Operating History(4)...................................................                        1 year                         N/A
                                                                            or
Market Capitalization..................................................                   $50,000,000
Corporate Governance...................................................                           Yes                         Yes

-----------


1. For initial or continued listing, a company must satisfy one of the following to be in compliance: the net tangible assets requirement, (net tangible assets means total assets, excluding goodwill, minus total liabilities) the market capitalization requirement or the net income requirement.

2. Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10 percent of the total shares outstanding.


3.       Round lot holders are considered holders of 100 shares or more.

4. If operating history is less than 1 year, initial listing requires market capitalization of at least $50 million.

         In addition, if the common stock were delisted from trading on Nasdaq and the trading price of the common stock were less than $5.00 per share, trading in the common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with the penny stock market. These rules impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special determination of the transactions' suitability for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in penny stocks, which could reduce the liquidity of the shares of common stock and thereby have a material adverse effect on the trading market for the securities. See "Market for Common Equity and Related Stockholder Matters."


THE EXISTENCE OF PREFERRED STOCK MAY PREVENT A CHANGE IN CONTROL.

         Our Articles of Incorporation authorize the issuance of 1,500,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors are empowered, without shareholder approval, to issue preferred stock with dividends, liquidation, conversion, voting or other rights which could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the relative voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the company. See "Description of Securities-Preferred Stock."

THE CONVERSION OF CONVERTIBLE PREFERRED STOCK AND PROMISSORY NOTES MAY EFFECT OUR MARKET PRICE.

         The exact number of shares of common stock issuable upon conversion of our convertible preferred stock in the aggregate face amount of $5,163,695 will vary inversely with the market price of our common stock. The holders of common stock may be materially diluted by conversion of the shares of convertible preferred stock depending on the future market price of the common stock. The shares of convertible preferred stock are generally convertible into common stock based upon the lower of the (i) closing bid price on Nasdaq of the shares of our common stock on the date of issuance or (ii) the average of the closing bid price for a fixed period preceding notice of conversion by the securityholders at a discount. The issuance of shares of common stock issuable upon the conversion of the shares of convertible preferred stock could result in immediate and significant dilution. See "Description of Securities-Preferred Stock."


SALES, OR THE EXPECTATION OF SALES, OF SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK AFTER THIS OFFERING COULD DECREASE OUR STOCK PRICE.


         After this offering, 2,413,504 shares will become eligible for resale by our current stockholders. Additional shares of common stock are reserved for issuance pursuant to our outstanding options, warrants and conversion rights may also become eligible for resale. See "Shares Eligible for Future Sale."


OUR SHARE PRICE MAY BE VERY VOLATILE IN THE FUTURE.

         You may not be able to resell your shares at or above the price paid for the shares due to a number of factors, including:

         -        actual or anticipated fluctuations in our operating results;

         - changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

         -        increased competition;

         - the operating and stock price performance of other comparable companies; and

         -        general stock market or economic conditions.

         In addition, the stock market in general has experienced volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of the common stock regardless of our actual operating performance. See "Market for Common Equity and Related Stockholder Matters."


PROVISIONS OF LAW MAY PREVENT TAKE-OVERS OF NATURAL HEALTH TRENDS AND DEPRESS THE PRICE OF OUR SHARES.

         Certain provisions of Florida law could make it more difficult for a third party to acquire or discourage a third party from attempting to acquire, control of Natural Health Trends Corp. Such provisions, which are summarized below under "Description of Securities" could limit the price that investors might be willing to pay in the future for the common stock because they believe our management can defeat a take-over of us that could be beneficial to non-management stockholders. See "Description of Securities-Articles and Bylaws."

INDEMNIFICATION AND LIMITATION OF LIABILITY OF OUR OFFICERS AND DIRECTORS MAY INSULATE THEM FROM ACCOUNTABILITY TO STOCKHOLDERS AT SUBSTANTIAL COST TO US.

         Our articles of incorporation and by-laws include provisions whereby our officers and directors are to be indemnified against liabilities to the fullest extent permissible under Florida law. Our articles of incorporation also limits a director's liability for monetary damages for breach of fiduciary duty, including gross negligence. In addition, we have agreed to advance the legal expenses of our officers and directors who are required to defend against claims. These provisions and agreements may have the effect of reducing the likelihood of suits against directors and officers even though such suits, if successful, might benefit us and our stockholders. Furthermore, a stockholder's investment in Natural Health Trends may be adversely affected if we pay the cost of settlement and damage awards against directors and officers. See "Description of Securities-Indemnification of Officers and Directors."


FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS MAY PROVE TO BE MATERIALLY INACCURATE.

         This prospectus contains forward-looking statements that involve risks and uncertainties. The words "anticipate," "estimate," "expect," "will," "could," "may" and similar words are intended to identify forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described above and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Since this Prospectus relates to the offering of shares by the selling securityholders, we will not receive any proceeds from the sales of the shares of common stock offered hereby. See "Selling Securityholders."

                                 CAPITALIZATION

         The following table sets forth the actual capitalization of Natural Health Trends as of December 31, 1999.

Capital lease obligations, net of current portion ..................................................        $     53,158
                                                                                                            ------------
Stockholders' equity:
Preferred Stock, $1,000 par value; 1,500,000 shares authorized; 5,164 shares issued and ............           5,163,695
   outstanding:
Common Stock, $.001 par value: 50,000,000 shares authorized; 7,989,847 shares issued and ...........               7,990
   outstanding:
Additional paid-in capital .........................................................................          21,443,914
Accumulated deficit ................................................................................         (23,165,664)
Deferred compensation ..............................................................................            (666,000)
                                                                                                            ------------
Total stockholders' equity .........................................................................           2,783,935
                                                                                                            ------------

Total capitalization ...............................................................................        $  2,837,093
                                                                                                            ============

                      MARKET FOR COMMON EQUITY AND RELATED
                              STOCKHOLDERS MATTERS


         The common stock is quoted on the Nasdaq SmallCap Market under the symbol "NHTC." The following table sets forth the range of high and low closing sale prices as reported by The Nasdaq SmallCap Market for the common stock for the quarters indicated.


                                                                    HIGH        LOW
                                                                   -------     ------
                                                                     COMMON STOCK
                                                                   ------------------
1997
First Quarter...............................................       $100.00     $40.00
Second Quarter..............................................         90.00      35.00
Third Quarter...............................................         40.00       8.75
Fourth Quarter..............................................         10.00       1.25

1998
First Quarter...............................................          5.00       1.88
Second Quarter..............................................          3.75        .56
Third Quarter...............................................          2.13        .78
Fourth Quarter..............................................          4.00       1.91

1999
First Quarter...............................................          5.63       3.56
Second Quarter..............................................          4.34       3.31
Third Quarter...............................................          4.25       2.47
Fourth Quarter..............................................          2.93       1.75

2000
First Quarter...............................................          2.00       1.22



HOLDERS


         As of January 22, 1999, we had approximately 192 record holders of its common stock, and as of January 22, 1999, 1,669 beneficial holders of its common stock.

                             SELECTED FINANCIAL DATA

         The following selected consolidated statements of operations data for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 and the selected consolidated balance sheet data at December 31, 1999, 1998, 1997, 1996, and 1995, are derived from the financial statements of Natural Health Trends included elsewhere herein, which statements have been audited by Feldman Sherb Horowitz & Co., P.C., independent auditors, whose report thereon is included elsewhere in this prospectus. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Natural Health Trends, including the related notes thereto, appearing elsewhere in this Prospectus.

                                                                                 YEARS ENDED DECEMBER 31,
                                                          ------------------------------------------------------------------------
                                                              1999           1998           1997           1996           1995
                                                          ------------   ------------   ------------   ------------   ------------

CONSOLIDATED STATEMENTS OF
   OPERATIONS DATA:
Revenues ..............................................   $ 15,269,631   $  1,191,120   $  1,133,726   $         --   $         --
Cost of sales .........................................      4,267,045        454,370        375,034             --             --
                                                          ------------   ------------   ------------   ------------   ------------
Gross profit ..........................................     11,002,586        736,750        758,692             --             --
Distributor commissions ...............................      7,229,758             --             --             --             --
Selling, general and
   administrative expenses ............................     10,889,998      3,277,047      4,194,044        232,371        149,675
                                                          ------------   ------------   ------------   ------------   ------------
Operating loss ........................................     (7,117,170)    (2,540,297)    (3,435,352)      (232,371)      (149,675)
Minority interest in loss of
   subsidiaries .......................................         89,756             --             --             --             --
Gain on dissolution ...................................        200,000             --             --             --             --
Other expense .........................................        (67,180)            --             --             --             --
Interest expense (net) ................................       (663,289)      (199,757)      (868,721)       (32,209)           (Y)
                                                          ------------   ------------   ------------   ------------   ------------
Loss from continuing operations .......................     (7,557,883)    (2,740,054)    (4,304,073)      (264,580)      (149,675)
Gain (loss) from discontinued
   operations .........................................        304,593        (86,234)    (2,919,208)      (707,408)    (1,789,194)
Gain (loss) on disposal ...............................             --        722,640       (501,839)        82,450            (Y)
                                                          ------------   ------------   ------------   ------------   ------------

Gain (loss) from discontinued
   operations .........................................        304,593        636,406     (3,421,047)      (624,958)    (1,789,194)
                                                          ------------   ------------   ------------   ------------   ------------
Loss before extraordinary gain ........................     (7,253,290)    (2,103,648)    (7,725,120)      (889,538)    (1,938,869)
Extraordinary gain-forgiveness
   of debt ............................................             --        815,636            (Y)            (Y)            (Y)
                                                          ------------   ------------   ------------   ------------   ------------
Net loss ..............................................     (7,253,290)    (1,288,012)    (7,725,120)      (889,538)    (1,938,869)
Preferred stock dividends .............................      1,542,590      2,011,905        733,333             --             --
                                                          ------------   ------------   ------------   ------------   ------------
Net loss to common stockholders .......................   $ (8,795,880)  $ (3,299,917)  $ (8,458,453)  $   (889,538)  $ (1,938,869)
                                                          ============   ============   ============   ============   ============

Basic and diluted income (loss) per common share:
Continuing operations .................................   $      (1.26)  $      (2.15)  $     (11.60)  $      (0.94)  $      (0.65)
Discontinued operations ...............................           0.04           0.29          (7.88)         (2.23)         (7.78)
Extraordinary gain ....................................             --           0.37            (Y)            (Y)            (Y)
                                                          ------------   ------------   ------------   ------------   ------------
Net loss ..............................................   $      (1.22)  $      (1.49)  $     (19.48)  $      (3.17)  $      (8.43)
                                                          ============   ============   ============   ============   ============
Basic and diluted weighted
   average common shares
   outstanding ........................................      7,233,297      2,210,458        434,265        280,350        230,120
                                                          ============   ============   ============   ============   ============


                                                                                   DECEMBER 31,
                                              -----------------------------------------------------------------------------------
                                                   1999              1998              1997              1996             1995
                                              ------------      ------------      ------------      ------------     ------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficit) ...............     $ (6,445,055)     $ (2,016,734)     $ (4,647,844)     $    517,323     $  1,087,726
Inventories .............................     $    847,212      $    314,367      $    719,726      $         --     $    124,887
Total assets ............................     $ 11,253,899      $  6,852,716      $  8,865,335      $    417,323     $  1,957,573
Current liabilities .....................     $  8,416,806      $  2,898,022      $  5,607,038      $         --     $    869,847
Long-term debt ..........................     $     53,158      $         --      $    171,875      $         --     $     27,303
Common stock subject to put .............     $         --      $    380,000      $    380,000      $    380,000     $         --
Stockholders' equity ....................     $  2,783,935      $  3,574,694      $  2,395,515      $  6,205,927     $  2,151,214

                            PRO FORMA FINANCIAL DATA

         Set forth below is certain selected unaudited summary pro forma combined financial data for Natural Health Trends Corp. for the periods and as of the dates, indicated. The summary pro forma combined selected financial data for Natural Health Trends for the years ended December 31, 1999 and 1998 is based on our historical financial statements and has been prepared to illustrate the effects on such historical financial data of the Kaire acquisition which occurred during February 1999 is presented as if this transaction had occurred as of January 1, 1998 with respect to the statement of operations. The Kaire acquisition is reflected using the purchase method of accounting for business combinations. The historical pro forma combined selected financial data for the years ended December 31, 1999 and 1998 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The pro forma combined selected financial data is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if this transaction had been effected on the dates indicated. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Financial Data" and the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

PRO FORMA COMBINED STATEMENT OF OPERATIONS:

                                                                     FOR THE YEAR ENDED DECEMBER 31, 1998
                                                      ----------------------------------------------------------------------
                                                      NATURAL HEALTH         KAIRE                                COMBINED
                                                       TRENDS CORP.    INTERNATIONAL, INC.    ADJUSTMENTS         PRO FORMA
                                                      --------------   -------------------   ------------       ------------
Revenues .........................................     $  1,191,120      $ 26,175,710        $         --       $ 27,366,830
Cost of sales ....................................          454,370         6,250,433                  --          6,704,803
                                                       ------------      ------------        ------------       ------------
Gross profit .....................................          736,750        19,925,277                  --         20,662,027
Distributor commissions ..........................               --        13,537,777                  --         13,537,777
Selling, general and administrative
   expenses ......................................        3,277,047        10,155,191             575,495         14,007,733
Interest expense, (net) ..........................          199,757           939,930                  --          1,139,687
                                                       ------------      ------------        ------------       ------------
Loss from continuing operations ..................       (2,740,054)       (4,707,621)           (575,495)        (8,023,170)
Preferred stock dividends ........................        2,011,905               (Y)             396,069          2,407,974
                                                       ------------      ------------        ------------       ------------
Loss to common stockholders ......................     $ (4,751,959)     $ (4,707,621)       $   (971,564)      $(10,431,144)
                                                       ============      ============        ============       ============

Basic and diluted loss per common share ..........     $      (2.15)                                            $      (4.72)
                                                       ============                                             ============
Basic and diluted weighted average common
   shares outstanding ............................        2,210,458                                                2,210,458
                                                       ============                                             ============

                                                                     FOR THE YEAR ENDED DECEMBER 31, 1999
                                                 --------------------------------------------------------------------------------
                                                 NATURAL HEALTH           KAIRE                                        COMBINED
                                                  TRENDS CORP.    INTERNATIONAL, INC.(3)         ADJUSTMENTS            PRO FORMA
                                                 --------------   ----------------------         ------------         ------------
Revenues ....................................     $ 15,269,631          $  2,303,006             $         --         $ 17,572,637
Cost of sales ...............................        4,267,045               426,219                       --            4,693,264
                                                  ------------          ------------             ------------         ------------
Gross profit ................................       11,002,586             1,876,787                       --           12,879,373
Distributor commissions .....................        7,229,758             1,145,149                       --            8,374,907
Write-down of patent and ....................        3,166,841                    --                       (Y)           3,166,841
   goodwill
Selling, general and administrative .........        7,723,157               866,724                  123,132            8,713,013
   expenses
Interest expense, (net) .....................          586,589                    (Y)                      (Y)            (586,589)
                                                  ------------          ------------             ------------         ------------

Loss from continuing operations .............       (7,557,883)             (135,086)                (123,132)          (7,816,101)
Preferred stock dividends ...................        1,542,590                    (Y)                   1,556            1,544,146
                                                  ------------          ------------             ------------         ------------
Loss to common stockholders .................     $ (9,100,473)         $   (135,086)            $   (124,688)        $ (9,360,247)
                                                  ============          ============             ============         ============

Basic and diluted loss per common
   share ....................................     $      (1.22)                                                       $      (1.43)
                                                  ============                                                        ============
Basic and diluted weighted average
common shares outstanding ...................        7,233,297                                                           7,233,297
                                                  ============                                                        ============

-----------

(1) To reflect the amortization of goodwill and customer list incurred through the Kaire acquisition over a period of 15 and 10 years, respectively.

(2) To reflect imputed and accrued dividends on preferred stock issued in the Kaire acquisition.


(3) To reflect the operations of Kaire International, Inc. from January 1, 1999 to February 19, 1999.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS



OVERVIEW


         Prior to August 1997, Natural Health Trends' operations consisted of the operation of natural health care centers and vocational schools. Upon the acquisition of Global Health on July 23, 1997, Natural Health Trends commenced marketing and distributing a line of natural, over-the-counter homeopathic pharmaceutical products. In February 1999, Natural Health Trends acquired substantially all of the assets of Kaire International, Inc. and commenced marketing and distributing a line of natural, herbal based dietary supplements and personal care products through an established network marketing system. We discontinued the operations of the natural health care centers during the third quarter of 1997 and sold the vocational schools in August 1998. During most of the year ended December 31, 1997, our ongoing lines of business were not in operation, not having been acquired until July 1997 and February 1999.

         In December 1999, we foreclosed on a $4,764,000 demand secured promissory note held by us against Global Health. Among other rights, we received all rights relating to Natural Relief 1222 and the Ellon brand name. We plan to use our resources for the development of other less capital intensive distribution channels such as network marketing through Kaire Nutraceuticals, institutional sales and licensing agreements. As a result of a working capital deficit of Global Health of approximately $2,090,000 as of December 31, 1999, we are considering filing a petition for Global Health for protection from creditors under the bankruptcy laws. However, we are presently attempting to achieve settlements with our creditors and we are considering discontinuing the operations of Global Health. In the event that we are unable to achieve satisfactory settlements with our creditors and we file a petition for protection from creditors under the bankruptcy laws, there could be a material adverse effect on our financial condition.



RESULTS OF OPERATIONS


YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

Revenues

         Revenues for the year ended December 31, 1999 were approximately $15,270,000 as compared to revenues for the year ended December 31, 1998 of approximately $1,191,000, an increase of approximately $14,079,000 or 1,282.1%. Sales for the year ended December 31, 1998 were primarily from Global Health. The increase in sales is primarily attributable to Kaire Nutraceuticals' sales of approximately $14,401,000 which commenced on February 19, 1999. Global Health's revenues declined approximately $132,000 or 13.2% during the year ended December 31, 1999 as compared to the year ended December 31, 1998 due to a change in the marketing approach used by Natural Health Trends to a less capital intensive method.

Cost of Sales

         Cost of sales for the year ended December 31, 1999 was approximately $4,267,045 or 27.9% of revenues. Cost of sales for the year ended December 31, 1998 was $454,000 or 38.1% of revenues. The total cost of sales increased by approximately $3,813,000 or 839.9% of which approximately $3,938,000 was attributable to the Kaire Nutraceuticals and its related operations. The decrease in the cost of sales as a percentage of revenues is also attributable to the effect of Kaire Nutraceuticals' sales due to the different pricing structure associated with Kaire Nutraceuticals' sales distribution channel.

Gross Profit

         Gross profit increased from approximately $737,000 in the year ended December 31, 1998 to approximately $11,003,000 in the year ended December 31, 1999. The increase was approximately $10,266,000 or 1,357.3%. The increase was attributable to Kaire Nutraceuticals' gross profit.

Commissions

         Distributor commissions were approximately $7,230,000 or 47.3% of revenues in the year ended December 31, 1999 attributable to Kaire Nutraceuticals' marketing system.

Selling, General and Administrative Expenses

         Selling, general and administrative costs increased from approximately $3,277,000 or 275.1% of revenues in the year ended December 31, 1998 to approximately $7,723,000 or 50.6% of revenues in the year ended December 31, 1999, an increase of approximately $4,446,000 or 135.7% which is attributable to Kaire Nutraceuticals' operations.

Write-down of Patents and Goodwill

         For the year ended December 31, 1999 we wrote down our patents and goodwill by $3,167,000.

Loss from Operations

         Operating losses increased from $2,540,000 in the year ended December 31, 1998 to approximately $7,117,000 in the year ended December 31, 1999 representing a 139.7% increase in the loss or approximately $4,577,000 between comparable periods. This increase is due primarily to larger losses being incurred by Global Health due to reduced revenues without a corresponding reduction in operating expenses.

Interest Expense

         Interest expense was approximately $200,000 or 16.8% of revenues in the year ended December 31, 1998 increased to approximately $663,000 or 4.3% of revenues in the year ended December 31, 1999, a change of approximately $464,000. This increase is primarily due to the beneficial conversion feature of certain debt instruments.

Income Taxes

         Income tax benefits were not reflected in either period. The anticipated benefits of utilizing net operating losses against future profits was not recognized in the years ended December 31, 1999 or 1998 under the provisions of Financial Standards Board Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes), utilizing its loss carry forwards as a component of income tax expense. A valuation allowance equal to the net deferred tax asset has been recorded, as management of Natural Health Trends has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

Net Loss from Continuing Operations

         Net loss from continuing operations was approximately $7,558,000 in the year ended December 31, 1999 or 49.5% of revenues as compared to approximately $2,740,000 or 230.0% of revenues in the year ended December 31, 1998.

Discontinued Operations

         In February, 1998, Natural Health Trends closed the natural health care center in Pompano Beach, Florida. The anticipated gain on this discontinued operation was reflected in the years ended December 31, 1999 and 1998, respectively.

Gain on Forgiveness of Debt

         During the year ended December 31, 1998, Natural Health Trends realized a $816,000 gain on the work-out of various debt and payables of Global Health.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

Revenues

         Total revenues for continuing operations for the year ended December 31, 1998 were $1,191,120, as compared to revenues of $1,133,726 for the year ended December 31, 1997, an increase of 5.1%. Although revenues increased during the year ended December 31, 1998, the revenues for the year ended December 31, 1998 reflect operations for a full year. However, the revenues for the year ended December 31, 1997, reflect operations for five months. On an annualized basis revenues decreased by 57%. Management believes that the decrease in revenues is primarily attributable to a decrease in the sale of Natural Relief 1222 to mass market retailers and major drug chains. Management believes that such decrease is due to a decrease in spending on marketing and advertising as a result of management's decision to pursue less capital intensive channels of distribution.

Cost of Sales

         Cost of sales for the year ended December 31, 1998 were $454,370 (38.1% of revenues), as compared to $375,034 (33.1% of revenues) for the year ended December 31, 1997. Gross profit for the year ended December 31, 1998 was $736,750 (61.9% as a percentage of revenues) as compared to $758,692 (66.9% as a percentage of revenues) for the year ended December 31, 1997. Management believes that the decrease in gross profit as a percentage of revenues is primarily attributable to a write-down of $75,000 for obsolete inventory for the year ended December 31, 1998.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses for the year ended December 31, 1998 were $3,277,047, as compared to $4,194,044 for the year ended December 31, 1997, a decrease of 21.9%. Management believes that the decrease in selling, general and administrative expenses is primarily attributable to reduced spending on advertising and promotion. Advertising and promotion expenses were $1,771,095 for the year ended December 31, 1997 as compared to $692,344 for the year ended December 31, 1998.

Interest Expense

         Interest expense for the year ended December 31, 1998 was $199,757 as compared to $868,721 for the year ended December 31, 1997. Excluding the amortization of notes payable discount (related to Natural Health Trends' convertible debentures) which amounted to $433,333 for the year ended December 31, 1997, interest expense decreased by 54.1%. Management believes that the decrease in interest expense is primarily attributable to the conversion of convertible debentures during the fourth quarter of the year ended December 31, 1998 and the first quarter of the year ended December 31, 1997.

Discontinued Operations

         In October 1997, we closed our natural health care center in Boca Raton, Florida. In February 1998, we sold our remaining natural health care center in Pompano Beach, Florida. The anticipated losses on these discontinued operations were reflected in the year ended December 31, 1997. In August 1998, we sold our three vocational schools and certain related businesses, recognizing a gain of $1,424,379 from the sale. In November 1998, we sold an office building which previously accommodated our corporate headquarters and one of our vocational schools, realizing an estimated loss of $829,000 which was reflected in the quarter ended September 30, 1998.

Gain on Forgiveness of Debt

         During the year ended December 1998, we realized a gain of $815,636 on the work-out of various debt and trade payables.


LIQUIDITY AND CAPITAL RESOURCES


         We have funded our working capital and capital expenditure requirements primarily from cash provided through borrowings from institutions and individuals, and from the sale of our securities in private placements. Our other ongoing source of cash receipts has been from the sale of Global Health's and Kaire Nutraceuticals' products.

         In February 1998, we issued $300,000 face amount of Series B Preferred Stock, net of expenses of $38,500. The Series B Preferred Stock has been converted into 541,330 shares of common stock.

         In April 1998, we issued $4,000,000 face amount of Series C Preferred Stock, net of expenses of $492,500 from the proceeds raised, we paid $2,500,000 to retire $1,568,407 face value of Series A Preferred Stock outstanding. The Series C Preferred Stock has been converted into 3,608,296 shares of common stock.

         In July 1998, we issued $75,000 face amount of Series D Preferred Stock, which was redeemed in August 1998 for $91,291.

         In August 1998, we issued $1,650,000 face amount of Series E Preferred Stock, net of expenses of $210,500. The Series E Preferred Stock pays dividends of 10% per annum and is convertible into shares of common stock at the lower of the closing bid price on the date of issue or 75% of the market value of the common stock. In September 1999, $610,000 of face amount of Series E Preferred Stock was converted into 603,130 shares of common stock.

         In August 1998, we sold our three vocational schools and certain related businesses for $1,778,333 and other consideration. From the proceeds from the sale of the schools, we paid $1,030,309 to retire the remaining $631,593 face value of Series A Preferred Stock then outstanding, and $91,291 to redeem all of the Series D Preferred Stock outstanding. The remaining proceeds were used to pay down payables.

         In March and April 1999, we issued $1,400,000 of Series H Preferred Stock. The Series H Preferred Stock pays dividends of 10% per annum and is convertible into shares of common stock at the lower of the closing bid price on the date of issue or 75% of the market value of the common stock.

         In June 1999, we borrowed $100,000 from Domain Investments, Inc. The loan bears interest at 10% per annum and is payable on demand. The note is convertible into shares of common stock at a discount equal to 60% of the average closing bid price of the common stock on the three days preceding notice of conversion.

         In July 1999, we borrowed $50,000 from H. Newcomb Eldredge and issued a nine month secured promissory note bearing interest at the rate of 14% per annum, but in no event shall the interest payable be less than $5,000. In November 1999, the note to H. Newcomb Eldredge was repaid in full with interest.

         In July 1999, we borrowed $50,000 from Capital Development S.A. and issued a nine month secured promissory note bearing interest at the rate of 14% per annum, but in no event shall the interest payable be less than $5,000. In November 1999, the note was repaid in full with interest.

         In July and August 1999 we borrowed $150,000 from Filin Corporation, and issued a secured promissory note due on the earlier of 60 days from the date of issuance or upon the sale of our securities resulting in gross proceeds of at least $5,000,000 and bearing interest at the rate of 10% per annum, but in no event less than $12,000. In October 1999 we amended the promissory note to provide that the note is payable upon demand and is convertible into shares of common stock at a discount equal to 60% of the average closing bid price of the common stock on the three days preceding notice of conversion.

         In October 1999, we borrowed $100,000 from Domain Investments, Inc. The loan bears interest at 10% per annum and is payable on demand. The note is convertible into shares of common stock at a discount equal to 60% of the average closing bid price of the common stock on the three days preceding notice of conversion.

         In November 1999, we borrowed $70,000 from Domain Investments, Inc. The loan bears interest at 10% per annum and is payable on demand. The note is convertible into shares of common stock at a discount equal to 60% of the average closing bid price of the common stock on the three days preceding notice of conversion. This note was repaid with interest in March 2000.

         During 1999, we have not made our payroll tax deposits with the Internal Revenue Service and the various state taxing authorities on a timely basis. The Company has filed all required payroll tax returns and is currently negotiating a payment plan with the IRS. As of December 31, 1999, we owed approximately $668,400 of delinquent payroll tax liabilities including interest and penalties. Our failure to pay our delinquent payroll tax liabilities could result in tax liens being filed by various taxing authorities.

         During 1999, we did not make our sales tax deposits with the various sales tax authorities on a timely basis. We have filed all required returns. As of December 31, 1999, we owed approximately $189,900 in current and delinquent sales taxes which is included in other current liabilities. Our failure to pay our delinquent sales taxes could result in tax liens being filed by various taxing authorities.

         In March 2000, we sold 1,000 shares of Series J Preferred Stock with a stated value of $1,000 per share realizing net proceeds of $1,000,000. The preferred stock pays a dividend at the rate of 10% per annum. The preferred stock and the accrued dividends thereon are convertible into shares of our common stock at a conversion price equal to the lower of the closing bid price on the date of issuance or 70% of the average closing bid price of the common stock for the lowest three trading days during the twenty day period immediately preceding the date on which we receive notice of conversion from a holder. In connection with the offering of the Series J Preferred Stock, we issued warrants to purchase 141,907 shares of common stock at an exercise price of $1.41.

         At December 31, 1999, our ratio of current assets to current liabilities was .23 to 1.0 and we had a working capital deficit of approximately $6,455,000.

         Cash used in operations for the period ended December 31, 1999 was approximately $715,000. Cash used by investing activities during the period was approximately $1,677,000, which primarily relates to the Kaire acquisition and computer upgrades at Kaire. Cash provided by financing activities during the period was approximately $2,532,000, primarily from the issuance of preferred stock of approximately $3,724,000 and partially offset by the redemption of preferred stock of approximately $1,552,000. Total cash increased by approximately $140,000 during the period.

Our independent auditors' report on our consolidated financial statements stated as of December 31, 1999 due to net losses and a working capital deficit, there is substantial doubt about our ability to continue as a going concern. We require additional financing to continue operations of which there can be no assurance. Management has revised its business plan of marketing development and support for Global Health's products, licensing rights to sell its products. We believe that we will require approximately $1,500,000, primarily to finance operations for the next 12 months. We intend to raise such additional financing through additional debt and equity financings, of which there can be no assurance and for which there are no commitments or definitive agreements. As of December 31, 1999, Global Health owed approximately $2,090,000 to creditors and had a working capital deficit of approximately $2,090,000. We have not reached satisfactory settlements with Global Health's creditors and we have ceased the operation of Global Health and may file for protection from creditors under the bankruptcy laws. There can be no assurance that we will be able to achieve satisfactory settlements with our creditors or secure such additional financing. Our failure to achieve satisfactory settlements with our creditors and secure additional financing would have a material adverse effect on our business, prospects, financial conditions and results of operations and we may have to curtail or cease operations.

                                    BUSINESS

         Natural Health Trends Corp. is a corporation which develops and operates businesses, in one business segment, to promote human wellness. Through Kaire Nutraceuticals, Inc., our wholly-owned subsidiary, we utilize a network of independent associates to offer a line of approximately 60 products.


ACQUISITION OF SUBSTANTIALLY ALL OF THE ASSETS OF KAIRE INTERNATIONAL, INC.


         In February 1999, our newly formed, wholly-owned subsidiary, Kaire Nutraceuticals, Inc., acquired substantially all of the assets of Kaire International, Inc. including, but not limited to, the names "Kaire," "Kaire International, Inc." and all variations and any other product name and all other registered or unregistered trademarks, tradenames, service marks, patents, logos, and copyrights of Kaire International, Inc. all accounts receivable, contractual rights and product formulations to any and all products of Kaire International, Inc., product inventory, "800" and other "toll-free" telephone numbers, product supply contracts (including, but not limited to, its Enzogenol(TM)product), independent associate lists, and shares of capital stock owned by Kaire International, Inc. in each of its wholly-owned and/or partially owned subsidiaries including, but not limited to, Kaire New Zealand Ltd., Kaire Australia Pty Ltd., Kaire Trinidad, Ltd. and Kaire Europe Ltd. (but excluding Kaire Korea Ltd.). We subsequently ceased operations of Kaire Europe in March 2000.

         In exchange for the Kaire assets, we issued (i) to Kaire International, Inc., $2,800,000 aggregate stated value of Series F Preferred Stock; (ii) to two creditors of Kaire International, Inc., $350,000 aggregate stated value of Series G Preferred Stock; and (iii) to Kaire International, Inc., five-year warrants to purchase 200,000 shares of our common stock exercisable at $4.06 per share. In addition, Kaire Nutraceuticals has agreed to make certain payments to Kaire International, Inc. each year for a period of five years (the "Kaire Nutraceuticals Net Income Payments") commencing with the year ending December 31, 1999, to be determined as follows:


         (i) 25% of the net income of Kaire Nutraceuticals if the net sales of Kaire Nutraceuticals in any such year are between $1 and $10,000,000;

         (ii) 33% of Kaire Nutraceuticals' net income if its net sales are between $10,000,000 and $15,000,000;

         (iii) 40% of Kaire Nutraceuticals' net income if its net sales are between $15,000,000 and $40,000,000; and

         (iv) 50% of Kaire Nutraceuticals' net income if its net sales are in excess of $40,000,000.


         The Kaire Nutraceuticals Net Income Payments shall be reduced on a dollar-for-dollar basis to the extent of (A) all indebtedness of Kaire International, Inc. assumed by Kaire Nutraceuticals; (B) all other direct and/or indirect costs or expenses assumed and/or otherwise incurred by us, or resulting from, Kaire International, Inc. including, but not limited to, litigation costs, payments of sales or other taxes, expenses of officers of Kaire International, Inc., and other payments or expenses resulting directly and/or indirectly from the acquisition of the Kaire assets; and (C) any reasonable inter-company obligations resulting from third party payments made by us on behalf of (or allocable proportionately to) Kaire Nutraceuticals by us that resulted from the acquisition of the Kaire assets. In addition, all amounts set-off against Kaire Nutraceuticals Net Income Payments are cumulative and, if not set-off in the year they are paid (or incurred) because Kaire Nutraceuticals did not have a sufficient amount of Net Income (or for any reason), such set-off amounts shall accrue and be used as a set-off in the earliest possible year or years.

         In connection with the Kaire acquisition, Kaire Nutraceuticals assumed certain specified liabilities of Kaire International, Inc. including: (i) approximately $475,000 owed to MW International Inc.; (ii) approximately $50,000 owed to Manhattan Drug Company; (iii) approximately $120,000 in the aggregate owed to Robert L. Richards and Mark Woodburn (both officers and directors of Kaire International, Inc.); (iv) up to approximately $120,000 in unpaid payroll taxes of Kaire International, Inc.; and (v) up to $180,000 owed to STAR Financial Bank.

         In addition, Kaire Nutraceuticals has agreed to indemnify certain officers of Kaire International against all amounts paid following the acquisition of the Kaire assets by such persons resulting from unpaid sales taxes accrued by Kaire International prior to the closing date of the Kaire acquisition.

         In connection with the Kaire acquisition, we retained BLH, Inc. as a consultant. In accordance with the terms of the consulting agreement, BLH was to identify companies which we could effect a business combination. BLH introduced Kaire International to us. Pursuant to the terms of the consulting agreement, BLH, Inc. earned a fee of approximately $430,000 in connection with the Kaire acquisition which was paid in February, 1999 by issuing 516 shares of Series I Preferred Stock. The Series I Preferred Stock was converted into 160,104 shares of common stock during July 1999.


INDUSTRY OVERVIEW

         NATURAL HEALTH PRODUCTS


         We believe that the market for natural products and supplements is being driven by information in the mass media which continues to highlight problems with the American diet; the fact that American consumers are becoming increasingly disenchanted with and skeptical about many conventional medical approaches to disease treatment; growing consumer interest in and acceptance of natural and alternative therapies and products; and, finally, recent clarifications and changes of food and drug laws that have eased significantly the regulatory burdens associated with the introduction and sale of dietary supplements.

         We believe that public awareness of the positive effects of nutritional supplements and natural remedies on health has been heightened by widely publicized reports and medical research findings indicating a correlation between the consumption and use of a wide variety of nutrients and natural remedies and the reduced incidence of certain diseases.

         We believe, although there can be no assurance, that the aging of the United States population, together with an increased focus on preventative and alternative health care measures, will continue to fuel increased demand for certain nutritional supplement products and natural remedies. Management also believes that the continuing shift to managed healthcare delivery systems will place greater emphasis on disease prevention and health maintenance, areas with which natural health products are most identified.


         With respect to the distribution of natural health products, while distribution through small to large sized natural and health food stores remains significant, the bulk of the growth is found in the mass merchandisers and health food chains such as General Nutrition Centers which now represent the majority of sales, and represent the fastest growing channels of distribution.

         DIRECT SELLING


         According to The Direct Selling Association, network marketing is one of the fastest growing segments for the distribution of products. The Direct Selling Association reports that worldwide, over 17.5 million individuals are now involved in direct selling (of which network marketing is a major segment) and that those involved in direct selling generate $80 billion in annual sales around the world. Network marketing sales in the United States are estimated to be approximately $23 billion annually.

         Currently, we have associates in all fifty states, the District of Columbia, Puerto Rico, Guam, Canada, Australia, New Zealand and Trinidad and Tobago. Management believes that significant market potential exists for its products in international markets, and it is our intention to explore expansion into Japan, Hong Kong, Taiwan, India and the Philippines. Statistics from the World Federation of Direct Selling Associations as reported in May 1998 indicate that the direct sales market in the foregoing countries amounted to over $37 billion with 6.4 million individuals being involved in some form of direct marketing. This compares to $28.6 billion in sales and 7.2 million individuals involved in the markets currently serviced by us.

PRODUCT LICENSING AGREEMENTS

         We have developed four products under the Natural Relief 1222 brand name. Our initial mass market-oriented product, Natural Relief 1222 Arthritis Relief is a topical, natural, homeopathic medicine. The active ingredients are Bryonia 6X and Rhus Toxicodendron 6X, in a patented base of natural ingredients. This product is intended to be utilized for the temporary relief of minor pains and stiffness of muscles and joints associated with arthritis. Arthritis Relief was introduced in July 1997 through a nationwide television direct response advertising campaign. In December 1997, we introduced three extensions to the Natural Relief 1222 product line-Sports Rub, Wart Remover, and Dermatitis & Eczema Relief. We also introduced Arthritis Relief to the mass consumer distribution channels through a broker network. We obtained distribution of Arthritis Relief in several drug chains. However, due to the capital intensive nature of mass market distribution, we have revised our business plan of marketing and support for our products, decreasing its emphasis on mass market advertising. Instead, we plan to use our resources for the development of other less capital-intensive distribution channels (e.g., network marketing which will be facilitated through Kaire Nutraceuticals).

         In January 2000, we entered into a licensing agreement with GLI, Inc., of which our former president, Joseph Grace, is a principal. We licensed to GLI certain rights to manufacture, distribute and sell the four Natural Relief 1222 products through various distribution channels and the exclusive right to the trademark "Natural Relief 1222". The licensing agreement is for a percentage of GLI's net sales for five years with a minimum royalty guaranteed. After five years, the royalty is reduced to a lower percentage of net sales with no minimum royalty guaranteed. As part of the licensing agreement, GLI agreed to purchase any unused inventory of the product.

         We marketed a line of homeopathic flower remedies under the Ellon trade name, which consists of 38 individual flower remedies and one combination flower remedy, sold as Calming Essence(R). These products are regulated over-the-counter pharmaceuticals which are intended to be utilized for the relief of a range of emotional and psychological stresses. Calming Essence has been sold principally to natural and health food retailers and distributors, and to alternative health care practitioners. We compete in this category with several other established lines of homeopathic flower remedies, including the Bach and Flower Essence Services product lines.

         In February 2000, we entered into a licensing agreement with Ellon Botanicals, Inc. in which we granted to Ellon Botanicals the exclusive license to market and use all patents, service marks, trademarks associated with the Ellon, Calming Essence and ContentMints brand names. The licensing agreement is for a percentage of Ellon Botanicals net sales for a period of four years with a minimum royalty guaranteed. As part of the licensing agreement, Ellon Botanicals agreed to purchase any unused inventory of the product.



PRODUCTS


         Kaire Nutraceuticals develops and distributes, through a network of independent associates, products that are intended to appeal to health-conscious consumers. Current products include health care supplements and personal care products. Kaire Nutraceuticals offers a line of approximately 60 products which it divides into six categories, including, including Energize, Enhance, Optimize, Renew, Restore and Revive.

Energize

         This line is primarily natural stimulants designed to enhance and increase energy levels and endurance both mentally and physically. Products in this category include Ginko Shield, which assists in mental alertness and the circulatory system, Momentum, and RF5, that helps increase and balance energy levels and gives one an overall sense of well-being.

Enhance

         The Enhance product line is designed to support an individual's overall health and includes such products as Immunol, Colloidal Silver Kaire, Colon Complex, Synerzyme, Kavatu, Arthrokaire, Osteo Formula, CPM9, Royal Hawaiian Noni, Slimkaire, and SinusKaire.

         Immunol is a shark liver based capsule which we believe aids in the human immune system. This product is imported exclusively by Kaire Nutraceuticals.

         Colloidal Silverkaire, a solution of silver particles electro-magnetically suspended in deionized water and provides dietary support for the immune system. It is used by individuals for a number of purposes including eye drops, a topical solution, nose drops and a drink.

         A colon-cleansing product, Colon Complex, is for periodic use in cleaning the lower digestive system and Synerzyme, a combination of naturally occurring enzymes and trace minerals to enhance the efficacy of the enzymes, which may assist the body with the breakdown and assimilation of various foods and fats.

         CPM9 includes cetyl-myristoleate, which has been cited as a critical nutrient for chronic pain due to connective tissue disorders. It assists the body in modulating inflammatory response and adding flexibility to affected tissues.

         Noni is derived from a fruit grown only in the Central and South Pacific, and contains high levels of naturally occurring vitamins, minerals, trace elements, enzymes, and phytochemicals. The processing method of flash freezing the fruit and then processing it into capsules retains the high level of nutrients that may be lost through the pasteurization of liquid presentations of this product.

         Slimkaire is a new time-release, thermogenic weight management program with five herbal blends; including a thyroid support blend, that is designed to work as a system to assist weight loss safely while giving the dieter a higher level of energy and maintaining a healthy body. This system concept is based upon a complete program including Kaire Nutraceuticals products, walking or other sensible exercise available to virtually all individuals and sensible permanent eating habits. We believe that our proprietary formula, which has no synthetic stimulant, is superior to competitor blends for the health conscious individual.

         In addition, Kaire Nutraceuticals offers a second thermogenic weight management program, SK II, for individuals seeking a product without Ma huang, (ephedrine).

         Developed exclusively for the Canadian market, Sinuskaire, is a similar formulation to the United States product Slimkaire that also aids in a healthy sinus function.


Optimize

         This category provides for many of the basic vitamins and nutrients, which are missing in the typical adult or child's diet such as Vita/Minkaire, Prokids and MSM Complex.

         In addition, Kaire Nutraceuticals acquired the right to distribute Bio10, an organic live source of all 12 lactobacillus bacteria designed to supplement and maintain optimum health.


Renew

         Renew is a complete line of skin care, hair care and topical analgesic's designed to assist in maintaning a youthful and healthy appearance. Kaire Nutraceutical's products include Isomer (TM) Personal Solutions, Aloe Gel, Kobi, Dermakaire with Pycnogenol (TM), and Dermunol.

         Isomer (TM) is ourline of skin and hair care products and includes 20 different items to appeal to a wide range of consumers, both male and female.

         Kobi combines Australian Aboriginal healing traditions and scientific research with a patented Emu oil to provide temporary relief of minor aches and pains associated with simple strains, sprains and arthritis.

         DermaKaire with Pycnogenol is a mosturizing, whole-leaf Aloe product combined with a powerful antioxidant to maintain healthy-looking skin.


Restore

         Products in this category serve two primary purposes. The first is to provide adaptogens in an efficient medium and the second is to provide a natural relaxant for rest and sleep. Arctic Root is an adaptogen, an herb which works with the body to allow energy to be used by the body as needed as opposed to stimulants and depressants which affect the body's energy as a whole, over a certain period of time. Kavatu combines the extract from the Pacific KavaKava plant with other nutrients to form a product allowing for a more complete rest and sleep without the "hangover" effects of many artificial relaxants and sleep aids. We also market St. John's Wort.

         In addition, Aloe has been studied for a number of years as everything from a topical for skin irritations and sunburn to a supplement for improving the general health of the body. Fruit-N-Aloe is a more palatable form of the Aloe juice as it is mixed with fruit juices to get the Aloe benefits without the strong taste of AloElite, a more concentrated form of the Aloe juice.


Revive

         This line is primarily nutritional supplements based on antioxidants including Maritime Prime and EnzoKaire Complete. Most of the products are based on exclusive formulations in several combinations containing natural products including Pycnogenol, Enzogenol(TM) and Arctic Root. Products containing Pycnogenol have not been approved for direct importation into Australia. Maritime Plus is not available in Canada due to Canadian regulations on the ascorbate that is contained in this product.

         Pycnogenol, is believed to be highly bioavailable and retained in the body for several days. Antioxidants have been shown to be effective in fighting the effects of oxidation on the body. Oxidation is the same process that causes metals to rust and apples to turn brown. Free radicals, which are molecules damaged by oxidation, are being studied as the causes of various infirmities in humans. A free radical is an unstable oxygen molecule seeking, at the molecular level, to pair up with an electron. Free radicals can be created in the atmosphere by the exposure of oxygen to sunlight and pollution. Free radicals can also be created by natural metabolic processes. Antioxidants are molecules which can combine with and, as a result, neutralize free radicals.

         DHEA is a hormonal product which replaces the same hormone in the body. Research shows that as a person matures their body generates diminishing amounts of DHEA. According to a number of research studies, DHEA is the hormone which allows the body to know its energy level.

         In December 1999, we acquired the distribution rights to HIM and HER, gender-specific, anti-aging formulas designed to compliment the complete Kaire Nutraceuticals product line.

New Product Development


         Additional products being considered in these areas are additional antioxidants, anti-aging, weight management, and energy products. In addition to the introduction of single products, Kaire Nutraceuticals is also focusing on promoting groups of products to be taken in conjunction with each other to address specific needs (such as weight loss, stress, daily wellness, etc.) that an individual may have.

         Kaire Nutraceuticals intends to seek to identify, develop and introduce innovative, effective and safe products. Management believes that its ability to introduce new products increases its associates' visibility and competitiveness in the marketplace.

         Kaire Nutraceuticals maintains its own product review and evaluation staff but relies upon independent research, vendor research departments, research consultants and others for product research, development and formulation services.


Product Warranties and Returns


         Kaire Nutraceuticals' product warranties and policy regarding returns of products are similar to those of other companies in its industry. If a consumer who enrolled with Kaire subsequent to July 1, 1999, for any of Kaire Nutraceuticals' products is not satisfied with the product, she/he may return it to the associate from whom the purchase was made, within 90 days of enrollment. The associate is required to refund the purchase price to the consumer. The associate may then return the unused portion of the product to Kaire Nutraceuticals for an exchange of equal value. If an associate requests a refund in lieu of an exchange, a check or credit is issued. All associates enrolled with Kaire prior to July 1, 1999 may return products for exchange or refund within 30 days from the date of purchase. All products are warranted against defect by the manufacturer of those products.


Manufacturing

         We do not intend to develop our own manufacturing capabilities since management believes that the availability of manufacturing services from third parties on a contract basis is adequate to meet our needs. We have utilized a number of manufacturers who have sufficient manufacturing capacity to meet our anticipated production needs.

         Kaire Nutraceuticals currently purchases all of its vitamins, nutritional supplements and all other products and ingredients from parties that manufacture such products to Kaire Nutraceuticals' specifications and standards. All nutritional supplements, raw materials and finished products are subject to sample testing, weight testing and purity testing by independent laboratories. Our products are manufactured to our specifications in facilities in compliance with Federal Good Manufacturing Practice regulations. The products are shipped from an independent distribution center located in Texas.

         Except for an agreement with Enzo Nutraceuticals, Inc., we have no existing contractual commitments or other arrangements for the future manufacture of our products. Rather, we place orders for component or finished goods manufacturing services as required based upon price quotations and other terms obtained from selected manufacturers. During the year ended December 31, 1999, we purchased amounts of our products from a limited number of vendors. We currently buy all of our Pycnogenol, an important component of our products, from one supplier.


MARKETING AND DISTRIBUTION


         Kaire Nutraceuticals' products are distributed through its network marketing system of associates. Associates are independent contractors who purchase products directly from Kaire Nutraceuticals for resale to retail consumers. Associates may elect to work on a full-time or a part-time basis. Management believes that its network marketing system is well suited to marketing its nutritional supplements and other products because sales of such products are strengthened by ongoing personal contact between retail consumers and associates, many of whom use Kaire Nutraceuticals' products.

         Our goal is to offer distributors a business opportunity that allows the part-time and full-time network marketers to achieve income levels relative to their business practices and sales levels. Distributors have the opportunity to earn immediate, residual, and retirement incomes. Bonuses are paid to qualified distributors based on sales for each month. Rank titles for the distributors are Associate, Broker, Director, Executive, Managing Executive, Senior Executive, and Master Executive. Each increased rank has additional standards to achieve and maintain rank, as well as providing the ability to earn additional bonuses.

         To become an associate, a person must simply sign an agreement to comply with the policies and procedures of Kaire Nutraceuticals. No investment is necessary to become an associate. Kaire Nutraceuticals considers approximately 30,000 of its associates to be "active," that is, an individual associate who has ordered at least $50 of Kaire's products during the preceding 12 month period.

         Kaire Nutraceuticals has sponsored opportunity meetings in various key cities and participates in motivational and training events in its market areas designed to inform prospective and existing associates about Kaire Nutraceuticals' product line and selling techniques. Associates give presentations relating to their experiences with Kaire Nutraceuticals' products and the methods by which they have developed their own organization of associates. Specific selling techniques are explained, and emphasis is placed on the need for consistency in using such techniques. Participants are encouraged to ask questions regarding selling techniques and product developments, to share information with other associates and to develop confidence in selling and goal-setting techniques. Motivation is offered to participants in the form of recognition, gifts, excursions and tours, which are intended to foster an atmosphere of excitement throughout the associate organization. Prospective associates are educated about the structure, dynamics and benefits of Kaire Nutraceuticals' network marketing system.

         Kaire Nutraceuticals continues to develop marketing strategies and programs to motivate associates. These programs are designed to increase associates' monthly product sales and the recruiting of new associates. An example of these programs is the Kaire AutoShip Program.

         Under the Kaire AutoShip Program, an associate may enroll in a minimum ordering program to maintain eligibility for performance bonuses. Minimum orders ranging from $50 to $550 per month are automatically placed by credit card or autodraft. The associate also gets preferred pricing, no minimum purchase requirement (once they have a qualifying select order set up), exclusive access to some product introductions, and discounts on Kaire Nutraceuticals' sponsored events.


         As part of Kaire Nutraceuticals' maintenance of constant communication with its associate network, Kaire Nutraceuticals offers the following support programs to its associates:


Touchtalk and Faxback


         An automated telephone system that associates can call 24 hours a day to place orders, receive reports on the sales activity of their organization and listen to selected messages on special offers, marketing program updates, product information, and similar information. Certain information is also available via facsimile to the associate.

24 Hour Teleconference


         A weekly teleconference on various subjects such as technical product discussions, associate organization building and management techniques. An associate can listen to any of the last four weekly teleconferences.


Internet


         Kaire Nutraceuticals maintains a web-site at http:\www.kaireint.com. There, the user can read news letters, learn more about products, place an order or sign up to be an associate. In addition, associates can send messages and orders to Kaire Nutraceuticals e-mail address of kaireint.com. This allows associates to potentially be able to sponsor associates and order products 24 hours a day.


Product Literature


         Kaire Nutraceuticals produces for its associates color catalogs and brochures displaying and describing Kaire Nutraceuticals' products.


Toll Free Access


         A toll free number is available to place orders, sponsor new associates, and for consumer support.


Broadcast Fax/Broadcast E-mail


         Kaire Nutraceuticals' announcements and product specials are automatically sent via facsimile and/or e-mail to associates who have requested this service.


Markets

         Kaire Nutraceuticals has operations in the United States, Canada, Australia and New Zealand and Trinidad and Tobago.


         Upon deciding to enter a new market, Kaire Nutraceuticals hires local counsel to assist ensuring that Kaire Nutraceuticals' network marketing system and products comply with all applicable regulations and that Kaire Nutraceuticals' profits may be expatriated. In addition, local counsel assists in establishing favorable relations in the new market area by acting as liaison between Kaire Nutraceuticals and local regulatory authorities, public officials and business people. Local counsel also is responsible for explaining Kaire Nutraceuticals' products and product ingredients to appropriate regulators and, when necessary, will arrange for local technicians to conduct any required ingredient analysis tests of Kaire Nutraceuticals' products.

         If regulatory approval is required in a foreign market, Kaire Nutraceuticals' local counsel interfaces with local regulatory agencies to confirm that all of the ingredients of Kaire Nutraceuticals' products are permissible within the new market. During the regulatory compliance process, Kaire Nutraceuticals may alter the formulation, packaging or labeling of its products to conform to applicable regulations as well as local variations in customs and consumer habits, and Kaire Nutraceuticals may modify certain aspects of its network marketing system as necessary to comply with applicable regulations.

         Following completion of the regulatory compliance phase, Kaire Nutraceuticals undertakes the steps necessary to meet the operational requirements of the new market. Kaire Nutraceuticals then initiates plans to satisfy inventory, distribution, personnel and transportation requirements of the new market, and modifies its associate training materials as may be necessary to be suitable for the new market.

COMPETITION


         Kaire Nutraceuticals competes with many companies which market and sell products similar to our own products. It also competes intensely with other network marketing companies in the recruitment of associates.


         There are many network marketing companies with which Kaire Nutraceuticals competes for associates. Some of the largest of these are Nutrition for Life International, Inc., Nature's Sunshine, Inc., Herbalife International, Inc., Amway and Rexall Sundown, Inc. Each of these companies is substantially larger than Kaire Nutraceuticals and has significantly greater financial and personnel resources than Kaire Nutraceuticals. Kaire Nutraceuticals competes for associates by means of its marketing program that includes its commission structure, training and support services, and other benefits.

         Not all competitors market all types of products marketed by Kaire Nutraceuticals, and some competitors market products and services in addition to those marketed by Kaire Nutraceuticals. For example, some competitors are known for and are identified with sales of herbal formulations, some are known for and are identified with sales of household cleaning and personal care products, and others are known for and are identified with sales of nutritional and dietary supplements. Kaire Nutraceuticals' principal methods of competition for the sale of products are its responsiveness to changes in consumer preferences and its commitment to quality, purity, and safety.

GOVERNMENT REGULATION


     The Company's president and chief executive officer believe that all of its existing products are homeopathic medicines which do not require governmental approvals prior to marketing in the United States. The processing, formulation, packaging, labeling and advertising of such products, however, are subject to regulation by one or more federal agencies including the FDA, the Federal Trade Commission, the Consumer Products Safety Commission, the Department of Agriculture, the Department of Alcohol, Tobacco and Firearms and the Environmental Protection Agency. The Company's activities are also subject to regulation by various agencies of the states and localities in which its products are sold. In addition, the sale of the Company's products by distributors in foreign markets are subject to regulation and oversight by various federal, state and local agencies in those markets.


     The FDA traditionally has been the main agency regulating the types of products sold by homeopathic and natural over-the-counter pharmaceutical firms. Official legal recognition of homeopathic drugs in the United States dates to the Federal Food, Drug and Cosmetic Act of 1938. The Food Drug and Cosmetic Act provides that the term "drug" includes articles recognized in the official Homeopathic Pharmacopoeia of the United States. The Food Drug and Cosmetic Act further recognizes the separate nature of homeopathic drugs from traditional, allopathic drugs by providing that whenever a drug is recognized in both the U.S. Pharmacopoeia and the Homeopathic Pharmacopoeia, it shall be subject to the requirements of the U.S. Pharmacopoeia unless it is labeled and offered for sale as a homeopathic drug, in which case it shall be subject to the provisions of the Homeopathic Pharmacopoeia and not to those of the U.S. Pharmacopoeia.


     In 1988, the FDA issued a Compliance Policy Guide that formally established the manner in which homeopathic drugs are regulated. The Compliance Policy Guide provides that homeopathic drugs may only contain ingredients that are generally recognized as homeopathic. Such recognition is most often obtained via the publication of a monograph in the Homeopathic Pharmacopoeia. The FDA has also noted that a product's compliance with a Homeopathic Pharmacopoeia monograph system does not necessarily mean that it has been shown to be safe and effective. According to the Compliance Policy Guide, and consistent with established FDA principles regarding allopathic drugs, a homeopathic drug may only be marketed without a prescription if it is intended solely for self-limiting disease conditions amenable to self-diagnosis and treatment. Other homeopathic drugs must be marketed as prescription products. In addition, if a Homeopathic Pharmacopoeia monograph states that a drug should only be available on a prescription basis, this criteria will apply even if the drug is intended for a self limiting condition. The Compliance Policy Guide provides that the FDA's general allopathic drug labeling requirements are also applicable to homeopathic drugs. All firms that manufacture, prepare, compound, or otherwise process homeopathic drugs must register their drug establishments with the FDA and must also "list" their drugs with the agency. Homeopathic drugs must also be manufactured in conformance with "current good manufacturing practices." In addition, homeopathic drugs are exempt from FDA's requirements for expiration date labeling.


     The Homeopathic Pharmacopoeia is updated regularly. The Homeopathic Pharmacopoeia was initially published by the Committee on Pharmacy of the American Institute of Homeopathy and is currently published by the Homeopathic Pharmacopoeia Convention of the United States, a private, non-profit entity organized exclusively for charitable, educational, and scientific activities. The Homeopathic Pharmacopoeia is an official publication that is cited in the Federal Food and Drug Laws and Compliance Policy Guide. The Homeopathic Pharmacopoeia contains hundreds of monographs for homeopathic ingredients that have been found by the Homeopathic Pharmacopoeia Convention to be both safe and effective. The Homeopathic Pharmacopoeia also contains general standards for the preparation of homeopathic drugs.

     Based on information provided by the Company's president, in November 1991, the FDA issued proposed regulations designed to, among other things, amend its food labeling regulations. The proposed regulations met with substantial opposition. In October 1994, the "Dietary Supplement Health and Education Act of 1994" ("DSHEA") was enacted. Section 11 of the Dietary Supplement Law provided that the advance notice of proposed rule making by the FDA concerning dietary supplements was null and void. FDA regulations that became effective on June 1, 1994 require standard format nutrition labeling on dietary supplements. However, because the new Dietary Supplement Law also addresses labeling of dietary supplements, the FDA indicated that it would not enforce its labeling regulations until January 1, 1998.

     Based on information provided by the Company's president, in January 2000, the FDA issued a final ruling, effective February 7, 2000, related to structure/function statements that may be claimed on dietary supplement product labels. The rule provides for clarification of when a structure/function claim may be made without prior FDA approval and when a claim constitutes disease related claims. The final rule provides for the adoption of previously issued language by the Nutrition Labeling and Education Act ("NLEA") for `disease or health related conditions' and among other things allows for express and implied disease claims to be made through the name of a product, through a statement about the formulation of a product, or through the use of pictures, vignettes, or symbols. The finalized rule now interprets DSHEA to permit structure/function claims for the effects of "natural states" or common conditions associated with natural states and may include such phrases as "maintains a healthy circulatory system". In addition, the FDA acknowledged permissible statements for minor pain, calming, upset stomach, etc., but not tied to any particular condition or symptom.

     The Company's president believes that the above finalized rule loosens the restrictions on its labeling of products regarding dietary supplements and structure/function claims provided that any such statements by the Company does not suggest that the supplement is intended to augment or replace a specific prescription drug or therapy for a disease.


     Kaire Nutraceuticals is unaware of any legal actions pending or threatened by the FDA or any other governmental authority against Kaire Nutraceuticals.


     Certain ingredients utilized in the Company's weight management products, primarily ephedrine, are increasingly subject to regulations being promulgated by various state agencies. These regulations generally limit the amount of the ingredient or require a conspicuous warning labels be affixed to each product. In addition, certain states have prohibited the sale of ephedrine based products to minors or at all. The can be no assurances that the Company will not be subject to additional regulation on its weight management product line.

     Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as "pyramid" or "chain sales" schemes, that promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products.

     Based on research conducted in opening its existing markets the nature and scope of inquiries from government regulatory authorities and the Company's history of operations in such markets to date, the Company's president believes that its method of distribution is in compliance in all material respects with the laws and regulations relating to direct selling activities of the countries in which Kaire Nutraceuticals currently operates. Even though the Company's president believes that laws governing direct selling are generally becoming more permissive, many countries currently have laws in place that would prohibit Kaire Nutraceuticals from conducting business in such markets. There can be no assurance that Kaire Nutraceuticals will be allowed to continue to conduct business in each of its existing markets that it currently services or any new market it may enter in the future.

     The Company's president believes that Kaire Nutraceuticals is in material compliance with all regulations applicable to it. Despite this belief, the Company may be found not to be in material compliance with existing regulations as a result of, among other things, the considerable interpretative and enforcement discretion given to regulators or misconduct by associates. There can be no assurances that the Company will not be subject to inquiries and regulatory investigations or disputes and the effects of any adverse publicity resulting therefrom. Any assertion or determination that the Company or any of its associates are not in compliance with existing laws or regulations could have a material adverse effect on the Company' business and results of operations. In addition, in any country or jurisdiction, the adoption of new laws or regulations or changes in the interpretation of existing laws or regulations could generate negative publicity and/or have a material adverse effect on the Company' business and results of operations. The Company cannot determine the effect, if any, that future governmental regulations or administrative orders may have on the Company's business and results of operations. Moreover, governmental regulations in countries where the Company may commence or expand its operations may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to the Company, has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of associates and consequently, on the Company's sales and earnings.


EMPLOYEES


         As of March 31, 2000, we had 30 full time employees and 2 part time employees of which 13 were involved in sales and marketing, 8 in administration and finance and 11 in operations. None of our employees are represented by a union, and we believe that our employee relations are good.


INSURANCE


         We carry general liability insurance in the amount of $5,000,000 per occurrence and $6,000,000 in the aggregate including product liability insurance. There can be no assurance, however, that our insurance will be sufficient to cover potential claims or that an adequate level of coverage will be available in the future at a reasonable cost, if at all. A successful claim could have a material adverse effect on us.


PATENTS AND TRADEMARKS


         We have a United States Patent covering the use of certain inactive botanical ingredients as a base for several of its Natural Relief 1222 products. We have obtained marketing and manufacturing rights to a family of Chinese-origin, patented, natural topical medical products. We have federal trademark registrations for Natural Relief 1222, Ellon, Calming Essence, Contentmints and Mesozoic Minerals. We also have trademark registrations for Nature's Relief and Nature's Relief 1222 in Canada. Most Kaire Nutraceuticals' products are packaged under Kaire Nutraceuticals' "private label." Kaire Nutraceuticals has registered trademarks with the United States Patent and Trademark Office for its name, logo and various products names. It has applied for trademark registration in several countries outside of those it is currently operating in for its name, logo and various product names.

         Additional trademark registration applications which may be filed by us with the United States Patent and Trademark Office and in other countries may or may not be granted and the breadth or degree of protection of our existing or future trademarks may not be adequate. Moreover, we may not be able to defend successfully any of its legal rights with respect to our present or future trademarks. Our failure to protect our legal rights to our trademarks from improper appropriation or otherwise may have a material adverse effect on our business.


LEASED PROPERTIES


         Kaire Nutraceuticals leases an aggregate of approximately 8,500 square feet of office and warehouse space in an office complex in Longmont, Colorado. The lease term is month to month and the current rate is approximately $93,000 per year. The Australian and New Zealand subsidiaries also lease their office and warehouse facilities of approximately 8,000 square feet for a period of four years at an annual rental of $30,000 and $24,000, respectively. The Trinidad and Tobago office is approximately 1,100 square feet in downtown Port-of-Spain, Trinidad, which lease is for one year with two one-year renewals. We believe that such properties are suitable and adequate for our current operating needs.


LEGAL PROCEEDINGS


         On August 4, 1997 Samantha Haimes brought an action in the Fifteenth Judicial Circuit of Palm Beach County, Florida, against us and National Health Care Centers of America, Inc., our wholly-owned subsidiary. We have have asserted counterclaims against Samantha Haimes and Leonard Haimes. The complaint arises out of the defendant's alleged breach of contract in connection with our natural health care center which was located in Boca Raton, Florida. We are vigorously defending the action. The plaintiff is seeking damages in the amount of approximately $535,000. On September 10, 1997 Rejuvenation Unlimited, Inc and Sam Lilly, Inc. brought an action in the Fifteenth Judicial Circuit of Palm Beach County, Florida, arising out of the Company's alleged breach of contract in connection with the acquisition of the Company's natural health care center which was located in Boca Raton, Florida from the plaintiff. The plaintiff is seeking damages in excess of $15,000. We have agreed to settle such actions for shares of common stock with a fair market value of $325,000, but not less than 125,000 shares of common stock. We are registering the shares of common stock for resale in this offering.


         In Global Health and Ellon, Inc. v. Leslie Kaslof, Ralph Kaslof, and Ellon USA, Inc., pending in the United States District Court for the District of Maine (the "Maine Kaslof Case") claims have been made arising out of the sale of Ellon USA's ("Old Ellon") assets to Global Health's wholly-owned subsidiary, Ellon, Inc. ("New Ellon"). In connection with that sale, Leslie Kaslof and Ralph Kaslof, former shareholders and officers of Old Ellon, entered into employment and consulting agreements with Global Health. Global Health's potential obligation to the Kaslofs under the employment and consulting agreements was approximately $525,000. The complaint in the Maine Kaslof Case seeks a determination that the Kaslofs materially breached their respective obligations under the agreements and that Global Health and New Ellon are excused from further performance thereunder. The complaint includes a breach of fiduciary claim against Ralph Kaslof, as well as a claim to recover approximately $142,000. In a related civil action brought by the Kaslofs and Old Ellon in the United States District Court for the Eastern District of New York (the "New York Kaslof Action"). The Kaslofs have alleged breaches of the purchase and sale agreement, the employment and consulting agreements, and other agreements executed in connection with the sale of Old Ellon's assets. The complaint seeks to recover damages in an unspecified amount, but not less than $1,300,000, costs of court, reasonable attorney fees, and interest. Global Health intends to vigorously defend any and all claims asserted by the Kaslofs and their corporation.


         Inter/Media Time Buying Corp. ("Inter/Media") v. Global Health, et al., which is pending in the United States District Court for the Central District of California (the "Inter/Media Action"), is based on Inter/Media's provision of marketing, media purchasing, and related advertising services to Global Health in connection with Natural Relief 1222. The complaint seeks compensatory damages of $144,500, unstated special damages, attorney fees and costs of court. Global Health answered the complaint, denying all material allegations therein, and asserting a counterclaim arising out of Inter/Media's creation of a defective national direct response campaign which prevented a successful nationwide retail launch for a clinically-proven product. By its counterclaim, which includes claims for breach of contract, negligence, intentional interference with a prospective economic advantage, fraud and intentional misrepresentation, and negligent misrepresentation, Global Health seeks to recover general damages of not less than $6,500,000, special damages, costs of suit, and reasonable attorney fees. Inter/Media has sought an attachment against Global Health's assets for the full amount of its claims. Global is continuing its settlement discussions with Inter/Media.


         In PIC-TV v. Global Health, et al., PIC-TV seeks to recover compensatory damages of not less than $319,656, together with interest and costs of suit, based on the sale of advertising time and sponsorships to Global Health. Global Health has answered the complaint, and is also continuing its settlement discussions with PIC-TV.


         In September 1999 Command Financial Press Corp. commenced an action in the Supreme Court of the State of New York in New York City against us for unpaid invoices for printing services in the amount of approximately $65,000. We are defending this action.


MANAGEMENT INFORMATION SYSTEMS

         Kaire Nutraceuticals maintains a computerized system for processing associate orders and calculating associate commission and bonus payments enabling it to promptly remit payments to associates. Kaire Nutraceuticals believes that prompt remittance of commissions and bonuses is vital to maintaining a motivated network of associates and that associate loyalty has been enhanced by Kaire Nutraceuticals making commission and bonus payments as scheduled.

         Kaire Nutraceuticals' computer system provides each associate a detailed monthly accounting of all sales and recruiting activity in his or her organization. These convenient statements eliminate the need for substantial record keeping on behalf of the associate. As a precaution, duplicate copies of Kaire Nutraceuticals' computer records are transferred daily to an off-site location for safekeeping.

                                   MANAGEMENT

         The following table sets forth certain information concerning our directors and executive officers.


DIRECTORS AND EXECUTIVE OFFICERS


                             NAME                                   AGE                         POSITION
                             ----                                   ---                         --------
Robert L. Richards...........................................       53     President, Chief Executive Officer and Director
Mark D. Woodburn.............................................       29     Chief Financial Officer, Secretary and Treasurer
Martin C. Licht..............................................       57     Director
Dirk D. Goldwasser...........................................       38     Director

         The following is a brief summary of the background of each executive officer and director of us:

         ROBERT L. RICHARDS is the Chief Executive Officer of Kaire Nutraceuticals and became our director in April 1999 and president and chief executive officer of Natural Health Trends in September 1999. He was a co-founder and had been an executive officer and director of Kaire International, Inc. since its inception in 1992.

         MARK D. WOODBURN became the chief financial officer of the company in April, 1999 and secretary in October 1999. He had been a secretary and a director of Kaire International, Inc. from 1992 to the present.

         MARTIN C. LICHT has been a practicing attorney since 1967. Mr. Licht became our director in July 1995.


         DIRK D. GOLDWASSER has been a consultant/trader with Filin Corp. from August 1996 to the present. From June 1994 to July 1996 he was a vice president with Bankers Trust Securities Company. From December 1993 to June 1994 he was an associate with Oppenheimer and Co. From 1988 to December 1993, he was director of sales for Galbreath Asset Advisors/Loews Organization. Mr. Goldwasser became a director in September 1998.



EXECUTIVE COMPENSATION



SUMMARY COMPENSATION TABLE


         The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended December 31, 1998 and 1999 with respect to the following officers of the Company:

                                                                       ANNUAL COMPENSATION (1)
                                                               -----------------------------------------
Robert L. Richards,  President (2)                             1999                              $96,923

Joseph P. Grace, Former President (3)                          1999                              133,333
                                                               1998                              162,500

--------------------------------


(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of each of such individual's total annual salary and bonus.


(2)      Mr. Richards became the Company's President in September 1999.

(3)      Mr. Grace resigned in September 1999.

OPTIONS GRANTS IN LAST FISCAL YEAR.

         We did not grant any options during the fiscal year ended December 31, 1999 to the named executive officers. During the fiscal year ended December 31, 1999, none of the named executive officers exercised any options issued by us.


DIRECTORS' COMPENSATION


         Our directors do not receive any fixed compensation for their services as directors. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with performance of their duties to us. We did not pay our directors any cash or other form of compensation for acting in such capacity, although directors who were also our executive officers received cash compensation for acting in the capacity of executive officers. Mr. Goldwasser received options to purchase 50,000 shares of common stock and Mr. Ellison, a former director, received options to purchase 20,000 shares of common stock during the year ended December 31, 1998 and 20,000 shares of common stock for the year ending December 31, 1999 at an exercise price of $1.00 per share. See "-executive Compensation." No director received any other form of compensation for the fiscal year ended December 31, 1999.


CONSULTING AGREEMENTS


         In October 1999, we entered into a two year consulting agreement with Domain Investments, Inc. pursuant to which Domain Investments Inc. will provide us with financial advisory services relating to mergers and acquisitions and strategic alliances in consideration for the issuance of 95,000 shares of common stock. We are registering the resale of these shares of common stock in this offering.

         In October 1999, we entered into a consulting agreement with Meridian Equities Hong Kong, Ltd. pursuant to which Meridian Equities Hong Kong, Ltd. will negotiate settlements with our creditors in consideration for the issuance of 185,000 shares of common stock. We are registering the resale of these shares of common stock in this offering.


STOCK OPTIONS


         The 1998 Stock Option Plan (the "1998 Plan") provides for the granting of options to key employees, including officers, non-employee directors and consultants of ours and our subsidiaries to purchase up to 200,000 shares of common stock which are intended to qualify either as Incentive Stock Options within the meaning of the Code or as options which are Nonstatutory Stock Options.

         The 1997 Stock Option Plan (the "1997 Plan") provides for the granting of options to key employees, including officers, non-employee directors and consultants of ours and our subsidiaries to purchase up to 75,000 shares of common stock which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), or as options which are not intended to meet the requirements of such section ("Nonstatutory Stock Options").

         We adopted the 1994 Stock Option Plan (the "1994 Plan") under which up to 16,667 options to purchase shares of common stock may be granted to key employees, officers, consultants and members of the Board of Directors. Options granted under the 1994 Plan may be either Incentive Stock Options or Nonstatutory Options.


         The plans are administered by the Board of Directors. Under the plans, the Board of Directors has the authority to determine the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be incentive stock options, the manner of exercise, and the time, manner and form of payment upon exercise of an option.


         Incentive stock options granted under the Plans may not be granted at a price less than the fair market value of the common stock on the date of grant (or less than 110% of fair market value in the case of employees holding 10% or more of our voting stock). Non-qualified stock options may be granted at an exercise price established by the Stock Option Committee selected by the Board of Directors, but may not be less than 85% of fair market value of the shares on the date of grant. Incentive stock options granted under the plans must expire not more than ten years from the date of grant, and not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of our voting stock.

         In April 1999, we granted options to purchase shares of common stock, subject to stockholder approval, to the following individuals at an exercise price of $3.50 per share as a bonus for the year ended December 31, 1998:

PERSON                                                                                                         NUMBER OF OPTIONS
------                                                                                                         -----------------
Joseph P. Grace..........................................................................................                150,000
Dirk Goldwasser..........................................................................................                 50,000
Sir Brian Wolfson........................................................................................                 50,000
Martin C. Licht..........................................................................................                 25,000
Kevin Underwood..........................................................................................                 20,000

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as to the common stock ownership of each of our directors, executive officers, all executive officers and directors as a group, and all persons known by us to be the beneficial owners of more than five percent of our common stock. Unless otherwise noted, all persons named in the table have sole voting and dispositive power with respect to all shares of common stock beneficially owned by them.

                         NAME AND ADDRESS                                NUMBER OF SHARES        BEFORE
                      OF BENEFICIAL OWNER(1)                            BENEFICIALLY OWNED     OFFERING(2)
                      ----------------------                            ------------------     -----------
Martin C. Licht ............................................                  35,300(3)              *
Dirk D. Goldwasser .........................................                  66,125(4)              *
Robert L. Richards .........................................                      --                 *
Mark D. Woodburn ...........................................                      (Y)                *
                                                                              ------
All Executive Officers and Directors (4 persons) ...........                  101,425                *


-----------

         *Owns less than one (1%) percent.


(1) The address of each executive officer and director is c/o us at 380 Lashley St., Longmont, Colorado 80501.

(2) Does not include shares of common stock issuable upon the conversion of our Series E, F, G, H and J Preferred Stock. Pursuant to the terms of the Series E, F, G, H and J Preferred Stock, the holders thereof generally are not entitled to convert such instruments to the extent that such conversion would increase the holders' beneficial ownership of common stock to in excess of 4.9%, except in the event of a mandatory conversion. On the date of a mandatory conversion of the Series E, F, G, H and J Preferred Stock, a change in control of us may occur, based upon the number of shares of common stock issuable.


(3) Includes options to purchase 9,000 shares of Common Stock which are exercisable within 60 days, but does not include options to purchase 16,000 shares of Common Stock which are not exercisable within 60 days.


(4) Includes options to purchase 65,000 shares of Common Stock, but does not include options to purchase 35,000 shares of Common Stock which are not exercisable within 60 days.

                              CERTAIN TRANSACTIONS

         In August 1998, we sold our three vocational schools that we operated as a junior college in Orlando, Pompano Beach and Miami, Florida that offer training and preparation for licensing in therapeutic massage and skin care to Florida College of Natural Health, Inc. Neal R. Heller, our former President, Chief Executive Officer, a principal stockholder and a former director, Elizabeth S. Heller, his wife, our former secretary, a principal stockholder and a former director, and Mr. Arthur Kaiser, a former director of ours, were at the time principal shareholders of Florida College. The purchase price for the schools was $1,778,333 in cash. In addition, Florida College assumed all of the liabilities in connection with the operations of the schools together with additional liabilities in the aggregate amount of approximately $2,559,249. We were not released from such liabilities despite such assumption by Florida College.

         In connection with the sale of the schools, Mr. and Mrs. Heller's employment agreements were canceled, and they each resigned as directors and officers of ours. Mr. and Mrs. Heller also transferred to us 79,175 shares of common stock which were canceled and options to purchase 20,000 shares of common stock.

         Martin C. Licht, a director of Natural Health Trends, was a member of law firms which received $263,221 attributable to 1998 and $79,000 attributable to 1999.

         As of December 31, 1999, we owed approximately $37,000 to Robert L. Richards, the president and a director of us, in connection with liabilities assumed in connection with the Kaire acquisition. In addition we owed two current employees and one former employee approximately $112,000. Mr. Woodburn, our chief financial officer, and Mr. Richards have guaranteed a loan to us in the amount of $87,000 from STAR Financial Bank.

         In January 2000, we entered into a licensing agreement with GLI, Inc., of which our former president, Joseph Grace, is a principal. We licensed to GLI certain rights to manufacture, distribute and sell the four Natural Relief 1222 products through various distribution channels and the exclusive right to the trademark "Natural Relief 1222". The licensing agreement is for a percentage of GLI's net sales for five years with a minimum royalty guaranteed. After five years, the royalty is reduced to a lower percentage of net sales with no minimum royalty guaranteed. As part of the licensing agreement, GLI agreed to purchase any unused inventory of the product.

         We believe that the transactions between us and any of our officers, directors and/or 5% stockholders have been on terms no less favorable to us than could have been obtained from independent third parties. Future transactions, if any, between us and any of its officers, directors and/or 5% stockholders will be on terms no less favorable to us than could be obtained from independent third parties and will be approved by a majority of the independent, disinterested directors. In addition, any forgiveness of indebtedness of officers, directors or 5% stockholders will be approved by a majority of disinterested directors who do not have an interest in the transactions and who have access, at our expense, to counsel.


                            DESCRIPTION OF SECURITIES


GENERAL


         Our total authorized capital stock is 50,000,000 shares of common stock, $.001 par value per share, and 1,500,000 shares of Preferred Stock, $.001 par value per share. As of the date of this Prospectus we had 9,845,770 shares of common stock issued and outstanding, which are held by approximately 1,669 shareholders, excluding shares of common stock issuable upon exercise of outstanding options, warrants and conversion rights.


COMMON STOCK


         Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of the shareholders. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our directors then being elected and holders of the remaining shares by themselves cannot elect any directors. The holders of common stock do not have preemptive rights or rights to convert their common stock into other securities. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock have the right to a ratable portion of the assets remaining after payment of liabilities subject to any superior claims of any shares of Preferred Stock hereafter issued. See "-Preferred Stock." All shares of common stock outstanding and to be outstanding upon completion of the Offering are and will be fully paid and nonassessable.

PREFERRED STOCK


         We are authorized by its Articles of Incorporation to issue a maximum of 1,500,000 shares of Preferred Stock, in one or more Series and containing such rights, privileges and limitations, including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as the Board of Directors may, from time to time, determine.

         The issuance of shares of Preferred Stock pursuant to the Board's authority could decrease the amount of earnings and assets available for distribution to holders of common stock, and otherwise adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of us. We are not required by current Florida Law to seek shareholder approval prior to any issuance of authorized but unissued stock and the Board of Directors does not currently intend to seek shareholder approval prior to any issuance of authorized but unissued shares of Preferred Stock or common stock, unless otherwise required by law.

Series E Preferred Stock

         The Series E Preferred Stock in the face amount of $1,650,000 was issued in a private placement in August 1998 and pays a dividend (provided that we have either sufficient surplus or net profits), at a rate of ten percent of the stated value per annum, payable upon conversion of the shares of Series E Preferred Stock, in cash or in shares of common stock. The shares of Series E Preferred Stock are non-voting prior to conversion, and, subject to certain limitations, are convertible by the holder at any time into shares of common stock of us, at a conversion price per share determined by dividing the stated value by the lower of the closing bid price on the date of issuance or 75% of the average closing bid price of the common stock for the five trading days immediately preceding the date on which we receive notice of conversion from a holder. As of the date of this prospectus, shares of Series E Preferred Stock in the face amount of $610,000 have been converted into 603,130 shares of common stock.

         Except in the case of the automatic conversion 24 months from the date of issuance, the holder of shares of Series E Preferred Stock can convert any portion of such holder's shares of Series E Preferred Stock if such conversion would not increase such holder's beneficial ownership of common stock (other than shares of common stock owned through ownership of the Series E Preferred Stock) to in excess of 4.9%.

         The holder of each share of Series E Preferred Stock is entitled to a payment of 2% of the face amount of the Series E Preferred Stock for each 30 day period after 120 days after the issuance of the Series E Preferred Stock that the registration statement is not effective, payable in cash or shares of common stock at the option of the holder. Shares of Series E Preferred Stock are converted automatically into shares of common stock 24 months from their date of issuance. As of the date of this Prospectus the outstanding shares of Series E Preferred Stock including the accrued interest and penalty charges are convertible into approximately 3,272,000 shares of common stock.

         In connection with the offering of the Series E Preferred Stock, we issued warrants to purchase 300,000 shares of common stock to BLH, Inc. The warrants were exchanged for 185,769 shares in July 1999.

Series F Preferred Stock

         The Series F Preferred Stock in the face amount of $2,800,000 issued to Kaire International, Inc. in connection with the Kaire acquisition pays a dividend (provided we have either sufficient surplus or net profits), at the rate of six percent of the stated value per annum, payable upon conversion of the shares of Series F Preferred Stock, in cash or in shares of common stock. The shares of the Series F Preferred Stock are non-voting prior to conversion, and, subject to certain limitations, are convertible by the holder at any time into shares of our common stock, at a conversion price per share determined by dividing the stated value by 95% of the average closing bid price of the common stock for the three trading days immediately preceding the date on which we receive notice of conversion from a holder. The terms of the Series F Preferred Stock permit us, at any time, on five days prior written notice, to redeem the outstanding Series F Preferred Stock at a redemption price equal to the stated value and the accrued dividends thereon. The shares of common stock issuable upon conversion of the Series F Preferred Stock are subject to a lock-up preventing the sale, pledge, hypothecation or other transfer of such shares, for a period of one year from the closing date of the Kaire acquisition in the case of $1,000,000 aggregate stated value of Series F Preferred Stock, and a lock-up of two years from the closing date of the Kaire acquisition with respect to the remaining $1,800,000 aggregate stated value of Series F Preferred Stock.

Series G Preferred Stock

         The Series G Preferred Stock in the face amount of $350,000 pays a dividend (provided we have either sufficient surplus or net profits), at the rate of 6% of the stated value per annum, payable upon conversion of the shares of Series G Preferred Stock, in cash or in shares of common stock. The shares of the Series G Preferred Stock are non-voting prior to conversion, and, subject to certain limitations, are convertible by the holder at any time into shares of our common stock, at a conversion price per share determined by dividing the stated value by 95% of the average closing bid price of the common stock for three trading days immediately preceding the date on which we receive notice of conversion from a holder. The terms of the Series G Preferred Stock permit us, at any time, on five days prior written notice, to redeem the outstanding Series G Preferred Stock at a redemption price equal to the stated value and the accrued dividends thereon. The shares of common stock underlying the Series G Preferred Stock have been registered for resale. As of the date of this prospectus, the shares of Series G Preferred Stock are convertible into approximately 781,000 shares of common stock.

Series H Preferred Stock

         The Series H Preferred Stock in the face amount of $1,400,000 was issued in a private placement in March and April 1999 and pays a dividend (provided we have either sufficient surplus or net profits), at a rate of 8% of the stated value per annum, payable upon conversion of the shares of Series H Preferred Stock, in cash or in shares of common stock. The shares of Series H Preferred Stock are non-voting prior to conversion, and, subject to certain limitations, are convertible by the holder at any time into shares of common stock of us, at a conversion price per share determined by dividing the lower of the closing bid price on the date of issuance or the stated value by 75% of the average closing bid price of the common stock for the three trading days immediately preceding the date on which we receive notice of conversion from a holder.


         Except in the case of the automatic conversion 24 months from the date of issuance, the shares of Series H Preferred Stock, the holder can convert any portion of such holder's shares of Series H Preferred Stock if such conversion would not increase such holder's beneficial ownership of common stock (other than shares of common stock owned through ownership of the Series H Preferred Stock) to in excess of 4.9%.


         The holder of each share of Series H Preferred Stock is entitled to a payment of 2% of the face amount of the Series H Preferred Stock for each 30 day period after 90 days after the issuance of the Series H Preferred Stock that a registration statement is not declared effective, payable in cash or shares of common stock at the option of the holder. Shares of Series H Preferred Stock are converted automatically into shares of common stock 24 months from their date of issuance. As of the date of this prospectus 785 shares of Series H Preferred Stock in the face amount of approximately $785,000 have been converted into 689,874 shares of common stock. The shares of Series H Preferred Stock outstanding are convertible into approximately 1,640,000 shares of common stock.

Series J Preferred Stock

         The Series J Preferred Stock in the face amount of $1,000,000 was issued in a private placement in March 2000 and pays a dividend (provided we have either sufficient surplus or net profits), at a rate of 10% of the stated value per annum, payable upon conversion of the shares of Series J Preferred Stock, in cash or in shares of common stock. The shares of Series J Preferred Stock are non-voting prior to conversion, and, subject to certain limitations, are convertible by the holder at any time into shares of common stock of us, at a conversion price per share determined by dividing the lower of the closing bid price on the date of issuance or the stated value by 70% of the average closing bid price of the common stock for the three trading days immediately preceding the date on which we receive notice of conversion from a holder.

         Except in the case of the automatic conversion 24 months from the date of issuance, the shares of Series J Preferred Stock, the holder can convert any portion of such holder's shares of Series J Preferred Stock if such conversion would not increase such holder's beneficial ownership of common stock (other than shares of common stock owned through ownership of the Series H Preferred Stock) to in excess of 4.9%.

         The holder of each share of Series J Preferred Stock is entitled to a payment of 2% of the face amount of the Series J Preferred Stock for each 30 day period after 90 days after the issuance of the Series J Preferred Stock that a registration statement is not declared effective, payable in cash or shares of common stock at the option of the holder. Shares of Series J Preferred Stock are converted automatically into shares of common stock 24 months from their date of issuance.

The Kaire Acquisition Warrants

         The warrants issued to Kaire International, Inc. are exercisable for a period of five years from the closing date of the Kaire acquisition into an aggregate of 200,000 shares of common stock at an exercise price of $4.06 per share. The exercise price may be payable at the option of the holder thereof in cash and/or by a cashless exercise based on the difference between the fair market value of the shares of common stock for which the warrants are being exercised, and the exercise price, by delivering to us for cancellation the warrants owned by such holders. The shares of common stock issuable upon exercise of the warrants contain certain "piggyback" registration rights and anti-dilution protection.


TRANSFER AGENT AND REGISTRAR


         We have appointed Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, as our transfer agent and registrar for our common stock and warrants.


INDEMNIFICATION OF OFFICERS AND DIRECTORS


         Our Articles of Incorporation provide that we shall indemnify to the fullest extent permitted by Florida law any person whom we may indemnify thereunder, including directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Articles of Incorporation provides for the elimination, to the extent permitted by Florida law, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors. We carry directors' and officers' liability insurance coverage in the amount of $3 million.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ARTICLES OF INCORPORATION AND BYLAWS


         Pursuant to Florida law, the power to adopt, amend and repeal bylaws is conferred solely upon the shareholders and the board of directors unless the corporation's articles of incorporation reserves the power to amend the bylaws or any part thereof solely to the shareholders. Under our Articles of Incorporation, the Board of Directors retains the power to amend our Bylaws. Such Bylaws provide that each director has one vote on each matter for which directors are entitled to vote. The Articles of Incorporation and/or the Bylaws also provide that (i) from time to time, by resolution, the Board has the power to decrease the number of directors to one and increase the number of directors to up to ten members, provided that no decrease will have the effect of shortening the term of any incumbent director, (ii) the directors will hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified, and (iii) special meetings of shareholders may only be called by the Board of Directors or officers of ours. These provisions, in addition to the existence of authorized but unissued capital stock, may have the effect, either alone or in combination with each other, of making more difficult or discouraging an acquisition of us deemed undesirable by the Board of Directors.


                         SHARES ELIGIBLE FOR FUTURE SALE


         Upon the consummation of this Offering, 10,302,085 shares of Common Stock will be issued and outstanding. In addition to other shares of common stock not held by affiliates, the shares offered hereby will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of us (as defined in Rule 144 promulgated under the Securities Act) will be subject to the resale limitations of Rule 144, as described below.


         The shares of Common Stock outstanding held by affiliates are deemed "restricted securities," as that term is defined under Rule 144, and may only be sold pursuant to an effective registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. Such restricted shares of Common Stock will become eligible for sale, under Rule 144, subject to certain volume and manner of sale limitations prescribed by Rule 144.


         In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an "affiliate" of ours, who has beneficially owned restricted securities for at least one year may sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and availability of current public information about us. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least two years, is entitled to sell such shares under Rule 144(k) without regard to any of the restrictions described above.

                             SELLING SECURITYHOLDERS

    The following table sets forth the name and the number of shares of common stock beneficially owned by each selling securityholder as of May 9, 2000, the number of shares of common stock to be offered by each selling securityholder pursuant to this prospectus and the number of shares to be beneficially owned by each selling securityholder after the offering if all of the shares of common stock offered hereby by such selling securityholder are sold as described herein. Except as noted below, the selling securityholders have not held any position or office with, been employed by, or otherwise had a material relationship with us other than as securityholders of ours subsequent to their respective acquisition of shares of common stock. The shares of common stock are being registered to permit public secondary trading of the shares of common stock, and the securityholders may offer the shares of common stock for resale from time to time. See "Plan of Distribution."

    The shares of common stock being sold by the selling securityholders include the resale of (i) 430,000 shares of common stock, (ii) an aggregate of 120,000 shares of common stock issuable upon the exercise of certain options and warrants and of such presently indeterminate number of shares of common stock as shall be issued in respect of all shares of common stock issuable upon (iii) conversion of convertible notes in the aggregate amount of $350,000. The number of shares of common stock indicated to be issuable in connection with such transactions and offered for resale hereby is an estimate determined in accordance with a formula based on the market prices of the common stock, as described in this prospectus, and is subject to adjustment and could be materially less or more than such estimated amount depending upon factors which cannot be predicted by us at this time.

    In recognition of the fact that selling securityholders may wish to be legally permitted to sell their shares of common stock when they deem appropriate, we have filed with the Commission, under the Securities Act, a Registration Statement, of which this prospectus forms a part, with respect to the resale of the shares from time to time on the Nasdaq SmallCap Market or in privately-negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the shares of common stock are no longer required to be registered for the sale thereof by the selling securityholders.

   We have agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the shares of common stock, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration Statement and prospectus and related exhibits, amendments and supplements thereto and mailing of such items. We will not pay selling commissions and expenses associated with any such sales by the selling securityholders. We have agreed to indemnify the selling securityholders against civil liabilities including liabilities under the Securities Act.

    Except as otherwise indicated, to the knowledge of us, all persons listed below have sole voting and investment power with respect to their securities. The information in the table concerning the selling securityholders who may offer shares of common stock hereunder from time to time is based on information provided to us by such security holders, except for the assumed conversion price of the securities, which is based solely on the assumptions discussed or referenced in the footnotes to the table. Information concerning such selling securityholders may change from time to time and any changes of which we are advised will be set forth in a prospectus supplement to the extent required. See "Plan of Distribution."


                                                            NUMBER OF SHARES OF
                                       NUMBER OF SHARES OF      COMMON STOCK           NUMBER OF SHARES
                                         COMMON STOCK             OFFERED         BENEFICIALLY OWNED AFTER
   NAME OF SELLING SECURITYHOLDER      BENEFICIALLY OWED          HEREBY                  OFFERING
   ------------------------------      ------------------   -------------------   ------------------------
Meridian Equities Hong Kong
  Ltd(1)............................        185,000               185,000                     --
Domain Investments, Inc.(2).........      1,127,189              1,127,189                    --
Samantha Haimes.....................        125,000               125,000                     --
Martin C. Licht(3)..................         25,000                25,000                     --
Filin Corporation(4)................        861,315               861,315                     --
Dirk Goldwasser(5)..................         50,000                50,000                     --
Ralph Ellison(6)....................         40,000                40,000                     --


(1)      Meridian Equities Hong Kong, Ltd. is a consultant for us.

(2)      Domain Investments, Inc. is a consultant for us.

(3) Mr. Licht is a director of ours and a member of Silverman, Collura and Chernis, P.C., counsel to us.

(4) Includes warrants to purchase 30,000 shares of common stock and a convertible note in the aggregate amount of $75,000 convertible at a 60% discount off the market price of our common stock.

(5) Mr. Goldwasser is a director of ours. Includes options to purchase 50,000 shares of common stock.

(6)      Mr. Ellison is a former director of ours.


    The selling securityholders are offering the shares of common stock for their own account, and not for the account of us. We will not receive any proceeds from the sale of the shares of common stock by the selling securityholders.


                              PLAN OF DISTRIBUTION


    The shares of common stock may be sold from time to time by the selling securityholders. Such sales may be made through ordinary brokerage transactions, the over-the-counter market, or otherwise at prices and at terms then prevailing, at prices related to the then current market price or at negotiated prices. The shares of common stock may be sold by any one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker as principal and resale by such broker or dealer for its account,
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In addition, any shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling securityholders and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions received by such broker-dealer, agent or underwriter and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares offered by this prospectus may simultaneously engage in market making activities with respect to the common stock during any applicable "Cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder.

    We have agreed to indemnify the selling securityholders against liabilities incurred by the selling securityholders by reason of misstatements or omissions to state material facts in connection with the statements made in this prospectus and the Registration Statement of which it forms a part. The selling securityholders, in turn, have agreed to indemnify us against liabilities incurred by us by reason of misstatements or omissions to state material facts in connection with statements made in the Registration Statement and prospectus based on information furnished in writing by the selling securityholders. To the extent that such section of the Registration Rights Agreement may purport to provide exculpation from possible liabilities arising under the Federal securities laws, it is the opinion of the Commission that such indemnification is contrary to public policy and unenforceable.



                                  LEGAL MATTERS


         Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for us by Silverman Collura & Chernis, P.C., New York, New York. Martin C. Licht, Esq., a member of such firm, owns 26,300 shares of common stock and options to purchase 9,000 shares of common stock and is a member of the Board of Directors.


                                     EXPERTS


         The consolidated financial statements at December 31, 1999 and 1998 and for the three years ended December 31, 1999, 1998 and 1997 included in this Registration Statement have been audited by Feldman Sherb Horowitz & Co., P.C., independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Their report contains an explanatory paragraph regarding our ability to continue as a going concern.

         The consolidated financial statements of Kaire International, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996 have been included herein and in the Registration Statement in reliance upon the report of BDO Seidman, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in auditing and accounting. Their report contains an explanatory paragraph regarding Kaire International, Inc.'s ability to continue as a going concern.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


         We have filed our Form S-1 registration statement with the SEC. This prospectus does not contain all the information set forth in the registration statement. You'll find additional information about us and our common stock in the registration statement. For example, in this prospectus we have summarized or referred to some contracts, agreements, and other documents that have been filed as exhibits to the registration statement. The registration statement, including its exhibits and schedules, may be inspected without charge at the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from that office, upon payment of the applicable fees. The registration statement, including its exhibits and schedules, are also available on the SEC's website at www.sec.gov.

         We are subject to the information requirements of the Securities Exchange Act of 1934, and accordingly will file reports, proxy statements, and other information with the SEC. These materials can be inspected and copies at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can be obtain from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Some information about us is also available on the SEC's website at www.sec.gov.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

                                                                 PAGE
                                                                 ----

Independent Auditors' Report....................................  F-2
Consolidated Balance Sheets.....................................  F-3
Consolidated Statements of Operations...........................  F-4
Consolidated Statements of Stockholders' Equity.................  F-5
Consolidated Statements of Cash Flows...........................  F-6
Notes to Consolidated Financial Statements......................  F-8 - 24

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Natural Health Trends Corp. and Subsidiaries
New York, New York

         We have audited the accompanying consolidated balance sheets of Natural Health Trends Corp. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, the financial position of Natural Health Trends Corp. and Subsidiaries as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999, 1998 and 1997, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses in each of the last three fiscal years and as more fully described in Note 2, the Company anticipates that additional funding will be necessary to sustain the Company's operations through the fiscal year ending December 31, 2000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                       /s/ Feldman Sherb Horowitz & Co., P.C.
                                       Certified Public Accountants

New York, New York
March 10, 2000

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                                     December 31,
                                                                            -------------------------------
                                                                                1999              1998
                                                                            ------------       ------------
    ASSETS
Current Assets
   Cash...............................................................      $    434,063       $    294,220
   Restricted cash....................................................           152,505                 --
   Account receivables................................................           407,490             19,331
   Inventory..........................................................           847,212            314,367
   Due from affiliate.................................................                --            250,000
   Prepaid expenses and other current asset...........................           120,481              3,370
                                                                            ------------       ------------
                            Total Current Assets......................         1,961,751            881,288

   Property and Equipment, net........................................           567,065             78,436
   Long Term Prepaids.................................................            54,228            498,125
   Patents and Customer Lists.........................................         7,912,594          4,415,049
   Goodwill...........................................................           682,654            829,468
   Deposits and Other Assets..........................................            75,607            150,350
                                                                            ------------       ------------

                                Total Assets..........................      $ 11,253,899       $  6,852,716
                                                                            ============       ============

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Checks written in excess of deposits...............................      $    556,884       $         --
   Accounts payable...................................................         4,511,772          1,685,313
   Accrued expenses...................................................           404,458            139,566
   Accrued bonus payable..............................................           472,503                 --
   Payroll taxes payable..............................................           668,390                 --
   Accrued expenses for discontinued operations.......................                --            314,593
   Notes payable......................................................           854,684            314,684
   Current portion of capital lease obligations.......................            75,995                 --
   Notes payable related parties......................................           112,363                 --
   Accrued consulting contract........................................                --            405,385
   Other current liabilities..........................................           231,926             38,481
   Deferred revenue...................................................           527,831                 --
                                                                            ------------       ------------
                         Total Current Liabilities....................         8,416,806          2,898,022

   Capital Lease Obligations, net of current portion..................            53,158                 --
                                                                            ------------       ------------
                             Total Liabilities........................         8,469,964          2,898,022

Common Stock Subject to Put...........................................                --            380,000

Stockholders' Equity:
   Preferred Stock, $.001 par value; 1,500,000 shares authorized;
   5,164, and 1,650 shares issued and outstanding.....................         5,163,695          1,650,000
   Common Stock, $.001 par value; 50,000,000 shares authorized;
   7,989,847 and 6,220,331 shares issued and outstanding..............             7,990              6,221
   Additional Paid in Capital.........................................        21,443,914         16,668,257
   Accumulated Deficit................................................       (23,165,664)       (14,369,784)
   Deferred Compensation..............................................          (666,000)                --
   Common Stock subject to put........................................                --           (380,000)
                                                                            ------------       ------------
                         Total Stockholders' Equity...................         2,783,935          3,574,694
                                                                            ------------       ------------

   Total Liabilities and Stockholders' Equity.........................      $ 11,253,899       $  6,852,716
                                                                            ============       ============

                 See Notes to Consolidated Financial Statements

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                           Year Ended December 31,
                                                             --------------------------------------------------
                                                                 1999               1998               1997
                                                             ------------       ------------       ------------
Revenues..................................................   $ 15,269,631       $  1,191,120       $  1,133,726
Cost of sales.............................................      4,267,045            454,370            375,034
                                                             ------------       ------------       ------------
Gross profit..............................................     11,002,586            736,750            758,692

Distributor commissions...................................      7,229,758                 --                 --
Write-down of patents and goodwill........................      3,166,841                 --
Selling, general and administrative expenses..............      7,723,157          3,277,047          4,194,044
                                                             ------------       ------------       ------------
Operating loss............................................     (7,117,170)        (2,540,297)        (3,435,352)

Minority interest in loss of subsidiaries.................         89,756                 --                 --
Other (expense)...........................................        (67,180)                --                 --
Gain on dissolution.......................................        200,000                 --                 --
Interest,  net............................................       (663,289)          (199,757)          (868,721)
                                                             ------------       ------------       ------------

Loss from continuing operations...........................     (7,557,883)        (2,740,054)        (4,304,073)
                                                             ------------       ------------       ------------
Discontinued operations:
Income (loss) from discontinued operations................        304,593            (86,234)        (2,919,208)
Gain (loss) on disposal...................................             --            722,640           (501,839)
                                                             ------------       ------------       ------------
Gain (loss) from discontinued operations..................        304,593            636,406         (3,421,047)
                                                             ------------       ------------       ------------
Loss before extraordinary gain............................     (7,253,590)        (2,103,648)        (7,725,120)
Extraordinary gain - forgiveness of debt..................             --            815,636                 --
                                                             ------------       ------------       ------------
Net loss..................................................     (7,253,590)        (1,288,012)        (7,725,120)

Preferred stock dividends.................................      1,542,590          2,011,905            733,333
                                                             ------------       ------------       ------------

Net loss to common shareholders...........................   $ (8,795,880)      $ (3,299,917)      $ (8,458,453)
                                                             ============       ============       ============

Basic and diluted loss per common share:
Continuing operations.....................................   $      (1.26)      $      (2.15)      $     (11.60)
Discontinued operations...................................           0.04               0.29              (7.88)
Extraordinary gain........................................             --               0.37                 --
                                                             ------------       ------------       ------------
Net loss to common shareholders...........................   $      (1.22)      $      (1.49)      $     (19.48)
                                                             ============       ============       ============

Basic and diluted weighted common shares used.............      7,233,297          2,210,458            434,265
                                                             ============       ============       ============


                 See Notes to Consolidated Financial Statements

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                             Common Stock              Preferred Stock              Additional
                                                          -------------------      -------------------------         Paid-in
                                                          Shares      Amount       Shares          Amount            Capital
                                                          -------    --------      ------       ------------       ------------
BALANCE - DECEMBER 31, 1996.........................      308,650    $    309          --       $         --       $  6,242,689

Sales of Convertible Series A preferred stock.......           --          --       2,200          1,900,702                 --
Preferred stock dividends imputed...................           --          --          --                 --            733,333
Conversion of debentures............................      303,986         303          --                 --          1,207,172
Stock issued for acquisition........................      145,000         145          --                 --          2,899,855
Other issuances.....................................          500           1          --                 --             24,999
Issuances of stock options..........................           --          --          --                 --            400,000
Amortization of deferred stock compensation.........           --          --          --                 --                 --
Discount on debentures..............................           --          --          --                 --            433,333
Net loss............................................           --          --          --                 --                 --
                                                        ---------    --------      ------       ------------       ------------
BALANCE - DECEMBER 31, 1997.........................      758,136         758       2,200          1,900,702         11,941,381
Sales of Convertible Series B preferred stock.......           --          --         300            261,500                 --
Sales of Convertible Series C  preferred stock......           --          --       4,000          3,507,500                 --
Sales of Convertible Series D  preferred stock......           --          --          75             75,000                 --
Sales of Convertible Series E  preferred stock......           --          --       1,650          1,650,000           (210,500)
Preferred stock dividends imputed...................           --          --          --                 --          2,011,905
Redemption of Convertible Series A preferred
  stock.............................................           --          --      (2,200)        (1,900,702)        (1,629,607)
Redemption of Convertible Series D preferred
  stock.............................................           --          --         (75)           (75,000)                --
Conversion of debentures............................      206,603         207          --                 --            188,418
Conversion of Convertible Series B  preferred
  stock.............................................      541,330         541        (300)          (261,500)           260,959
Conversion of Convertible Series C  preferred
  stock.............................................     3608,296       3,608      (4,000)        (3,507,500)         3,503,892
Conversion of notes payable.........................    1,195,473       1,196          --                 --            697,917
Redemption of shares re: school sale................      (79,175)        (79)         --                 --            (96,118)
Shares cancelled in reverse stock split.............      (10,332)        (10)         --                 --                 10
Amortization of deferred stock compensation.........           --          --          --                 --                 --
Net loss............................................           --          --          --                 --                 --
                                                        ---------    --------      ------       ------------       ------------
BALANCE - DECEMBER 31, 1998.........................    6,220,331       6,221       1,650          1,650,000         16,668,257
Issuance of Convertible Series F preferred
  stock.............................................           --          --       2,800          2,800,000                 --
Issuance of Convertible Series G preferred
  stock.............................................           --          --         350            350,000                 --
Sale of Convertible Series H preferred stock
Issuance of Convertible Series I preferred..........           --          --       1,400          1,400,000           (198,985)
  stock.............................................           --          --         516            516,000                 --
Issuance of common stock warrants...................           --          --          --                 --            682,000
Preferred stock dividends imputed...................           --          --          --                 --            632,455
Accrued preferred stock dividends...................           --          --          --                 --            910,135
Conversion of Convertible Series I preferred
  stock.............................................      160,104         160        (516)          (516,000)           515,840
Conversion of Convertible Series E preferred
  stock.............................................      603,130         603        (610)          (610,000)           609,397
Exercise of Series E warrants.......................      185,769         186          --                 --               (186)

Conversion of Convertible Series H preferred
  stock.............................................      255,254         255        (426)          (426,305)           426,050
Deferred stock compensation.........................           --          --          --                 --                 --
Exercise of put.....................................           --          --          --                 --                 --
Shares issued for services..........................      433,018         433          --                 --          1,122,383
Net loss............................................           --          --          --                 --                 --
                                                        ---------    --------      ------       ------------       ------------
BALANCE - December 31, 1999.........................    7,857,606    $  7,858       5,164       $  5,163,695       $ 21,367,346
                                                        =========    ========      ======       ============       ============



                                                                         Common
                                                                         Stock             Deferred
                                                     Accumulated         Subject             Stock
                                                       Deficit           to Put           Compensation          Total
                                                    -------------      ------------       ------------       ------------
BALANCE - DECEMBER 31, 1996........................ $ (2,595,123)      $   (380,000)      $    (96,250)      $  3,171,625

Sales of Convertible Series A preferred stock......           --                 --                 --          1,900,702
Preferred stock dividends imputed..................     (733,333)                --                 --                 --
Conversion of debentures...........................           --                 --                 --          1,207,475
Stock issued for acquisition.......................           --                 --                 --          2,900,000
Other issuances....................................           --                 --                 --             25,000
Issuances of stock options.........................           --                 --                 --            400,000
Amortization of deferred stock compensation........           --                 --             82,500             82,500
Discount on debentures.............................           --                 --                 --            433,333
Net loss...........................................   (7,725,120)                --                 --         (7,725,120)
                                                    ------------       ------------       ------------       ------------
BALANCE - DECEMBER 31, 1997........................  (11,053,576)          (380,000)           (13,750)         2,395,515
Sales of Convertible Series B preferred stock......           --                 --                 --            261,500
Sales of Convertible Series C  preferred stock.....           --                 --                 --          3,507,500
Sales of Convertible Series D  preferred stock.....           --                 --                 --             75,000
Sales of Convertible Series E  preferred stock.....           --                 --                 --          1,439,500
Preferred stock dividends imputed..................   (2,011,905)                --                 --                 --
Redemption of Convertible Series A preferred
  stock............................................           --                 --                 --         (3,530,309)
Redemption of Convertible Series D preferred
  stock............................................      (16,291)                --                 --            (91,291)
Conversion of debentures...........................           --                 --                 --            188,625
Conversion of Convertible Series B  preferred
  stock............................................           --                 --                 --                 --
Conversion of Convertible Series C  preferred
  stock............................................           --                 --                 --                 --
Conversion of notes payable........................           --                 --                 --            699,113
Redemption of shares re: school sale...............           --                 --                 --            (96,197)
Shares cancelled in reverse stock split............           --                 --                 --                 --
Amortization of deferred stock compensation........           --                 --             13,750                 --
Net loss...........................................   (1,288,012)                --                 --         (1,288,012)
                                                    ------------       ------------       ------------       ------------
BALANCE - DECEMBER 31, 1998........................  (14,369,784)          (380,000)                --          3,574,694
Issuance of Convertible Series F preferred
  stock............................................           --                 --                 --          2,800,000
Issuance of Convertible Series G preferred
  stock............................................           --                 --                 --            350,000
Sale of Convertible Series H preferred stock.......           --                 --                 --          1,201,015
Issuance of Convertible Series I preferred
  stock............................................           --                 --                 --            516,000
Issuance of common stock warrants..................           --                 --                 --            682,000
Preferred stock dividends imputed..................     (632,455)                --                 --                 --
Accrued preferred stock dividends..................     (910,135)                --                 --                 --
Conversion of Convertible Series I preferred
  stock............................................           --                 --                 --                 --
Conversion of Convertible Series E preferred
  stock............................................           --                 --                 --                 --
Exercise of Series E warrants......................           --                 --                 --                 --
Conversion of Convertible Series H preferred
  stock............................................           --                 --                 --
Deferred stock compensation........................           --                 --           (666,000)          (666,000)
Exercise of put....................................           --            380,000                 --            380,000
Shares issued for services.........................           --                 --                 --          1,122,816
Net loss...........................................   (7,253,290)                --                 --         (7,253,290)
                                                    ------------       ------------       ------------       ------------
BALANCE - December 31, 1999........................ $(23,165,664)      $         --       $   (666,000)      $  2,783,935
                                                    ============       ============       ============       ============

                 See Notes to Consolidated Financial Statements.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                         Year Ended December 31,
                                                                            --------------------------------------------------
                                                                                1999               1998               1997
                                                                            ------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss................................................................... $ (7,253,290)      $ (1,288,012)      $ (7,725,120)
  Adjustments to reconcile net loss to net
     cash used in operating activities:
      (Gain) on dissolution................................................     (200,000)                --                 --
      Loss from discontinued operations....................................     (304,593)            86,234          2,919,208
      (Gain) loss on disposal of discontinued operations...................           --           (722,640)           501,839
      Depreciation and amortization........................................      374,154            549,668            255,345
      Loss on disposal of fixed asset......................................       (3,802)                --                 --
      Interest settled by issuance of stock................................       97,868            112,971            116,065

      Write down of patents and goodwill...................................    3,166,841            200,000                 --

      Amortization of note payable discount................................           --                 --            433,333

      Gain on forgiveness of debt..........................................      (81,260)          (815,636)                --
  Changes in assets and liabilities, net of business combination:
     (Increase) decrease in accounts receivable............................      253,684            141,774            (62,446)
     (Increase) decrease in inventories....................................      253,033            405,359           (219,144)
     (Increase) decrease in prepaid expenses...............................     (134,364)             7,970            102,353
     (Increase) decrease in prepaid royalties..............................      498,125           (491,825)                --
     Decrease in deposits and other assets.................................      283,200             42,514             66,775
     Increase in accounts payable..........................................    1,113,501            154,963          1,380,509
     Increase (decrease) in accrued expenses...............................      179,690           (698,805)           506,021
     Increase (decrease) in accrued expenses for discontinued operations...      (10,000)           (41,469)           356,062
     Increase in accrued interest..........................................      352,906                 --                 --
     Increase in accrued consulting contract...............................           --             45,254            360,131
     Increase in deferred revenue..........................................      453,744                 --                 --
     Increase (decrease) in other current liabilities......................      245,478           (121,339)            33,397
                                                                            ------------       ------------       ------------
  Net cash used in continuing operations...................................     (715,085)        (2,433,019)          (975,672)
  Net cash used in discontinued operations.................................           --         (2,057,177)        (3,455,155)
                                                                             ------------       ------------       ------------
NET CASH USED IN OPERATING ACTIVITIES......................................     (715,085)        (4,490,196)        (4,430,827)
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures......................................................     (127,077)            (7,510)           (32,658)
 Business acquisitions net of assets acquired..............................   (1,353,573)                --                 --
 Increase in cash overdraft................................................     (168,792)                --                 --
 Increase in restricted cash...............................................      (27,505)                --                 --
 Proceeds from disposition of discontinued operations......................           --          4,349,700                 --
                                                                            ------------       ------------       ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES........................   (1,676,947)         4,342,190            (32,658)
                                                                            ------------       ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase (decrease) in due to affiliate...................................      250,000           (250,000)                --
 Loan origination costs - preferred stock..................................           --                 --           (299,299)
 Proceeds from preferred stock.............................................    3,724,195          5,283,000          2,200,000
 Redemption of preferred stock.............................................   (1,552,305)        (3,621,600)                --
 Proceeds from sale of debentures..........................................           --                 --          1,626,826
 Payments of debentures....................................................           --                 --           (355,650)
 Proceeds from notes payable and long-term debt............................      581,899                 --            850,000
 Payments of notes payable and long-term debt..............................     (471,914)          (940,000)            (8,692)
 Redemption of common stock................................................           --            (96,197)                --
                                                                            ------------       ------------       ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES..................................    2,531,875            375,203          4,013,185
                                                                            ------------       ------------       ------------
NET INCREASE (DECREASE) IN CASH............................................      139,843            227,197           (450,300)
CASH, BEGINNING OF YEAR....................................................      294,220             67,023            517,323
                                                                            ------------       ------------       ------------
CASH, END OF YEAR.......................................................... $    434,063       $    294,220       $     67,023
                                                                            ============       ============       ============


                 See Notes to Consolidated Financial Statements

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                                                                              Year Ended December 31,
                                                                    ------------------------------------------
                                                                      1999             1998            1997
                                                                    ----------      ----------      ----------
DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES:
        (1)      Conversion of preferred stock to common stock..... $1,552,305      $3,769,000      $       --
        (2)      Conversion of debentures, notes payable and
                   related accrued interest to common stock........ $       --      $  887,738      $1,207,475
        (3)      Stock and warrants issued for acquisition......... $       --      $       --      $2,900,000
        (4)      Preferred stock dividends......................... $1,542,590      $2,011,905      $       --


                 See Notes to Consolidated Financial Statements.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


1. ORGANIZATION

         Natural Health Trends Corp. (formerly known as Florida Institute of Massage Therapy, Inc.) (the "Company") was incorporated under the laws of the State of Florida in December 1988.

         In 1996, the Company opened two natural health care centers which provided multi-disciplinary complementary health care in the areas of alternative and nutritional medicine. These facilities were closed during 1997 and accordingly are being accounted for as discontinued operations.

         In July 1997, the Company acquired Global Health Alternatives, Inc., ("Global") a company incorporated in Delaware, which is in the business of marketing and distribution of over-the-counter homeopathic pharmaceutical health products. Global operates its business through its wholly owned subsidiaries:
Ellon, Inc. ("Ellon"), Maine Naturals, Inc. ("MNI") and Natural Health Laboratories, Inc.

         In 1998, the Company sold its schools and related facilities, that offered curricula in therapeutic massage training and skin care therapy. These operations are being accounted for as discontinued operations.

         In February 1999, the Company's newly formed, wholly-owned subsidiary, Kaire Nutraceuticals, Inc., ("Kaire Nutraceuticals") acquired substantially all the assets of Kaire International Inc., ("Kaire"). Kaire Nutraceuticals is engaged in the distribution of health and personal care products through network marketers throughout the United States, Canada, New Zealand, Australia, and Trinidad and Tobago. Included in the purchase was shares of common stock owned by Kaire in each of its wholly-owned and /or majority owned subsidiaries including, but not limited to Kaire New Zealand Ltd., Kaire Australia Pty. Ltd., Kaire Trinidad, Ltd., and Kaire Europe Ltd., (subsequently closed in March
2000). Kaire Nutraceuticals acquired 100% of the common stock of Kaire Europe, Ltd. and Kaire Trinidad, Ltd., and it acquired 51% of the common stock of Kaire New Zealand Ltd. and Kaire Australia Pty. Ltd.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A. Principles of Consolidation--The accompanying consolidated financial statements include the accounts of Natural Health Trends Corp. and its subsidiaries. All material inter-company transactions have been eliminated in consolidation.

         B. Accounts Receivable--Accounts receivable are stated net of allowance for doubtful accounts of approximately $0 for 1999 and $2,000 for 1998.

         C. Inventories--Inventories consisting primarily of nutritional supplements are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

         D. Property and Equipment--Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the useful lives of the various assets.

         E. Cash Equivalents--Cash equivalents consist of money market accounts and commercial paper with an initial term of fewer than three months. For purposes of the statement of cash flows, the Company considers highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         F. Earnings (Loss) Per Share--In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128") "Earnings Per Share", which became effective for both interim and annual financial statements for periods ending after December 15, 1997. SFAS 128 requires a presentation of "Basic" and (where applicable) "Diluted" earnings per share. Generally, Basic earnings per share is computed on only the weighted average number of common shares actually outstanding during the period, and the Diluted computation considers potential shares issuable upon exercise or conversion of other outstanding instruments where dilution would result. Furthermore, SFAS 128 requires the restatement of prior period reported earnings per share to conform to the new standard. The per share presentations in the accompanying financial statements reflect the provisions of SFAS 128. Diluted earnings per share is not being shown due to the fact that the years ended December 31, 1999, 1998 and 1997 show a net loss and the conversion of the preferred stock and common stock outstanding during those years would be anti-dilutive.

         G. Accounting Estimates--The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         H. Income Taxes--Pursuant to Statement of Financial Accounting Standards No. 109 ("SFAS 109") "Accounting for Income Taxes", the Company accounts for income taxes under the liability method. Under the liability method, a deferred tax asset or liability is determined based upon the tax effect of the differences between the financial statement and tax basis of assets and liabilities as measured by the enacted rates which will be in effect when these differences reverse.

         I. Fair Value of Financial Instruments--The carrying amounts reported in the balance sheet for cash, receivables, accrued expenses, and long-term debt approximate fair value based on the short-term maturity of these instruments.

         J. Stock Based Compensation--The Company accounts for stock transactions in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees." In accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting For Stock-Based Compensation," the Company adopted the pro forma disclosure requirements of SFAS 123.

         K. Impairment of Long-Lived Assets--The Company reviews long-lived assets, certain identifiable assets and goodwill related to those assets on a quarterly basis for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At December 31, 1999 and 1998, the Company recorded a charge against patents and goodwill upon such review (Note 4).

         L. Basis of Presentation--The Company had a working capital deficiency of approximately $6,455,000 and $2,017,000 for the years ended December 31, 1999 and 1998, and they recorded net losses of approximately $7,253,000 and $1,288,000 respectively, that raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent on its ability to obtain additional debt or equity financing and to generate profits from operations.

         M. Royalty Expense--Royalties that are incurred on a per unit sold basis are included in Cost of Sales. Additional royalty amounts incurred to meet contractual minimum levels are classified as Selling, General and Administrative Expenses.

         N. Reclassifications--The Company has reclassified certain expenses in its consolidated statements of operations for the year ended December 31, 1997 as a result of the sale of its schools and related facilities. These changes had no significant impact on previously reported results of operations or stockholders' equity.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         O. Foreign Currency Translations--Assets and liabilities of subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses of subsidiaries are translated at the average rates of exchange prevailing during the year or period then ended. The related transaction adjustments are reflected as a cumulative translation adjustment in consolidated stockholders' equity. Foreign currency gains and losses resulting from transactions are included in results of operations in the period in which the transaction occurred.

         P. Revenue Recognition--Kaire Nutraceuticals sells its product directly to independent distributors. Sales are recorded when products are shipped. Kaire Nutraceuticals has a program that provides a 100% refund (less shipping and handling) to all end users, for any unopened product that is returned within 30 days from the date of purchase in resalable condition. Kaire Nutraceuticals provides a 100% product exchange for any product that does not meet customer satisfaction if returned within 30 days under this program. An associate is allowed 90 days from order date for exchange or refund only if product bottles (empty, partial or full) are returned. SFAS No. 48 "Revenue Recognition When Right of Return Exists" requires that Kaire Nutraceuticals accrue losses that may be expected from sales returns. Kaire Nutraceuticals monitors its historical sales returns and accrues a liability for sales returns when and if sales returns become significant.

         Q. Comprehensive Income--Subsequent to the acquisition of Kaire, the Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130") "Reporting Comprehensive Income". Comprehensive income is comprised of net loss and all changes to the consolidated statements of stockholders' equity, except those due to investments by stockholders, changes in paid in capital and distribution to stockholders. For the year ended December 31, 1999, the Company has deemed comprehensive income to be negligible, due to the purchase of Kaire in February, and has reported comprehensive income as such.

         R. Concentration of Risk--The Company maintains its cash accounts in several bank accounts. Accounts in the United States are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company's cash balance in some of its bank accounts generally exceeds the insured limits.

         Kaire Nutraceuticals sells its products through network marketers throughout the United States, Canada, New Zealand, Australia, and Trinidad and Tobago. Credit is extended for returned checks and/or until credit card purchases have cleared the bank.

         Credit losses, if any, have been provided for in the financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual or significant risk, in the normal course of business.

         S. Restricted Cash--Kaire Nutraceuticals has three restricted cash accounts (i) two (2) with credit card processing companies. The primary purpose of these accounts is to provide a reserve for potential uncollectible amounts and chargebacks by Kaire Nutraceuticals' credit card customers. The credit card processing companies may periodically increase the restricted cash account. The amount on deposit is calculated at 2% of net sales over a rolling six month average and (ii) a third account is maintained with a bank as security for a note payable which was refinanced in January 2000 using this restricted cash (of approximately $27,000), to pay down a portion of the note principal (see Note
5).

3. PROPERTY AND EQUIPMENT
         Property and Equipment consisted of the following:


                                                                   December 31,
                                                              -------------------------
                                                                1999            1998
                                                              ---------       ---------
Equipment, furniture and fixtures ......         5 to 7       $ 641,579       $  91,795

Leasehold improvements .................         3 to 5              --           4,190
                                                              ---------       ---------
                                                                641,579          95,985
Less: Accumulated depreciation .........                        (74,514)        (17,549)
                                                              ---------       ---------

                                                              $ 567,065       $  78,436
                                                              =========       =========

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


4. PATENTS, CUSTOMER LISTS AND GOODWILL

         Patents and customer lists consisted of the following:


                                                                              December 31,
                                                                       --------------------------
                                                                          1999           1998
                                                                       ----------      ----------
Patents and trademarks, net of accumulated amortization of
  $1,076,984 and  $873,540 for 1999 and 1998 respectively .......      $1,739,736      $4,374,674
Customer lists, net of accumulated amortization of $29,316 and
  $16,625 for 1999 and 1998 respectively ........................       6,172,825          40,375
                                                                       ----------      ----------
                                                                       $7,912,594      $4,415,049
                                                                       ==========      ==========
  Goodwill, net of accumulated amortization of $89,319 and
    $28,071 for 1999 and 1998 respectively ......................      $   82,654      $  829,468
                                                                       ==========      ==========

         The goodwill, the patents and trademarks, and the customer lists arose in connection with the acquisitions of businesses made by the Company in 1997 and 1999. The goodwill, the patents and trademarks, and the customer lists are being amortized over their estimated useful lives which are 5 to 10 years for the customer lists, 15 years for goodwill and 11 and 17 years for patents. In 1999 and 1998, the Company under Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed" evaluated the recoverability of its patent and trademarks, by comparing its carrying amount to income generated. As a result of such evaluation the Company recorded a charge of approximately $3,166,841 and $200,000 against the patent and trademarks in 1999 and 1998, respectively.

         In connection with the acquisition of Kaire in February 1999, the Company has recognized $7,719,459 in goodwill and customer list (Note 18).


Goodwill ...........      $  771,947
Customer List ......       6,947,512
                          ----------
                          $7,719,459
                          ==========

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


5. LONG-TERM DEBT

         Long-term debt consisted of the following:


                                                                                                  DECEMBER 31,
                                                                                           --------------------------
                                                                                              1999            1998
                                                                                           ----------      ----------
  (i)  $375,000 note payable,  non-interest  bearing, due October 1, 2000 (less unamortized discount based on imputed interest rate of 12% per annum
         ($41,385)) Initial payment of $93,750 on October 15, 1996, then monthly payments of $7,813 beginning on November 1, 1997 and ending
         October 1, 2000.............................................................      $  239,865      $  239,865

  (i)  $75,000 note  payable,  non-interest  bearing,  due  September  15, 1998
         (less unamortized discount based on imputed interest rate of 12% per
         annum ($1,349)).............................................................          47,819          47,819

  (i)  $69,000 note payable, non-interest bearing, due October 15, 1997..............          27,000          27,000

 (ii)  $120,000 note payable, 10% interest, due January 15, 2000 ....................         120,000              --

(iii)  $270,000 notes payable, 10% interest, due on demand ..........................         270,000              --

 (iv)  $150,000 note payable, 10% interest, due  on demand ..........................         150,000              --

                                                                                           ----------      ----------
                                                                                           $  854,684      $  314,684
                                                                                           ==========      ==========


(i) The above notes were issued upon the purchase of Ellon, Inc. in 1996. Scheduled payments have not been made since 1997, due to disputes with the note holders, and accordingly all unpaid balances are included in notes payable.

(ii) In accordance with the asset purchase agreement of Kaire (Note 18), the Company assumed a note payable to a bank that bears interest at 10.5% per annum and is collateralized by inventories, accounts receivable, certain assets, and the personal guarantees of certain officers and directors of Kaire. The term loan is payable in monthly principal installment of $5,000 plus accrued interest and is due in January 2000. In January 2000, this note was refinanced at the same terms and is now due July 15, 2001.

(iii) In the event the note is not paid on demand, the holder has the option to convert the note at any time into shares of common stock at a discount equal to 40% of the five day average closing bid price of the common stock on the five days preceding notice of conversion. Due to the beneficial conversion feature in this note, imputed interest of $405,000 has been recorded.

(iv) In October 1999, the Company amended the promissory note to provide that the note is payable upon demand and is convertible into shares of common stock at a discount equal to 40% of the average closing bid price of the common stock on three days preceding notice of conversion. Due to the beneficial conversion feature in this note, imputed interest of $225,000 has been recorded.

6. NOTES PAYABLE RELATED PARTY

         As of December 31, 1999, the Company owed $112,363 to four of its executive officers and directors. All four notes bear interest at 10% and are payable upon demand.

7. PAYROLL TAX AND SALES TAX LIABILITIES

         During 1999, the Company has not made its payroll tax deposits with the Internal Revenue Service ("IRS") and the various state taxing authorities on a timely basis. The Company has filed all required payroll tax returns and is currently negotiating a payment plan with the IRS. As of December 31, 1999, the Company owes approximately $668,400 of delinquent payroll tax liabilities including interest and penalties. The Company's failure to pay its delinquent payroll tax liabilities could result in tax liens being filed by various taxing authorities.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


7. PAYROLL TAX AND SALES TAX LIABILITIES (CONTINUED)

         During 1999, the Company did not make its sales tax deposits with the various sales tax authorities on a timely basis. The Company has filed all required sales tax returns. As of December 31, 1999, the Company owed approximately $189,900 in current and delinquent sales taxes which is included in other current liabilities. The Company's failure to pay its delinquent sales taxes could result in tax liens being filed by various taxing authorities.

8. STOCKHOLDERS' EQUITY

         A. Common Stock--The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value share.

                  In October 1999, the Company entered into a two year consulting agreement with a consultant pursuant to which the consultant will provide the Company with advisory services relating to mergers and acquisitions and strategic alliances in consideration for the issuance of 95,000 shares of common stock.

                  In October 1999, the Company entered into a consulting agreement with a consultant pursuant to which the consultant will negotiate settlements with the Company's creditors in consideration for the issuance of 185,000 shares of common stock.

                  In November 1999, the Company issued 125,000 shares of common stock pursuant to a settlement agreement.

                  In November 1999, the Company issued 3,018 shares of common stock to a former employee pursuant to an employment agreement.

                  In November 1999, the Company issued 25,000 shares of common stock to a Director in connection with legal services performed on the Company's behalf.

         B. Preferred Stock--The Company is authorized to issue a maximum of 1,500,000 shares of $.001 par preferred stock, in one or more series and containing such rights, privileges and limitations, including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as the Company's board of directors may, from time to time, determine.

                  Series A Preferred Stock--In June 1997, the Company sold 2,200 shares of its convertible Series A Preferred Stock for $1,000 a share realizing net proceeds of $1,900,702. The preferred stock pays dividends at the rate of 8% per annum payable in cash or shares of the Company's common stock valued at 75% of the closing bid price. The preferred stock has a liquidation preference of $1,000 per share. The preferred stock is convertible commencing 60 days after issuance, provided that a registration statement covering the resale of the shares of common stock is effective, at the rate of 75% of the average closing bid price of the common stock over the five days preceding the notice of redemption. The Company has the right to redeem the preferred stock for 240 days after the date of issuance at the rate of 125% of the stated value. If a registration statement is not deemed effective within 60 days of the date of issuance, then the Company is obligated to pay a penalty at the rate of 2.5% per month.

                  In 1998 all 2,200 shares of Series A preferred stock were redeemed for $3,530,309, inclusive of face amount, redemption value, penalties and dividends.

                  Series B Preferred Stock--In February 1998, the Company issued 300 shares of Series B Preferred Stock with a stated value of $1,000 per share realizing net proceeds of $261,500. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a price equal to the lower of 70% of the average closing bid price of the common stock for the three trading days immediately preceding the notice of conversion or $0.625 per share. Due to the beneficial conversion features in the issuance of this series of preferred stock, an imputed dividend of $128,572 has been recorded.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


8. STOCKHOLDERS' EQUITY (CONTINUED)

                  In 1998 all 300 shares of Series B Preferred Stock converted to a total of 541,330 shares of the Company's common stock.

                  Series C Preferred Stock--In April 1998, the Company issued 4,000 shares of Series C Preferred Stock with a stated value of $1,000 per share realizing net proceeds of $3,507,500. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to 75% of the average closing bid prices of the common stock for the five day trading period ending on the day before conversion date, or 100% of the closing bid price on the day of funding. Due to the beneficial conversion features in the issuance of this series of preferred stock, an imputed dividend of $1,333,333 has been recorded.

                  In 1998 all 4,000 shares of Series C Preferred Stock converted to a total of 3,608,296 shares of the Company's common stock.

                  Series D Preferred Stock--In July 1998, the Company issued 75 shares of Series D Preferred Stock with a stated value of $1,000 per share. The stated value and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to 70% of the average closing bid prices of the common stock for the five day trading period ending on the day before conversion date.

                  In August 1998 all 75 shares of Series D Preferred Stock were redeemed for a total of $91,291.

                  Series E Preferred Stock--In August 1998, the Company issued 1,650 shares of Series E Preferred Stock with a stated value of $1,000 per share realizing net proceeds of $1,439,500. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to the lower of 75% of the average closing bid price of the common stock for the five trading days immediately preceding the conversion date or 100% of the closing bid price on the day of funding. This series of stock is convertible commencing 60 days after issuance. Due to the beneficial conversion features in the issuance of this series of preferred stock, an imputed dividend of $550,000 has been recorded.

                  If the Company does not have an effective common stock registration 120 days subsequent to the issuance of Series E Preferred Stock, a 2% penalty on the face amount of $1,650,000 accrues for every 30 days without an effective registration statement. As of the year ended December 31, 1999 the Company has recorded a charge of $369,800 due to non-compliance with this clause.

                  In the year ended December 31, 1999, $159,510 in accrued dividends was recorded for the period such stock was outstanding.

                  In September 1999, 610 shares of Series E Preferred Stock was converted to 603,130 of the Company's common stock.

                  Series F Preferred Stock--In February 1999, the Company issued 2,800 shares of Series F Preferred Stock with a stated value of $1,000 per share realizing a net value of $2,800,000. This issuance is in accordance with the asset purchase agreement of Kaire (Note 18). The preferred stock pays a dividend at 6% per annum and is payable upon conversion into either cash or common stock. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to 95% of the average closing bid price of the Common stock for the three trading days immediately preceding the date on which the Company receives notice of conversion from a holder. The Company is permitted at any time, on five days prior to written notice, to redeem the outstanding preferred stock at a redemption price equal to the stated value and the accrued dividends thereon.

                  In the year ended December 31, 1999, the Company recorded an imputed dividend of $147,368 due to the beneficial conversion features in the Series F Preferred Stock. An additional $145,135 in accrued dividends was recorded for the period such stock was outstanding.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


8. STOCKHOLDERS' EQUITY (CONTINUED)

                  Series G Preferred Stock--In February 1999, the Company issued 350 shares of Series G Preferred Stock with a stated value of $1,000 per share realizing a net value of $350,000. The preferred stock pays a dividend at the rate of 6% per annum. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to 95% of the average closing bid price of the common stock for the three trading days immediately preceding the date on which the Company receives notice of conversion. The Company is permitted at any time, on five days prior written notice, to redeem the outstanding preferred stock at a redemption price equal to the stated value and the accrued dividends thereon.

                  In the year ended December 31, 1999, the Company recorded an imputed dividend of $18,421 due to the beneficial conversion features in the Series G Preferred Stock. An additional $18,142 in accrued dividends was recorded for the period such stock was outstanding.

                  Series H Preferred Stock--In March and April 1999, the Company sold 1,400 shares of Series H Preferred Stock with a stated value of $1,000 per share realizing net proceeds of $1,201,015. The preferred stock pays a dividend at the rate of 8% per annum. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to the lower of the closing bid price on the date of issuance or 75% of the average closing bid price of the common stock for the three trading days immediately preceding the date on which the Company receives notice of conversion from a holder.

                  If the Company does not have an effective common stock registration 120 days subsequent to the issuance of the Series H Preferred Stock, a 2% penalty on the face amount of $1,400,000 accrues for every 30 days without an effective registration statement. As of the year ended December 31, 1999, the Company recorded a charge of $123,500 due to non-compliance with this clause.

                  In the year ended December 31, 1999, the Company recorded an imputed dividend of $466,667 due to the beneficial conversion features in the Series H Preferred Stock. An additional $79,155 in accrued dividends was recorded for the period such stock was outstanding.

                  During the year ended December 31, 1999, the Company had converted 426 shares of the Series H Preferred Stock into 255,254 shares of common stock.

                  Series I Preferred Stock--In February 1999, the Company authorized the issuance of 516 shares of Series I Preferred Stock with a stated value of $1,000 per share realizing a net value of $516,000. These shares were issued in connection to services rendered in connection with the Kaire acquisition. The preferred stock pays a dividend at the rate of 8% per annum. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to the average closing bid price of the Common stock for the five trading days immediately preceding the date of conversion.

                  In the year ended December 31, 1999, $16,048 in accrued dividends was recorded for the period such stock was outstanding.

                  In July 1999 all 516 shares, plus the accrued interest payable of $16,048 of Series I Preferred stock was converted to 160,104 shares of the Company's common stock.

         C. Convertible Debentures--In April 1997, the Company issued $1,300,000 of 6% convertible debentures (the "Debentures"). Principal on the Debentures is due in March 2000. The principal and accrued interest on the Debentures are convertible into shares of common stock of the Company. The Debentures are convertible into shares of common stock at a conversion price equal to the lesser of $1.4375 or 75% of the average closing bid price of the common stock for the five trading days immediately preceding the notice of conversion. In June 1997, the Company repaid $300,000 of the Debentures. As of December 1997, $820,233 of such debentures were converted into 303,986 shares of common stock. As of December 1998, the remaining $179,767 were converted into 206,603 shares of common stock.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


8. STOCKHOLDERS' EQUITY (CONTINUED)

                  In conjunction with the issuance of the Debentures, the Company issued warrants to purchase an aggregate of 5,000 shares of Common Stock. The warrants are exercisable until April 3, 2002. Warrants to purchase 2,500 shares of Common Stock are exercisable at $97.50 per share, and the balance are exercisable at $130.00 per share.

         D. Options--During the quarter ended September 30, 1997, the Company's president and secretary were issued an aggregate of 20,000, 10 year options, exercisable at $.001 per share. The Company has recorded a non-cash expense of $400,000 representing the difference between the exercise price and the fair value of the common stock.

                  In connection with the sale of the schools, to the Company's former president and secretary, the above options were canceled.

                  In April 1999, the Company issued an aggregate of 295,000, 5 year options, exercisable at $3.50 per share, to the Company's president, chairman of the board of directors, two directors, and an employee. The options were granted at fair market value, accordingly, no expense has been recognized.

                  In connection with a licensing agreement, in February 2000, to the Company's former president, 150,000 of the above options were canceled.

         E. 1 For 40 Reverse Stock Split--On April 6, 1998, the Company effected a 1 for 40 reverse split of its common stock, amending its certificate of incorporation to provide for the authority to issue 50,000,000 shares of $.001 par value common stock. All per share data in these financial statements is retroactively restated to reflect this reverse split.

         F. Conversion of Notes Payable--In May 1998 the Company converted $595,000 of its 12.5% promissory notes, plus accrued interest of $104,113 into 1,195,473 shares of common stock.

         G. Redemption of Shares--In connection with the sale of the schools, the Company redeemed 79,175 shares of common stock from its former president and secretary.

9. DISCONTINUED OPERATIONS

         During the third quarter of 1998, the Company sold its three vocational schools and certain related businesses. Net assets of the schools were approximately $2,875,285 consisting primarily of furniture and equipment, accounts receivable and goodwill. Liabilities were approximately $2,559,249. Accordingly, the results of the vocational school operations are shown separately as "discontinued operations."

         Revenues of the discontinued vocational school business were $3,351,959 in 1998 and $5,858,790 for the full year 1997.

         In November 1998, the Company sold an office building located in Pompano Beach, Florida that previously accommodated the Company's corporate headquarters and one of its vocational schools. Gross proceeds were approximately $2,900,000, less net book value of $3,238,000 plus closing and financing costs of $498,000.

         During the third quarter of 1997, the Company reached a decision to discontinue the medical clinic line of business. Net assets of the medical clinics were approximately $1,509,405 consisting primarily of furniture and equipment, accounts receivable and goodwill. Liabilities were approximately $213,987. The Company has accrued an estimated loss on disposal of approximately $716,193 representing primarily an accrued employment contract and lease terminations. Accordingly, the results of the clinic operations are shown separately as "discontinued operations." As of December 31, 1999 accrued expenses on this discontinued operation totaled $0.

         Revenues of the discontinued clinic line of business were $1,754,066 for 1997.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


10. KAIRE EUROPE, LTD.

         In March 2000, Kaire Europe, Ltd. (a subsidiary of the Company) which had been served an Involuntary Winding Up Order was placed in liquidation. At December 31, 1999, the remaining assets and liabilities were written off, resulting in a $200,000 gain.

11. INCOME TAXES

         The Company accounts for income taxes under the provisions of SFAS 109. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31, 1999 and 1998, the Company had net deferred tax assets of approximately $7,000,000 and $4,464,000, respectively. The Company has established a valuation allowance for the full amount of such deferred tax assets at December 31, 1999 and 1998, as management of the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

         The following table reflects the Company's deferred tax assets and (liabilities) at December 31, 1999 and 1998:

                                                               DECEMBER 31,
                                                       -----------------------------
                                                           1999             1998
                                                       ------------      -----------
Net operating loss deduction.......................    $  7,000,000      $ 4,464,000
Valuation allowance................................      (7,000,000)      (4,464,000)
                                                       ------------      -----------
                                                       $         --      $        --
                                                       ============      ===========

         The provision for income taxes (benefits) differs from the amount computed by applying the statutory federal income tax rate to income loss before income taxes as follows:

                                                                    YEAR ENDED DECEMBER 31,
                                                                 ----------------------------
                                                                    1999              1998
                                                                 -----------       ----------

Income tax (benefit) computed at statutory
   rate........................................                  $(2,500,000)      $ (451,000)
Effect of permanent differences................                      450,000               --
                                                                 -----------       ----------
Tax benefit not recognized.....................                   (2,150,000)         451,000
                                                                 -----------       ----------
Provision for income taxes (benefit)...........                  $        --       $       --
                                                                 ===========       ==========


         The net operating loss carryforward at December 31, 1999 was approximately $15,145,000 and expires in the years 2012 to 2019.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


12. COMMITMENTS AND CONTINGENCIES

         A. Leases--The Company leases its Longmont, Colorado office under a lease expiring in 2000. Rent expense for the years ended December 31, 1999 and 1998 was $240,000 and $24,000, respectively. In October 1999, the Company consolidated it's operations from Portland, Maine to Longmont, Colorado. The Company is liable for lease payments in Maine until November 2001. In January 2000, the Company assigned a portion of it's Maine obligation to a third party with consent. In 1998 Corporate headquarters rented facilities in New York City. In December 1999, the Company consolidated it's Corporate headquarters to Longmont, Colorado. Minimum rental commitments for the Longmont, Portland and New York City facilities over the next five years are as follows:

2000.....................................................    $65,461
2001.....................................................     23,840
2002.....................................................     19,934
2003.....................................................         --
2004.....................................................         --

         B. Employment Agreement--During the quarter ended March 31, 1997, the Company renegotiated with a former stockholder of Sam Lilly, Inc. with whom it was obligated under an employment agreement, to cancel the employment agreement and replace it with a consulting agreement. The consulting agreement required the individual to provide services to the Company for one day per week through December 1998 at the rate of $5,862 per week. The Company determined that the future services, if any, that it will require will be of little or no value and accounted for this obligation as a cost of severing the employment contract. Accordingly all future payments have been accrued in full at September 1997. The expense associated with this accrual is recorded as part of the loss from discontinued operations in 1997.

         C. Renegotiation of Patent Agreement--In April 1998, the Company renegotiated the terms of its acquisition of the Troy Patent, due to the agreement being in breach because of unpaid minimum royalties. Under the new agreement, royalties are payable at the rate of 3% of the first $2,000,000 of related product sales; 2% of the next $2,000,000 in sales and 1% of sales in excess of $4,000,000.

         D. Litigation--On August 4, 1997, Samantha Haimes brought an action in the Fifteenth Judicial Circuit of Palm Beach County, Florida, against us and National Health Care Centers of America, Inc., the Company's wholly-owned subsidiary. We have asserted counterclaims against Samantha Haimes and Leonard Haimes. The complaint arises out of the defendant's alleged breach of contract in connection with the Company's natural health care center which was located in Boca Raton, Florida. The plaintiff is seeking damages in the amount of approximately $535,000. On September 10, 1997, Rejuvenation Unlimited, Inc. and Sam Lilly, Inc. brought an action in the Fifteenth Judicial Circuit of Palm Beach County, Florida, arising out of the Company's alleged breach of contract in connection with the acquisition of the Company's natural health care center in Boca Raton, Florida from the plaintiff. The plaintiff is seeking damages in excess of $15,000. The Company has agreed to settle such actions for shares of common stock with a fair market value of $325,000, but not less than 125,000 shares of common stock and has agreed to register shares of Common Stock.

         In Global Health and Ellon, Inc. v. Leslie Kaslof, Ralph Kaslof, and Ellon USA, Inc., pending in the United States District Court for the District of Maine (the "Maine Kaslof Case") claims have been made arising out of the sale of Ellon USA's ("Old Ellon") assets to Global Health's wholly-owned subsidiary, Ellon, Inc. ("New Ellon"). In connection with that sale, Leslie Kaslof and Ralph Kaslof, former shareholders and officers of Old Ellon, entered into employment and consulting agreements with Global Health. Global Health's potential obligation to the Kaslofs under the employment and consulting agreements was approximately $525,000. The complaint in the Maine Kaslof Case seeks a determination that the Kaslof's materially breached their respective obligations under the agreements and that Global Health and New Ellon are excused from further performance thereunder. The complaint includes a breach of fiduciary claim against Ralph Kaslof, as well as a claim to recover approximately $142,000. In a related civil action brought by the Kaslofs and Old Ellon in the United States District Court for the Eastern District of New York (the "New York Kaslof Axtion"). The Kaslofs have alleged breaches of the purchase and sale agreement, the employment and consulting agreements, and other agreements executed in connection with the sale of Old Ellon's assets. The complaint seeks to recover damages in an unspecified amount, but not less than $1,300,000, costs of court, reasonable attorney fees, and interest. Global Health intends to vigorously defend any and all claims asserted by the Kaslofs and their corporation.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


12. COMMITMENTS AND CONTINGENCIES (CONTINUED)

         Inter/Media Time Buying Corp. ("Inter/Media") v. Global Health, et al., which is pending in the United States District Court for the Central District of California (the "Inter/Media Action"), is based on Inter/Media's provision of marketing, media purchasing, and related advertising services to Global Health in connection with Natural Relief 1222. The complaint seeks compensatory damages of $144,500, unstated special damages, attorney fees and costs of court. Global Health answered the complaint, denying all material allegations therein, and asserting a counterclaim arising out of Inter/Media's creation of a defective national direct response campaign which prevented a successful nationwide retail launch for a clinically-proven product. By its counterclaim, which includes claims for breach of contract, negligence, intentional interference with a prospective economic advantage, fraud and intentional misrepresentation, and negligent misrepresentation, Global Health seeks to recover general damages of not less than $6,500,000, special damages, costs of suit, and reasonable attorney fees. Inter/Media has sought an attachment against Global Health's assets for the full amount of its claims.

         The Company is currently negotiating with Inter/Media for settlement of the case.

         In PIC-TV v. Global Health, et al., PIC-TV seeks to recover compensatory damages of not less than $319,656, together with interest and costs of suit, based on the sale of advertising time and sponsorship to Global Health. PIC-TV has received default judgment in its suit against Global Health. Such amount has been accrued for the financial statements.

         In September 1999, Command Financial Press Corp. commenced an action in the Supreme Court of the State of New York in New York City against the Company for unpaid invoices for printing services in the amount of approximately $65,000. The Company is defending the action.

         As of December 31, 1999, Global had a working capital deficit of $2,090,000 and Global is attempting to achieve settlements with its creditors. Also at December 31, 1999, Global is a defendant in various legal actions brought by creditors to whom Global is attempting settlement offers with.

         E. Major Supplier

         Kaire Nutraceuticals currently buys all of its Pycnogenol, an important component of its products, from one supplier.

         For a period of five years, Kaire Nutraceuticals must purchase no less than $73,750 per month of a different product from another supplier. Although there are a limited number of manufacturers of this component, management believes that other suppliers could provide similar components on comparable terms. Kaire Nutraceuticals does not maintain any other contractual commitments or similar arrangements with other suppliers.

         Kaire Nutraceuticals purchases its products from manufacturers and suppliers on an as needed basis. Should these relationships terminate, Kaire Nutraceuticals' supply and ability to meet consumer demands would be adversely affected.

13. CAPITAL LEASE OBLIGATIONS

         The Company has various capital lease obligations which are collateralized by equipment. Interest rates under the agreements range from 7.1% to 31.9%, with monthly principal and interest payments ranging from $2,029 to $33,933.

         Future minimum lease payments and the present value of the minimum lease payments under the noncancelable capital lease obligations as of December 31, 1999 are as follows:

DECEMBER 31,                                                          1999
------------                                                        --------
2000...........................................................     $ 75,995
2001...........................................................       52,903
2002...........................................................       26,931
                                                                    --------
Total future minimum lease payments............................      155,829
Less amounts representing interest.............................       26,676
                                                                    --------
Present value of minimum lease payments........................      129,153
Less current maturities........................................       75,995

Total long-term obligations....................................       53,158

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


14. COMMON STOCK SUBJECT TO PUT

         In connection with the January 1996 acquisition of the net assets of Sam Lilly, Inc., the 9,500 shares issued in connection with the acquisition are subject to the seller's ability to require the Company to repurchase such shares for a three year period for $380,000, in the event that the aggregate market value of the shares falls below $380,000. Such shares are excluded from permanent equity on the accompanying balance sheet. As of March 1998, the seller had exercised the put and this matter is now subject to litigation.

15. STOCK OPTION PLANS AND WARRANTS

         Under the Company's 1994 Stock Option Plan, up to 16,667 shares of common stock are reserved for issuance. The exercise price of the options will be determined by the Stock Option Committee selected by the board of directors, but the exercise price will not be less than 85% of the fair market value on the date of grant. Towards the end of 1995, 50 options were issued to each of two directors at an exercise price equal to the market price at the time. During 1996 the Company issued 250 options to a director at a price equal to the fair market value on the date of grant.

         In August 1997, the Company adopted a stock option plan covering officers, directors, employees and consultants. In August the Company issued 43,750 ten year options under the 1997 Plan, exercisable at fair market value (which was $22.40 per share) to certain of its officers who were former principals of Global. Options to purchase 21,875 shares became exercisable in August 1998, and the remaining 21,875 will be exercisable in August 1999.

         In 1998 the Company issued 100,000 warrants to two directors at an exercise price of $1.00, which was equal to the fair market value at the date of grant.

         The following table summarizes the changes in options and warrants outstanding, and the related exercise price for shares of the Company's common stock:

                                                       STOCK OPTIONS                                  WARRANTS
                                            -------------------------------------       --------------------------------------
                                                          WEIGHTED                                     WEIGHTED
                                                          AVERAGE                                      AVERAGE
                                                          EXERCISE                                     EXERCISE
                                             SHARES         PRICE     EXERCISABLE        SHARES         PRICE      EXERCISABLE
                                            -------       --------    -----------       ---------      --------    -----------

Outstanding at December 31, 1996 ..             350         50.13             350       2,110,757         8.35       2,110,757
      Granted .....................          63,750          5.77          20,000           5,000       113.75           5,000
                                            -------         -----         -------       ---------       ------       ---------
Outstanding at December 31, 1997 ..          64,100         71.00          20,350       2,115,757         8.60       2,115,757
      Granted .....................              --            --              --         407,500         1.16         407,500
      Canceled ....................         (20,000)         0.00           1,875              --           --              --
                                            -------         -----         -------       ---------       ------       ---------
Outstanding at December 31, 1998 ..          44,100         15.68          22,225       2,523,257         7.30       2,523,257
      Granted .....................         295,000          3.50         295,000         250,000         3.93         250,000
                                            -------         -----         -------       ---------       ------       ---------
Outstanding at December 31, 1999 ..         339,100          6.01         317,225       2,773,257         7.00       2,773,257
                                            =======         =====         =======       =========       ======       =========

                                                                                                   OPTIONS      WARRANTS
                                                                                                   -------      --------

Weighted Average fair value of options and warrants granted during 1996.........................     $40.42         None
Weighted Average fair value of options and warrants granted during 1997.........................     $10.55       $78.03
Weighted Average fair value of options and warrants granted during 1998.........................       None        $0.84
Weighted Average fair value of options and warrants granted during 1999.........................       1.79         1.90

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


15. STOCK OPTION PLANS AND WARRANTS (CONTINUED)

         The following table summarizes information about exercisable stock options and warrants at December 31, 1999:

                                                                         OUTSTANDING                          EXERCISABLE
                                                        ------------------------------------------       -------------------------
                                                                          REMAINING        AVERAGE                        AVERAGE
                                     RANGE OF             NUMBER         CONTRACTUAL      EXERCISE         NUMBER         EXERCISE
                                  EXERCISE PRICE        OUTSTANDING          LIFE           PRICE        EXERCISABLE       PRICE
                                  --------------        -----------      -----------      --------       -----------      --------

Options:....................          $3.50 - 101.20           339,100        2-8 years      $6.01           317,225        $4.35
Warrants:...................                      --         2,523,257        1-5 years      $7.00         2,773,257        $7.00



         In fiscal 1997, the Company adopted the disclosure provisions of SFAS
123. For disclosure purposes, the fair value of options is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for stock options granted during the years ended December 31, 1999, 1998 and 1997 respectively: annual dividends of $0; expected volatility of 50%; risk free interest rate of 7% and expected life of 10 years. The weighted average fair value of stock options granted during the years ended December 31, 1999, 1998 and 1997 was $1.79, $0 and $21.60,
respectively. If the Company had recognized compensation cost of stock options in accordance with SFAS 123, the Company's proforma loss and net loss per share would have been as follows:

                                                                    YEAR ENDED DECEMBER 31,
                                                       -------------------------------------------------
                                                          1999               1998               1997
                                                       -----------        -----------        -----------
Net loss to common stockholders
   As reported....................................     $(8,795,880)       $(3,299,917)       $(8,458,453)
   Pro forma......................................     $(8,925,006)       $(3,299,917)       $(9,214,453)
Net loss from continuing operations:
   As reported....................................     $(9,100,473)       $(2,740,054)       $(4,304,073)
   Pro forma......................................     $(9,229,599)       $(2,740,054)       $(5,060,073)
Net loss per share to common stockholders
   Basic
      As reported.................................          $(1.22)            $(1.49)           $(19.48)
      Pro forma...................................          $(1.24)            $(1.49)           $(21.22)
Net loss per share to common stockholders
   continuing operations:
   Basic
      As reported.................................          $(1.26)            $(2.15)           $(11.60)
      Pro forma...................................          $(1.28)            $(2.15)           $(13.34)

16. FORGIVENESS OF DEBT

         During the year ended December 31, 1998 the Company realized a gain of approximately $869,516 due to its ongoing efforts to restructure Global and its various wholly owned subsidiaries.

         The Company for the years ended December 31, 1999 and 1998, reviewed the fair value of its accounts payable, accrued expenses and other liabilities, and adjusted their gain on forgiveness of debt to approximately $816,000, resulting in an approximate decrease of $54,000 in gain that had been realized in the year ended December 31, 1998.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


17. RELATED PARTY TRANSACTION

         The Company sold its three vocational schools (Note 8) in 1998 to a company controlled by the Company's former President and Chief Executive Officer, the Company's former Secretary, and a former director.

         The Company has paid legal fees to a law firm, whose member is a director of the Company. Fees of approximately $79,000, $263,000 and $153,000 were paid in the year's ended December 31, 1999, 1998 and 1997, respectively.

         The Company as of December 31, 1999 owed $45,000 to its chief financial officer and $37,360 to its chief executive officer of the Company, both in connection with liabilities assumed in connection with the Kaire acquisition.

18. FOREIGN SALES

         Since the acquisition of Kaire and its foreign subsidiaries in February 1999, the Company has substantially increased its international presence both in sales and long-lived assets. The Company's sales and long-lived assets by country as of December 31, 1999 is as follows:

                                            UNITED     AUSTRALIA AND       OTHER
                                            STATES      NEW ZEALAND     SUBSIDIARIES     CONSOLIDATED
                                          -----------  -------------    ------------     ------------

Sales to unaffiliated customers...        $13,167,421    $1,334,770       $767,440        $15,269,631
                                          ===========    ==========       ========        ===========

Long-lived assets at   December 31,
   1999...........................        $ 9,452,993    $   39,320       $ 43,260        $ 9,535,573
                                          ===========    ==========       ========        ===========

19. ACQUISITIONS

         On July 23, 1997, the Company closed on the acquisition of the capital stock of Global. The purchase price for the acquisition of Global was settled with the issuance of 145,000 shares of the Company's common stock. The Company has agreed to issue to former Global shareholders additional shares of common stock as follows: i) up to 20,000 shares if Global's pre-tax operating earnings equal or exceed $1,200,000 for the period from July 1, 1997 through June 30, 1998, which did not occur and ii) shares equal in market value to the lesser of $45 million or eight times Global pre-tax operating earnings for the period from July 1, 1999 through June 30, 2000 minus the fair market value on the date of issuance of the 145,000 share initial consideration.

         The acquisition was recorded using the purchase method of accounting by which the assets are valued at fair market value at the date of acquisition. The following table summarizes the acquisition.



Purchase price........................... $  2,900,000
Liabilities assumed......................    4,530,741
Fair value of assets acquired............   (6,511,954)
                                          ------------
Goodwill................................. $    918,787
                                          ============

         The assets acquired included two patents, one (the "Troy Patent") was valued at $4,819,000, (subsequently written down to $2,500,000 in 1999 -- see note 4), and is being amortized over its remaining life of 11 years, the other (the "Xu Patent") was valued at $404,000. In December 1998 management evaluated the recoverability of the Xu patent, by comparing its carrying amount to income generated. As a result of such evaluation the Company recorded a charge of $200,000 against this patent (subsequently written down to $0 in 1999 -- see note 4). The Troy Patent is being amortized over its remaining life of 17 years, from the date of purchase, with adjustments for future amortization in regards to the charge against it. Additionally, the Company acquired a customer list valued at $57,000, which is being amortized over 5 years.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


19. ACQUISITIONS (CONTINUED)

         The following schedule combines the unaudited pro-forma results of operations the Company and Global, as if the acquisition occurred on January 1, 1997 and includes such adjustments which are directly attributable to the acquisition, including the amortization of goodwill. It should not be considered indicative of the results that would have been achieved had the acquisition not occurred or the results that would have been obtained had the acquisition actually occurred on January 1, 1996.

                                                                     YEAR ENDED DECEMBER 31, 1997
                                                                     ----------------------------

Revenues...........................................................         $  7,856,071

Loss from continuing operations....................................         $ (7,709,728)

Net loss...........................................................         $(10,234,169)

Basic and diluted loss per share from continuing operations........         $     (15.21)

Basic and diluted net loss per share...............................         $     (20.20)

Shares used in computation.........................................              506,765


         The Company in February 1999, pursuant to an asset purchase agreement acquired substantially all the assets of Kaire in exchange for the (i) issuance to Kaire, of $2,800,000 aggregate stated value of the Company's Series F Preferred Stock, par value of $.001, (ii) issuance to creditors of Kaire of $350,000 aggregate stated value of the Company's Series G Preferred Stock, par value of $.001, (iii) issuance to Kaire of five year warrants to purchase 200,000 shares of the Company's common stock, par value of $.001, and acquisition costs of $622,587 of which $516,000 will be paid with the issuance of $516,000 aggregate stated value of the Company's Series I Preferred Stock, par value $.001 and $106,587 was paid in cash. The Company has computed an aggregate $682,000 value on the warrants for acquisition purposes. The value was derived by using the Black-Scholes Option Pricing model, (iv) the assumption of certain indebtedness of Kaire, as defined in the agreement and as agreed to outside of the asset purchase agreement, (v) indemnification to certain officers of Kaire against certain liabilities accrued prior to the closing date of the asset purchase, and (vi) certain annual payments to Kaire for a period of five years commencing December 31, 1999 based upon revenues and net income.

         The acquisition was recorded using the purchase method of accounting, by which assets are valued at fair value on the date of acquisition. The following table summarized the acquisition:

Purchase price including acquisition costs...............  $ 5,347,513
Liabilities assumed......................................    4,205,012
Fair value of assets acquired............................   (2,546,070)
                                                           -----------
Goodwill and customer list...............................  $ 7,006,455
                                                           ===========

         The Goodwill acquired is approximately $772,000 and is being amortized over its remaining useful life of 15 years. The customer list acquired is approximately $6,948,000 and is being amortized over its remaining useful life of 10 years.

         The following schedule combines the unaudited pro-forma results of operations of the Company and Kaire, as if the acquisition occurred on January 1, 1996 and includes such adjustments which are directly attributable to the acquisition, including the amortization of goodwill. It should not be considered indicative of the results that would have been achieved had the acquisition actually occurred on January 1, 1996.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


19. ACQUISITIONS (CONTINUED)

                                                       YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------
                                              1999                1998              1997
                                         -------------       -------------     -------------
Revenues...............................  $  17,572,637       $  27,366,830     $  36,815,238

Net income (loss) to common
   stockholder.........................  $ (10,302,249)      $ (10,431,144)    $ (15,362,756)

Basic and diluted loss per common
   share from continuing operations....  $       (1.27)      $       (3.63)    $      (25.28)

Basic and diluted net income (loss)
   to common stockholder per share.....  $       (1.43)      $       (4.72)    $      (35.38)

Shares used in computation.............      7,233,297           2,210,458           434,265

20. FOURTH QUARTER ADJUSTMENTS

         Fourth quarter adjustments include the following:


                Write-down of patents.............  $  2,398,841
                Write-off of prepaid royalty......  $    163,000
                Write-off of goodwill.............  $    768,000
                Write-off of inventory............  $    167,000


21. SUBSEQUENT EVENTS

         In January 2000, the Company entered into a Licensing Agreement with GLI, Inc., ("GLI") a Delaware corporation with whom Joseph Grace, former C.E.O. and director of the Company, is a principal. The License agreement allows GLI certain worldwide rights to manufacture, distribute and sell certain products under the Natural Relief 1222 trademark. The licensing agreement calls for the Company to receive a royalty based upon GLI's net sales with a minimum royalty guaranteed thorough the year 2004.

         In February 2000, the Company entered into an Asset Purchase and Licensing Agreement with Ellon Botanicals, Inc. ("EBI"). The agreement allows EBI the exclusive license market products under the "Ellon", "Calming Essence" and "ContentMints" tradenames. The agreement calls for the Company to receive a royalty based upon EBI's sales with a minimum royalty through the year 2004.

          In March 2000, the Company sold 1,000 shares of Series J Preferred Stock with a stated value of $1,000 per share realizing net proceeds of $936,000. The preferred stock pays a dividend at the rate of 10% per annum payable in cash or stock at the Company's option.. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to the lower of the closing bid price on the date of issuance or 70% of the average closing bid price of the common stock for the lowest three trading days during the twenty day period immediately preceding the date on which the Company receives notice of conversion from a holder.

         In connection with the offering of the Series J Preferred Stock, the Company issued warrants to purchase 200,000 shares of common stock. The exercise price shall be equal to 110% of the closing bid price on the day of funding.

                            KAIRE INTERNATIONAL, INC.

                                    CONTENTS


                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS..............................   F-26

                 FINANCIAL STATEMENTS:

                   CONSOLIDATED BALANCE SHEETS...................................................   F-27

                   CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS..................   F-28

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT..............................   F-29

                   CONSOLIDATED STATEMENTS OF CASH FLOWS.........................................   F-30

                   SUMMARY OF ACCOUNTING POLICIES................................................   F-31 - 34

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS......................................   F-35 - 49

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Kaire International, Inc.
Longmont, Colorado

We have audited the accompanying consolidated balance sheets of Kaire International, Inc. and subsidiaries (the "Company") as of December 31, 1998 and 1997 and the related consolidated statements of operations and comprehensive loss, stockholders' deficit and cash flows for the years ended December 31, 1998, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kaire International, Inc. and subsidiaries at December 31, 1998 and 1997 and the results of their operations and their cash flows for the years ended December 31, 1998, 1997 and 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficit of $9,862,931 and a capital deficit of $9,322,895 at December 31, 1998. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             /s/ BDO SEIDMAN, LLP

March 8, 1999

                            KAIRE INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEETS



                                                                               December 31,
                                                                    -----------------------------------
                                                                        1998                   1997
                                                                    ------------           ------------
ASSETS (Notes 1, 4 and 5)

CURRENT:
  Cash and cash equivalents.......................................  $    372,633           $    460,663
  Restricted cash.................................................       125,000                     --
  Accounts receivable, less allowance of $0 and
    $168,805 for possible losses (Notes 4 and 5)..................       262,944                301,135
  Inventories (Note 4)............................................     1,061,144              1,612,960
  Prepaid expenses and other......................................        61,281                267,123
                                                                    ------------           ------------
Total current assets..............................................     1,883,002              2,641,881
                                                                    ------------           ------------


PROPERTY AND EQUIPMENT (Note 3):
  Computer equipment..............................................       901,491                914,451
  Computer software...............................................       579,955                579,955
  Office equipment................................................       424,310                424,714
  Furniture and fixtures..........................................       152,544                322,171
  Leasehold improvements and other................................       135,029                174,985
                                                                    ------------           ------------
                                                                       2,193,329              2,416,276

  Accumulated depreciation and amortization.......................    (1,655,178)            (1,344,463)
                                                                    ------------           ------------

Net property and equipment........................................       538,151              1,071,813
                                                                    ------------           ------------

OTHER ASSETS:
  Deposits and other..............................................       139,397                405,638
  Debt issuance costs, net of accumulated
    amortization of $347,230 and $143,886 (Note 5)................            --                204,344
                                                                    ------------           ------------
Total other assets................................................       139,397                609,982
                                                                    ------------           ------------
                                                                    $  2,560,550           $  4,323,676
                                                                    ============           ============
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Notes payable (Note 5)..........................................  $  2,075,000           $  1,787,166

  Note payable to bank (Note 4)...................................       180,000                240,000

  Notes payable--related parties (Note 2).........................     2,362,247                984,667

  Current portion of capital lease obligations (Note 3)...........        19,606                116,079

  Checks written in excess of deposits............................     1,035,195              1,322,910

  Accounts payable................................................     3,500,778              2,495,829
  Accounts payable, related party (Note 2)........................            --                 26,255
  Accrued commissions payable.....................................       815,513              1,369,305

  Accrued payroll taxes payable and other (Note 6)................       411,075                281,841

  Sales taxes payable (Note 6)....................................       603,995                268,299
  Other accrued liabilities.......................................       742,524                241,818
                                                                    ------------           ------------
Total current liabilities.........................................    11,745,933              9,134,169


CAPITAL LEASE OBLIGATION, less current maturities (Note 3)........         8,146                 14,713
                                                                    ------------           ------------

Total liabilities.................................................    11,754,079              9,148,882
                                                                    ------------           ------------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES....................       129,366                199,636

COMMITMENTS AND CONTINGENCIES
  (Notes 3, 5 and 9)..............................................            --                     --

STOCKHOLDERS' DEFICIT (Note 7):
  Preferred stock: $.01 par value; 5,000,000 shares authorized;
    -0- shares issued and outstanding.............................            --                     --
  Common stock: $.01 par value; 25,000,000 shares authorized;
    2,296,226 and 2,209,176 shares issued and outstanding.........        22,962                 22,092
  Additional paid-in capital......................................     1,366,188              1,365,317
  Other accumulated comprehensive loss............................       (11,153)              (418,980)
  Retained deficit................................................   (10,700,892)            (5,993,271)
                                                                    ------------           ------------
Total stockholders' deficit.......................................    (9,322,895)            (5,024,842)
                                                                    ------------           ------------
 ..................................................................  $  2,560,550           $  4,323,676
                                                                    ============           ============

 See accompanying independent auditors' report, summary of accounting policies and notes to consolidated financial statements.

                            KAIRE INTERNATIONAL, INC.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS


                                                                            Years Ended December 31,
                                                            ----------------------------------------------------------
                                                                1998                   1997                   1996
                                                            ------------           ------------           ------------
NET SALES (Note 11)........................................ $ 26,175,710           $ 35,681,512           $ 51,498,562
COST OF SALES (Notes 2 and 10).............................    6,250,433              8,387,963             13,321,062
                                                            ------------           ------------           ------------
GROSS PROFIT...............................................   19,925,277             27,293,549             38,177,500
                                                            ------------           ------------           ------------
OPERATING EXPENSES:
  Distributor commissions..................................   13,537,777             19,968,230             27,965,416
  Selling general and administrative expenses..............    9,291,933             13,008,859             12,975,915
                                                            ------------           ------------           ------------
Total operating expenses...................................   22,829,710             32,977,089             40,941,331
                                                            ------------           ------------           ------------
Loss from operations.......................................   (2,904,433)            (5,683,540)            (2,763,831)
                                                            ------------           ------------           ------------

OTHER INCOME (EXPENSES):
  Other income.............................................       56,216                195,899                 40,432
  Interest income..........................................       31,446                 54,573                 79,029
  Interest expense.........................................     (971,376)              (726,392)              (126,663)
  Abandoned offering costs.................................     (357,770)                     -                      -
  Loss on foreign exchange.................................     (568,424)               (29,202)               (17,335)
  Other expense............................................      (57,253)               (56,430)                (2,775)
                                                            ------------           ------------           ------------
Total other income (expenses)..............................   (1,867,161)              (561,552)               (27,312)
                                                            ------------           ------------           ------------
Loss before income taxes and minority interest.............   (4,771,594)            (6,245,092)            (2,791,143)
Benefit from income taxes (Note 8).........................            -                 12,973              1,103,000
Minority interest in (income) loss of subsidiaries.........       63,973                133,590               (114,643)
                                                            ------------           ------------           ------------
NET LOSS...................................................   (4,707,621)            (6,098,529)            (1,802,786)
  Other comprehensive income (loss):
    Foreign currency translation adjustment................      407,827               (430,117)                11,137
                                                            ------------           ------------           ------------
COMPREHENSIVE INCOME (LOSS)................................ $ (4,299,794)          $ (6,528,646)          $ (1,791,649)
                                                            ============           ============           ============

 See accompanying independent auditors' report, summary of accounting policies and notes to consolidated financial statements.

                            KAIRE INTERNATIONAL, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998



                                                             COMMON STOCK                    ADDITIONAL           ACCUMULATED
                                                  --------------------------------             PAID-IN           COMPREHENSIVE
                                                  SHARES (NOTE 7)         AMOUNT               CAPITAL            INCOME/(LOSS)
                                                  ---------------    -------------          -----------         --------------
Balance, January 1, 1996..........................   1,470,000          $    14,700          $    (6,604)         $         --

Comprehensive income/(loss):
  Net loss                                                  --                   --                   --                    --
  Foreign currency translation adjustment.........          --                   --                   --                11,137
                                                   -----------          -----------          -----------           -----------
Balance, December 31, 1996........................   1,470,000               14,700               (6,604)               11,137

Issuance of common stock for services.............     316,676                3,167               61,769                    --
Issuance of common stock for cash net
  of offering costs of $78,543 (Note 7)...........     250,000                2,500              168,957                    --
Issuance of common stock in connection with debt
  net of offering costs of $29,580 (Note 5).......     172,500                1,725              141,195                    --
Conversion of debt to additional paid-in capital
  (Note 7)........................................          --                   --            1,000,000                    --
Comprehensive income/(loss):
  Net loss........................................          --                   --                   --                    --
  Foreign currency translation adjustment.........          --                   --                   --              (430,117)
                                                   -----------          -----------          -----------           -----------
Balance, December 31, 1997........................   2,209,176               22,092            1,365,317              (418,980)

Issuance of common stock from
  exercise of stock options.......................      87,050                  870                  871                    --
Comprehensive income/(loss):
  Net loss........................................          --                   --                   --                    --
  Foreign currency translation adjustment,
   includes $381,429 transfer of loss on foreign
   exchange from writedown of investment in
   foreign subsidiary.............................          --                   --                   --               407,827
                                                   -----------          -----------          -----------           -----------
Balance, December 31, 1998........................   2,296,226          $    22,962          $ 1,366,188           $   (11,153)
                                                   ===========          ===========          ===========           ===========




                                                       RETAINED                                         TOTAL
                                                       EARNINGS            COMPREHENSIVE             STOCKHOLDERS'
                                                       (DEFICIT)           INCOME/(LOSS)               DEFICIT
                                                   --------------           --------------          --------------
Balance, January 1, 1996.......................... $    1,908,044           [ $1,186,351 ]          $    1,916,140
                                                                            ==============
Comprehensive income/(loss):
  Net loss........................................     (1,802,786)          [$(1,802,786)]              (1,802,786)
  Foreign currency translation adjustment.........             --           [     11,137 ]                  11,137
                                                   --------------           --------------          --------------
Balance, December 31, 1996........................        105,258           [$(1,791,649)]                 124,491
                                                                            ==============
Issuance of common stock for services.............             --                       --                  64,936
Issuance of common stock for cash net
  of offering costs of $78,543 (Note 7)...........             --                       --                 171,457
Issuance of common stock in connection with debt
  net of offering costs of $29,580 (Note 5).......             --                       --                 142,920
Conversion of debt to additional paid-in capital
  (Note 7)........................................             --                       --               1,000,000
Comprehensive income/(loss):
  Net loss........................................     (6,098,529)          [$(6,098,529)]              (6,098,529)
  Foreign currency translation adjustment.........             --           [   (430,117)]                (430,117)
                                                   --------------           --------------          --------------
Balance, December 31, 1997........................     (5,993,271)          [$(6,528,646)]              (5,024,842)
                                                                            ==============
Issuance of common stock from exercise of stock
  options.........................................             --                       --                   1,741
Comprehensive income/(loss):
  Net loss........................................     (4,707,621)          [$(4,707,621)]              (4,707,621)
  Foreign currency translation adjustment,
   includes $381,429 transfer of loss on foreign
   exchange from writedown of investment in
   foreign subsidiary.............................             --           [    407,827 ]                 407,827
                                                   --------------           --------------          --------------
Balance, December 31, 1998........................ $  (10,700,892)          [$(4,299,794)]          $   (9,322,895)
                                                   ==============           ==============          ==============

 See accompanying independent auditors' report, summary of accounting policies and notes to consolidated financial statements.

                            KAIRE INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                YEARS ENDED DECEMBER 31,
                                                            -------------------------------------------------------------
                                                                1998                    1997                    1996
                                                            -------------           -------------           -------------
OPERATING ACTIVITIES:
Net loss..................................................  $  (4,707,621)          $  (6,098,529)          $  (1,802,786)
Adjustments to reconcile net loss
  to net cash used in operating activities:
    Depreciation and amortization.........................        873,003                 876,836                 440,873
    Minority interest.....................................        (63,973)               (133,590)                114,643
    Loss on disposal of fixed assets......................             --                  17,217                      --
    Common stock issued for services......................             --                  17,500                      --
    Deferred income taxes.................................             --                      --                 (84,000)
    Provision for doubtful accounts.......................        148,119                 259,369                  41,210
    Write off of inventories..............................        276,871                      --                      --
    Loss on foreign exchange..............................        562,128                      --                      --
Changes in operating assets and liabilities:
  Accounts receivable.....................................       (102,117)               (435,517)                317,451
  Related party receivable................................             --                      --                 238,638
  Inventories.............................................        371,272                 293,087                 123,341
  Prepaid expenses and other..............................        386,288                (315,748)                (55,909)
  Refundable income taxes.................................             --               1,025,000                (725,000)
  Accounts payable........................................        412,982               1,218,959                 157,490
  Accounts payable, related party.........................        (26,255)                 26,254                      --
  Accrued liabilities and other...........................        432,693                (184,223)               (322,349)
  Income taxes payable....................................             --                      --                 (65,755)
                                                            -------------           -------------           -------------
Net cash used in operating activities.....................     (1,436,610)             (3,433,385)             (1,622,153)
                                                            -------------           -------------           -------------

INVESTING ACTIVITIES:
  Restricted cash.........................................       (125,000)                     --                      --
  Deposits and other......................................        283,094                (289,238)                     --
  Purchases of intangibles................................             --                 (20,106)               (172,488)
  Purchases of property and equipment.....................        (74,891)               (274,679)               (243,415)
  Advances - other........................................             --                 226,855                (224,804)
  Proceeds from sale of investment........................             --                 250,000                      --
  Purchase of investment..................................             --                      --                (250,000)
                                                            -------------           -------------           -------------
Net cash provided by (used in) investing activities.......         83,203                (107,168)               (890,707)
                                                            -------------           -------------           -------------
FINANCING ACTIVITIES:
  Checks written in excess of deposits....................       (287,715)                (53,155)              1,376,065
  Proceeds from note payable to bank......................             --                      --                 250,000
  Payments on note payable to bank........................        (60,000)                (10,000)                     --
  Proceeds from notes payable.............................        150,000               4,217,463                 200,000
  Payments on notes payable...............................             --              (1,017,463)                     --
  Proceeds from notes payable--related party..............      1,760,470               1,165,531                  75,000
  Payments on notes payable--related party................       (382,890)               (561,192)               (228,738)
  Payments on capital lease obligations...................       (103,040)               (241,610)               (223,902)
  Issuance of common stock................................          1,741                 171,457                      --
  Offering costs paid.....................................             --                 (29,580)                     --
  Payments for debt issue costs...........................             --                (300,794)                     --
                                                            -------------           -------------           -------------
Net cash provided by financing activities.................      1,078,566               3,340,657               1,448,425
                                                            -------------           -------------           -------------
Effect of foreign exchange rates changes on cash..........        186,811                 (78,708)                 33,570
                                                            -------------           -------------           -------------
Net decrease in cash and cash equivalents.................        (88,030)               (278,604)             (1,030,865)

Cash and cash equivalents, beginning of year..............        460,663                 739,267               1,770,132
                                                            -------------           -------------           -------------
Cash and cash equivalents, end of year....................  $     372,633           $     460,663           $     739,267
                                                            =============           =============           =============

 See accompanying independent auditors' report, summary of accounting policies and notes to consolidated financial statements.

                            KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES





ORGANIZATION AND BUSINESS

     Kaire International, Inc. (the "Company"), was incorporated in Nevada in October 1992. The Company is engaged in the distribution of health and personal care products through network marketers throughout the United States, Canada, New Zealand, Australia, Trinidad and Tobago, and the United Kingdom.

     On March 18, 1997, the Company merged into a newly formed Delaware corporation of the same name with the Nevada corporation ceasing to exist. The transaction was accounted for on a basis similar to a pooling of interest with no change in the historical financial statements of the Company. The newly formed corporation had no operations prior to the merger.

     The Company expanded its markets in 1995 by entering New Zealand and Australia with its health and personal care products. Kaire New Zealand Ltd. ("Kaire New Zealand") and Kaire Australia Pty. Ltd. ("Kaire Australia") were incorporated in August 1995 and began operations on November 1, 1995. The Company acquired a 51% interest in these two subsidiaries on the date of incorporation.

     During 1997, the Company expanded its markets into South Korea, Trinidad and Tobago, and the United Kingdom. Kaire Korea, Ltd. ("Kaire Korea") was incorporated on March 19, 1997 in South Korea as a wholly owned subsidiary of the Company through November 15, 1997. On November 15, 1997, the Company sold 15% of Kaire Korea, in consideration of $143,375 of interest expense due on a note payable. Operations and sales began during July 1997. During October 1998, the Company began trying to sell its South Korean subsidiary, and as of December 31, 1998, the Company wrote off all of its assets in its South Korean subsidiary as the Company does not anticipate recovering its investment. The Company recorded a $884,600 writedown of its assets in its South Korean subsidiary, which included a writedown of $132,863 in property and equipment and $210,736 in inventories. Kaire Europe Limited ("Kaire Europe") was incorporated as a wholly owned subsidiary, of the Company on July 24, 1997 in the United Kingdom, commencing sales during November 1997. Kaire Trinidad Limited ("Kaire Trinidad"), a wholly owned subsidiary of the Company, was incorporated on May 21, 1997 in the Republic of Trinidad and Tobago and began operations during June 1997.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company, its majority owned subsidiaries Kaire New Zealand, Kaire Australia and Kaire Korea, and its wholly owned subsidiaries Kaire Europe, and Kaire Trinidad. All significant intercompany accounts and transactions have been eliminated in consolidation.

CONCENTRATION OF RISK

     The Company maintains its cash accounts in several bank accounts. Accounts in the United States are insured by the Federal Deposit Insurance

Corporation (FDIC) up to $100,000. The Company's cash balance in some of its bank accounts generally exceeds the insured limits.

     The Company sells its products through network marketers throughout the United States, Canada, New Zealand, Australia, Trinidad and Tobago, and the United Kingdom. Credit is extended for returned checks and or until credit card purchases have cleared the bank.

     Credit losses, if any, have been provided for in the financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual or significant risks, in the normal course of business.

CASH AND CHECKS WRITTEN IN EXCESS OF DEPOSITS

     The cash balance on the accompanying balance sheet represents cash from the Company's subsidiaries which are not overdrawn. The checks in excess of deposits represents bank overdrafts on the parent company's financial statements. The cash held in the Company's subsidiary accounts is not available to cover the Company's bank overdrafts.

CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

RESTRICTIVE CASH

     The Company has a restricted cash account with a credit card processing company. The primary purpose of this account is to provide a reserve for potential uncollectible amounts and chargebacks by the Company's credit card customers. The credit card processing company may periodically increase the restricted cash account. However, the Company's restricted cash account will not go below $125,000. Subsequent to December 31, 1998, the credit card processing company increased the restricted cash account to $200,000.

INVENTORIES

     Inventories consist mainly of health and personal care products and are stated at lower of cost (first-in, first-out) or market.

PROPERTY, EQUIPMENT, DEPRECIATION AND AMORTIZATION

     Property and equipment are stated at cost. Depreciation and amortization are computed, using primarily the straight-line method, over the estimated useful lives of the assets which range from three to seven years. Maintenance and repair costs are expensed as incurred.

LONG-LIVED ASSETS

     Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected undiscounted future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

DEBT ISSUE COSTS

     Debt issue costs are being amortized using the straight-line method over the term of the notes payable.


REVENUE RECOGNITION

     The Company sells its products directly to independent distributors. Sales are recorded when products are shipped.

     Under the Kaire Direct program the Company provides a 100% refund (less shipping and handling), to all end users, for any unopened product that is returned within 30 days from the date of purchase in resalable condition. The Company provides a 100% product exchange for any product that does not meet customer satisfaction if returned within 30 days under the Kaire Direct program. An Associate is allowed 90 days from order date for exchange or refund only if product bottles (empty, partial or full) are returned. Statement of Financial Accounting Standards No. 48 "Revenue Recognition When Right of Return Exists" requires the Company to accrue losses that may be expected from sales returns. The Company recorded sales returns of $458,337, $869,305 and $861,213 for the years ended December 31, 1998, 1997 and 1996. The Company monitors its historical sales returns and will accrue a liability for sales returns when and if sales returns become significant.

INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Fair values of accounts receivable, accounts payable, and accrued liabilities are assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand.

     NOTES PAYABLE TO RELATED PARTIES

     Due to its related party nature and terms of the notes payables to related parties, the Company cannot estimate the fair market value of such financial instruments.

     NOTES PAYABLE

     Substantially all of these notes bear interest at fixed rates of interest based upon the terms of the Agreements. The fair value of these notes are not materially different than their reported carrying amounts at December 31, 1998 and 1997.

FOREIGN CURRENCY TRANSLATIONS

     Assets and liabilities of subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses of subsidiaries are translated at the average rates of exchange prevailing during the year. The related translation adjustments are reflected as a cumulative translation adjustment in consolidated stockholders' equity. Foreign currency gains and losses resulting from transactions are included in results of operations in the period in which the transactions occurred.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

STOCK OPTIONS

     The Company applies Accounting Pronouncements Bulletin Opinion 25, "Accounting for Stock Issued to Employee", ("APB 25") and related interpretations in accounting for all stock option plans. Under APB 25, no compensation cost has been recognized for stock options granted as the option price equals or exceeds the market price of the underlying common stock on the date of grant.

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

COMPREHENSIVE INCOME

     During 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). The implementation of SFAS No. 130 required comparative information for earlier years to be presented. The Company has elected to report comprehensive income on the consolidated statements of operations and the consolidated statements of stockholders' deficit. Comprehensive income is comprised of net loss and all changes to the consolidated statements of stockholders' deficit, except those due to investments by stockholders, changes in paid in capital and distributions to stockholders.

SEGMENT REPORTING

     During 1998, the Company implemented Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). This standard establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. The adoption of SFAS No. 131 did not have a material impact on the Company's consolidated financial statements.

                            KAIRE INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   GOING CONCERN

     The Company incurred significant losses during the years ended December 31, 1998 and 1997 and, at December 31, 1998, has a negative working capital of $9,862,931 and a capital deficit of $9,322,895. Additionally, the Company has not made its payroll tax and sales tax deposits on a timely basis. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

     Subsequent to December 31, 1998 (see Note 13), the Company sold substantially all of its assets and certain liabilities to Natural Health Trends Corporation ("NHTC") and NHTC Acquisition Corp. As part of the purchase price, commencing December 31, 1999 and each year for a period of five years thereafter, NHTC will pay certain amounts to the Company based upon NHTC Acquisition Corp.'s net income and sales levels. The Company believes that this amount will be sufficient to pay its existing, outstanding indebtedness. There are no assurances that the Company will receive the payments from NHTC or that the payments will be sufficient to pay its existing indebtedness. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.   RELATED PARTY TRANSACTIONS

     ACCOUNTS PAYABLE, OFFICERS AND DIRECTORS

     As of December 31, 1997, the Company owed $26,255 in accounts payable to officers and directors. The amounts were paid during 1998.

     NOTES PAYABLE, RELATED PARTIES

     During 1997, three officers of the Company advanced funds to the Company for working capital requirements. The Company recorded these advances as current liabilities. On November 28, 1997, the Company issued 10% promissory notes payable to the officers. The notes are uncollateralized and due on demand. As of December 31, 1998 and 1997, the Company owed $258,337 and $262,037 to the officers.

     During 1997 and 1998, two individual directors advanced funds to the Company for working capital requirements. The advances are evidenced by note agreements. The notes bear interest at 10%, are uncollateralized, and due upon demand. As of December 31, 1998 and 1997, the Company owed $242,410 under these notes to the directors. In addition, during 1997, the two directors advanced an additional $113,000 to the Company which was repaid by the Company during 1997.

                            KAIRE INTERNATIONAL, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.   RELATED PARTY TRANSACTIONS (CONTINUED)

In December 1997, the directors and officers entered into an agreement with the Company to which they agreed that the Company not make repayments on the notes issued to them until after the end of the first calendar quarter in which the Company has achieved positive cash flow. The agreement requires payments only after calendar quarters during which the Company has received positive cash flow and that the Company is only required to pay the officers and directors on a pro rata basis as to their indebtedness in an aggregate amount equal to 50% of the positive net cash flow for each such quarter.

     During 1998, the Company borrowed $443,000 from directors of the Company for notes payable. The notes bear interest at 10%. The notes are collateralized by all the assets of the Company and are due on demand. As of December 31, 1998, the Company owed $136,500 under these notes to the directors.

     Kaire Korea, pursuant to a demand promissory note guaranteed by the Company and personally guaranteed by certain officers of the Company, borrowed $500,000 from a corporation during May 1997 pursuant to the terms of a note payable at an annual interest rate of 9.5%. The note was due in principal installments of:
$25,000 due August 31, 1997, $125,000 due September 30, 1997, $175,000 due
October 31, 1997 and $175,000 due November 30, 1997. An option to acquire 15% of the capital stock of Kaire Korea Ltd. at the par value of Kaire Korea's capital stock expiring May 2000 was granted to the lender. During 1997, Kaire Korea defaulted under the note agreement. On November 15, 1997, the Corporation exercised its option to acquire 15% of Kaire Korea from the Company in consideration of $143,375 in interest expense due by Kaire Korea under the note agreement. The Company renegotiated the terms of the original note agreement on January 1, 1998. The January 1, 1998 agreement modifies the repayment provisions of principal and interest, stipulating that the Company make monthly interest only payments until the note is paid in full. The note was due on September 15, 1998. The Company is currently in default on its note payable. The Company has classified this liability as a current liability. The Company also pledged its stock in Kaire Korea as collateral on this note. As of December 31, 1998 and 1997, Kaire Korea owes $475,000 to its minority stockholder.

     During November 1997, Interactive Medical Technologies, Ltd. ("IMT") loaned the Company $700,000. Pursuant to an Agreement and Plan of Reorganization, IMT agreed to convert its $700,000 of debt to equity in the Company (see Note 7).

                            KAIRE INTERNATIONAL, INC.

     During March and April 1998, Global Marketing, LLC, a stockholder of the Company, advanced a total of $1,000,000 to the Company for working capital requirements. On April 16, 1998, the Company entered into a $1,000,000 note payable with the stockholder. The note bears interest at 10% per annum, is uncollateralized and is payable upon demand.

     During December 1998, the Company borrowed $250,000 from Natural Health Trends Corporation ("NHTC") (see Note 13). The note bears interest at 10% per annum, is collateralized by the Company's supplier agreement (see Note 9) and is payable on demand. The note is personally guaranteed by certain officers of the Company.

3.   CAPITAL LEASE OBLIGATIONS

     The Company has various capital lease obligations which are collateralized by equipment. Interest rates under the agreements range from 7.1% to 31.9%, with monthly principal and interest payments ranging from $51 to $11,349.

     Future minimum lease payments and the present value of the minimum lease payments under the noncancelable capital lease obligations as of December 31, 1998 are as follows:


DECEMBER 31,                                       1998
-----------                                      --------
1999 .......................................     $15,694
2000 .......................................      15,347
                                                 -------
Total future minimum lease payments ........      31,041
Less amounts representing interest .........       3,289
                                                 -------
Present value of minimum lease payments.....      27,752
Less current maturities ....................      19,606
                                                 -------
Total long-term obligations ................     $ 8,146
                                                 =======


     At December 31, 1998 and 1997, property and equipment includes equipment under capital lease obligations with a total cost of $757,689 and accumulated amortization of $560,794 and $489,056.

4.   NOTE PAYABLE TO BANK

     The term loan bears interest at 10.5% per annum and is collateralized by inventories, accounts receivable, certain other assets, and the personal guarantees of certain officers and directors of the Company. The term loan is payable in monthly principal payments of $5,000 plus accrued interest and is due January 1999. As of December 31, 1998 and 1997, the balance was $180,000 and $240,000. As of December 31, 1998 and 1997, the term loan is classified as a current liability. In accordance with the Asset Purchase Agreement, NHTC assumed the term loan subsequent to year end (see Note 13).

                            KAIRE INTERNATIONAL, INC.

5.   NOTES PAYABLE

     Notes payable consists of the following:


                                                                                 December 31,
                                                                        --------------------------------
                                                                            1998                 1997
                                                                        -----------          -----------
Note payable to a corporation (1) ............................          $   200,000          $   200,000
Notes payable to individuals (2) .............................            1,725,000            1,587,166
Note payable to a corporation (3) ............................              150,000                    -
                                                                        -----------          -----------
Total notes payable ..........................................          $ 2,075,000          $ 1,787,166
                                                                        ===========          ===========


(1) During January 1997, the Company borrowed $200,000 from a corporation for a note payable at an interest rate of 10% per month, with interest payments due monthly. The note is guaranteed by certain officers and directors and is due upon demand. The Company renegotiated the terms of the original agreement on August 25, 1997, as the Company had not met the interest payment requirements of the agreement. The August 25, 1997 agreement modifies the repayment provisions of principal and interest, stipulating that the Company repay all interest and principal due under the original agreement by December 31, 1997. Also, the interest rate was reduced from 10% per month to 2% per month payable monthly, retroactive to March 5, 1997. On January 15, 1998, the note was amended and changed to a demand note as the Company was unable to repay the note by December 31, 1997 as stated in the August 25, 1997 amendment. The Company is required to make monthly interest only payments of $4,000 per month. In connection with the original terms of this borrowing, the lender was issued warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share. The warrants expire six years after the effective date of the initial public offering. As of December 31, 1998, the warrants had not been exercised. On October 1, 1998, the lender was issued additional warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share as a result of the reverse stock split (see Note 7). Subsequent to December 31, 1998, the note was paid in full (see Note 13).


(2) During 1997, the Company borrowed $1,725,000 pursuant to a private placement offering consisting of the issuance of promissory notes and

                            KAIRE INTERNATIONAL, INC.

     common stock of the Company. In connection with this private placement offering, the Company incurred $348,230 in debt issue costs. The debt issue costs are being amortized using the straight line method over the term of the promissory notes. The promissory notes are due the earlier of eighteen months from the date of issue, the completion date of an equity financing of the Company pursuant to which it receives gross proceeds of not less than $3,000,000, or the Company's receipt of at least $1,000,000 in proceeds from the "Key Man" life insurance policies on any of its executive officers and/or directors. The promissory notes bear interest at 10% per annum. In connection with the private placement offering, debt holders were issued 172,500 shares of the Company's common stock. Original issue discount of $172,500 was recorded as part of the private offering financing and is being charged to interest over the life of the promissory notes under the effective interest method. The shares issued were valued based upon their estimated fair market value at date of issuance. As of December 31, 1998 and 1997, the notes payable are disclosed net of unamortized original issue discount of $0 and $137,834. Subsequent to December 31, 1998, the notes were paid in full (see Note 13).

(3) During January 1998, the Company borrowed $150,000 from a corporation for a note payable at an annual interest rate of 24%. Interest and principal are due on demand. The note is uncollateralized and is personally guaranteed by certain officers and directors of the Company. Subsequent to December 31, 1998, the note was paid in full (see Note 13).

     All warrants issued in connection with the above financing transactions have been valued using the Black-Scholes Model and are considered to be nominal in value.


6.   PAYROLL TAX AND SALES TAX LIABILITIES

     During 1998 and 1997, the Company has not made its payroll tax deposits with the Internal Revenue Service ("IRS") and the various state taxing authorities on a timely basis. The Company has filed all required payroll tax returns and is currently negotiating a payment plan with the IRS. As of December 31, 1998 and 1997, the Company owes approximately $312,800 and $51,096 of delinquent payroll tax liabilities including interest and penalties. The Company's failure to pay its delinquent payroll tax liabilities could result in tax liens being filed by various taxing authorities.

     During 1998 and 1997, the Company did not make its sales tax deposits with the various sales tax authorities on a timely basis. The Company has filed all required sales tax returns. As of December 31, 1998 and 1997, the Company owed approximately $603,995 and $268,299 in current and delinquent sales taxes. The Company's failure to pay its delinquent sales taxes could result in tax liens being filed by various taxing authorities.

                            KAIRE INTERNATIONAL, INC.

7.   STOCKHOLDERS' EQUITY

     STOCK SPLIT AND AUTHORIZATION OF SHARES

     On October 1, 1998, the Board of Directors authorized a 1 for 2 reverse stock split for shareholders of record on October 1, 1998. All references to common share and per share amounts in the accompanying financial statements have been restated to reflect the effect of this reverse stock split. As a result of the 1 for 2 reverse stock split, certain warrant holders received an additional 712,500 warrants to purchase common stock of the Company at $6.60 per share. The warrants expire six years after the effective date of the initial public offering. These warrants granted on October 1, 1998 were considered nominal value.

     On February 1, 1997, the Board of Directors authorized a stock split, effected in the form of a dividend of 2,800 shares of common stock for each common share held by shareholders of record on February 1, 1997. All references to common share and per share amounts in the accompanying financial statements have been restated to reflect the effect of this stock dividend.

     During March 1997, the Board of Directors adopted certain resolutions which were approved by the Company's stockholders to increase the number of authorized shares of common stock from 1,000,000 to 25,000,000 shares. The stockholders also approved the authorization of the issuance of a new class of 5,000,000 shares of preferred stock. The preferred stock of the Company can be issued in series. With respect to each series issued, the Board of Directors of the Company will determine, among other things, the number of shares in the series, voting rights and terms, dividend rates and terms, liquidation preferences and redemption and conversion privileges. No preferred stock has been issued as of December 31, 1998.

     ISSUANCE OF COMMON STOCK

     On March 20, 1997, the Company sold 250,000 shares of common stock pursuant to a private placement offering for $171,457, net of $78,543 in offering costs, and warrants to purchase an additional 250,000 shares of common stock at a purchase price of $6.60 per share. On October 1, 1998, the investors were issued additional warrants to purchase 250,000 shares of the Company's common stock at a purchase price of $6.60 per share as a

                            KAIRE INTERNATIONAL, INC.

7.   STOCKHOLDERS' EQUITY (CONTINUED)

result of the reverse stock split. The warrants are exercisable for a period of four years commencing two years from the date the Securities and Exchange Commission declares the Company's registration statement effective. The effective date is the first date the Company may offer the sale of its common stock in an initial public offering. The Company may redeem the warrants commencing one year from the effective date at a redemption price of $.05 per warrant if: (1) the closing bid price of the common stock for twenty (20) consecutive trading days exceeds $10.00, (2) the redemption occurs during the first two years following the effective date and the Company receives the prior written consent of the underwriter for such redemption, and (3) the warrants are exercisable. The warrants issued in connection with this transaction are considered nominal in value. As discussed in Note 13, the Company finalized the Asset Purchase Agreement with NHTC during February 1999. These warrants remained with the Company.

     During 1997, the Company borrowed $700,000 from IMT. On December 9, 1997, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") with IMT whereby IMT agreed to convert its $700,000 of debt previously borrowed by the Company to equity in the Company, and invest an additional $300,000 in equity in the Company at closing. The Agreement for reorganization of the Company contemplated an exchange between the shareholders of Kaire International, Inc. for IMT shares whereby IMT issued, in total, shares equal to forty-five percent (45%) of its common stock outstanding (as defined in the agreement) immediately prior to the closing date of the Agreement in exchange for not less than 80% of the issued and outstanding common stock of the Company. During March 1998, IMT exchanged 57% of the common stock of the Company to Global Marketing, LLC. IMT's controlling interest in the Company was deemed temporary and as such did not result in any adjustment to the Company's consolidated financial statements as of the date of the Agreement.

     STOCK OPTIONS AND WARRANTS

     During 1997, the Company adopted a stock option plan. No options have been granted under this Plan as of December 31, 1998. The Company has reserved 500,000 shares of its common stock for future grants under this Plan.

     SFAS No. 123 requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123.

                            KAIRE INTERNATIONAL, INC.

No stock awards were issued to employees during the years ended 1998, 1997 and 1996. For stock awards issued to non-employees, the Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1996. The options and warrants granted during 1997 and 1996 to non-employees were considered nominal in value. No stock awards were issued to non-employees during the year ended 1998.

                                                                                                 1997                  1996
                                                                                              -----------           ----------
Dividend yield .....................................................................                   0%                   0%
Expected volatility ................................................................                   0%                   0%

Risk-free interest rates ...........................................................        5.85% to 6.6%                   6%
Expected lives in years ............................................................         3 to 6 years              3 years

     A summary of the status of the Company's stock option and warrant plan as of December 31, 1998, 1997 and 1996 is presented below. As discussed in Note 13, the Company finalized the Asset Purchase Agreement with NHTC during February 1999. The Company's stock options and warrants remained with the Company.

                                                           OPTIONS                              WARRANTS
                                                   --------------------------          ---------------------------
                                                                     WEIGHTED                             WEIGHTED
                                                                     AVERAGE                              AVERAGE
                                                                     EXERCISE                             EXERCISE
                                                   SHARES             PRICE             SHARES              PRICE
                                                  --------           --------          --------           --------

OUTSTANDING, JANUARY 1, 1996 ...........                --           $     --                --           $     --
   GRANTED .............................                --                 --            14,700               0.02
                                                  --------           --------          --------           --------
OUTSTANDING, DECEMBER 31, 1996 .........                --                 --            14,700               0.02
   GRANTED .............................            65,000               0.02           719,850               6.53
                                                  --------           --------          --------           --------
OUTSTANDING, DECEMBER 31, 1997 .........            65,000               0.02           734,550               6.40
   GRANTED .............................                --                 --                --                 --
   EXERCISED ...........................           (65,000)              0.02           (22,050)              0.02
                                                  --------           --------          --------           --------
OUTSTANDING, DECEMBER 31, 1998 .........                --           $     --           712,500           $   6.60
                                                  ========           ========          ========           ========
EXERCISABLE, DECEMBER 31, 1996 .........                --           $     --            14,700           $   0.02
                                                  ========           ========          ========           ========
EXERCISABLE, DECEMBER 31, 1997 .........            65,000           $   0.02            22,050           $   0.02
                                                  ========           ========          ========           ========
EXERCISABLE, DECEMBER 31, 1998 .........                --           $     --                --           $     --
                                                  ========           ========          ========           ========

                                                                         OPTIONS                          WARRANTS
                                                                        ---------                         --------
Weighted average fair value of options and warrants granted
 during 1996 ...............................................               None                           $   0.48

Weighted average fair value of options and warrants granted
 during 1997 ...............................................            $  0.49                               None

Weighted average fair value of options and warrants granted
 during 1998 ...............................................               None                               None

     The following table summarizes information about exercisable stock options and warrants at December 31, 1998:

                                                 OUTSTANDING                                        EXERCISABLE
                         -----------------------------------------------------------        ----------------------------
                          RANGE OF                        REMAINING        AVERAGE                             AVERAGE
                          EXERCISE           NUMBER      CONTRACTUAL       EXERCISE           NUMBER           EXERCISE
DECEMBER 31, 1998          PRICES         OUTSTANDING       LIFE           PRICE            EXERCISABLE         PRICE
-----------------        ----------       -----------    -----------      ----------        -----------       ----------
WARRANTS                 $     6.60         712,500                       $     6.60                --        $       --
                         ==========        ==========                     ==========        ==========        ==========

                            KAIRE INTERNATIONAL, INC.

8.  INCOME TAXES



                                                                         YEARS ENDED DECEMBER 31,
                                                   ----------------------------------------------------------------
                                                        1998                      1997                       1996
                                                   --------------           --------------           --------------
INCOME TAXES CONSIST OF THE FOLLOWING:

Current benefit:
      Federal...................................   $           --           $       12,973           $    1,017,000
      Foreign...................................               --                       --                       --
      State.....................................               --                       --                    2,000
                                                   --------------           --------------           --------------
                                                               --                   12,973                1,019,000
                                                   --------------           --------------           --------------
Deferred benefit:
      Federal...................................        1,188,000                1,440,000                   68,000
      Foreign...................................          175,000                  205,000                       --
      State.....................................           51,000                   62,000                  100,000
                                                   --------------           --------------           --------------
                                                        1,414,000                1,707,000                  168,000
                                                   --------------           --------------           --------------
                                                        1,414,000                1,719,973                1,187,000
Change in valuation allowance...................       (1,414,000)              (1,707,000)                 (84,000)
                                                   --------------           --------------           --------------
Income tax benefit..............................   $           --           $       12,973           $    1,103,000
                                                   ==============           ==============           ==============


     At December 31, 1998, the Company had available net operating loss carryforwards as follows:

                                                                           AMOUNT                EXPIRE
                                                                        -----------            ----------
Federal net operating loss carryforwards .....................          $ 8,004,000                  2018

State net operating loss carryforwards .......................            8,984,000          2010 to 2018

Foreign net operating loss carryforwards .....................              242,000          2003 to 2005

Foreign net operating loss carryforwards .....................              243,000            Indefinite



     The utilization of certain of the loss carryforwards are limited under
Section 382 of the Internal Revenue Code of approximately $233,000 per year. The types of temporary differences between the tax basis of assets and liabilities that give rise to a significant portion of the net deferred tax liability and their approximate tax effects are as follows:



                                                                                   DECEMBER 31,
                                                                        ---------------------------------
                                                                            1998                 1997
                                                                        -----------           -----------
Net operating loss carryforwards .............................          $ 3,036,000           $ 1,436,000
Foreign operating loss carryforwards .........................              127,000               205,000
Property and equipment .......................................              (64,000)              (90,000)
Inventories ..................................................               93,000               216,000
Accounts receivable allowance ................................                   --                11,000
Contribution carryforwards ...................................               13,000                13,000
                                                                        -----------           -----------
Net deferred tax assets ......................................            3,205,000             1,791,000
Less valuation allowance .....................................           (3,205,000)           (1,791,000)
                                                                        -----------           -----------
Net deferred taxes ...........................................          $        --           $        --
                                                                        ===========           ===========

                            KAIRE INTERNATIONAL, INC.

8. INCOME TAXES (CONTINUED)

     A valuation allowance equal to the net deferred tax assets has been recorded, as management of the Company has not been able to determine that it is more likely than not that the net deferred tax assets will be realized. A reconciliation of the income taxes at the federal statutory rate to the effective tax rate is as follows:


                                                                      YEARS ENDED DECEMBER 31,
                                                   ----------------------------------------------------------------
                                                         1998                    1997                       1996
                                                   --------------           --------------           --------------
Federal income tax benefit computed at
      the federal statutory rate .........         $   (1,188,000)          $   (1,452,973)          $   (1,085,000)

State income tax benefit, net of federal
      benefit ............................                (51,000)                 (62,000)                (102,000)

Foreign tax benefit at statutory rates ...               (175,000)                (205,000)                      --

Increase in valuation allowance ..........              1,414,000                1,707,000                   84,000
                                                   --------------           --------------           --------------

Income tax benefit ......................          $           --          $       (12,973)          $   (1,103,000)
                                                   ==============          ===============           ==============

9.   COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES

     The Company is obligated under operating leases for office space, office equipment and vehicles. Seven leases are on a month-to-month basis and seven require future minimum lease payments as follows:



YEAR ENDED DECEMBER 31,
-----------------------
1999.......................................................   $216,000
2000.......................................................    110,000
2001.......................................................     69,000
2002.......................................................     69,000
2003.......................................................     50,000
Thereafter.................................................    298,000
                                                              --------
Total......................................................   $812,000
                                                              ========




     Lease expense for all operating leases was $744,000, $605,000 and $291,000 for the years ended December 31, 1998, 1997 and 1996.

     COMMITMENT WITH SUPPLIER

     During August 1998, the Company entered into an agreement with a supplier where the supplier will be the exclusive manufacturer of the product for the Company. For a period of five years, the Company must purchase no less than $22,500 per month for the first three months, no less than $45,000 per month for months four through six, and no less than $73,750 per month thereafter.

                            KAIRE INTERNATIONAL, INC.

9.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

     CONSULTING AGREEMENT

     On February 4, 1997, the Company entered into a consulting agreement with Magic Consulting Group, Inc. ("Consultant"). Consultant is to receive the following compensation for services: (i) an option to purchase 50,000 shares of common stock of the Company for $.02 per share; (ii) 50,000 warrants to purchase an aggregate of 50,000 shares of common stock of the Company at $6.60 per share and; (iii) $2,500 per month for a period of 60 months. As of December 31, 1998, no warrants were exercised. On October 1, 1998, Consultant was issued additional warrants to purchase 50,000 shares of the Company's common stock at $6.60 per share as a result of the reverse stock split (see Note 7). During October 1998, Consultant exercised its $.02 per share option to purchase 50,000 shares of common stock of the Company.

     401(k) PROFIT SHARING PLAN

     On January 1, 1996, the Company established a 401(k) profit sharing retirement plan. The plan requires one year of service and attainment of age 21 to become eligible. Employer contributions vest over a five year period. The Company's contributions to the plan for the years ended December 31, 1998, 1997 and 1996 were approximately $0, $53,000 and $67,000. As discussed in Note 13, the Company finalized the Asset Purchase Agreement with NHTC during February 1999. The Company anticipates that the plan will be transferred into NHTC's 401(k) profit sharing retirement plan.

     LEGAL PROCEEDINGS

     As part of its ordinary course of business, the Company is involved in certain litigious activities from time to time. No litigation exists at December 31, 1998 or to the date of this report that management or legal counsel believe will have a material impact on the financial position or operations of the Company.

     The Company is the subject of an investigation by the United States Department of Justice, Office of Consumer Litigation, into the actions by certain specifically named individuals active in the dietary supplement industry. The Company was initially contacted in January 1997 and was advised, in writing, that it is not a "target" of the Department's investigation, but that it is a "subject" (meaning that its conduct is deemed to be within the scope of the investigation) thereof. The Company has completed all obligations and requests pertaining to this matter.

                            KAIRE INTERNATIONAL, INC.

     The Company has also received a voluntary request for information from the FTC regarding a separate investigation into dietary supplement interactions with certain disorders. The Company voluntarily produced information to the FTC with regards to the initial request, and has received a subsequent request for additional information. The Company is currently responding with clarifications to previous inquiries.

10.  MAJOR SUPPLIERS

     During the years ended December 31, 1998, 1997 and 1996, the Company purchased amounts of its products from a limited number of vendors, including significant amounts from MW International of 44%, 48% and 57%. During 1996, the Company also purchased 22% of its products from Manhattan Drug. The Company currently buys all of its Pycnogenol, an important component of its products, from one supplier. Although there are a limited number of manufacturers of this component, management believes that other suppliers could provide similar components on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

                            KAIRE INTERNATIONAL, INC.

11.  FOREIGN SALES


     The Company sells its product in the United States and internationally. Net sales and long-lived assets by country are as follows:

                                        UNITED           NEW
YEAR ENDED DECEMBER 31, 1998            STATES         ZEALAND         KOREA          OTHER       ELIMINATIONS   CONSOLIDATED
----------------------------          -----------    -----------    -----------    -----------    ------------   ------------
Sales to unaffiliated customers...... $19,605,047    $ 3,586,561    $ 1,825,382    $ 1,158,720    $        --     $26,175,710
Transfers between geographic areas...   1,660,926             --                            --     (1,660,926)             --
                                      -----------    -----------    -----------    -----------    -----------     -----------
Net sales ........................... $21,265,973    $ 3,586,561    $ 1,825,382    $ 1,158,720    $(1,660,926)    $26,175,710
                                      ===========    ===========    ===========    ===========    ===========     ===========
Long-lived assets at December 31,
1998 ................................ $   546,122    $    18,122     $       --    $    83,100    $        --     $   647,344
                                      ===========    ===========    ===========    ===========    ===========     ===========

                                        UNITED           NEW
YEAR ENDED DECEMBER 31, 1997            STATES         ZEALAND         KOREA          OTHER       ELIMINATIONS   CONSOLIDATED
----------------------------          -----------    -----------    -----------    -----------    ------------   ------------
Sales to unaffiliated customers ..... $29,278,545    $ 4,527,170    $   808,117    $ 1,067,680    $        --     $35,681,512
Transfers between geographic areas...   2,211,101             --             --             --     (2,211,101)             --
                                      -----------    -----------    -----------    -----------    -----------     -----------


Net sales ........................... $31,489,646    $ 4,527,170    $   808,117    $ 1,067,680    $(2,211,101)    $35,681,512
                                      ===========    ===========    ===========    ===========    ===========     ===========
Long-lived assets at December 31,
1997 ................................ $   852,593    $    32,889    $   233,468    $    85,118    $        --     $ 1,204,068
                                      ===========    ===========    ===========    ===========    ===========     ===========

                                         UNITED          NEW
YEAR ENDED DECEMBER 31, 1996             STATES        ZEALAND         KOREA          OTHER       ELIMINATIONS   CONSOLIDATED
----------------------------          -----------    -----------    -----------    -----------    ------------   ------------
Sales to unaffiliated customers ..... $44,122,950    $ 6,183,359    $        --    $ 1,192,253    $        --     $51,498,562
Transfers between geographic areas...   1,784,815             --             --             --     (1,784,815)             --
                                      -----------    -----------    -----------    -----------    -----------     -----------
Net sales ........................... $45,907,765    $ 6,183,359    $        --    $ 1,192,253    $(1,784,815)    $51,498,562
                                      ===========    ===========    ===========    ===========    ===========     ===========
Long-lived assets at December 31,
1996................................. $ 1,344,889    $    39,049    $        --    $    66,710    $        --     $ 1,450,648
                                      ===========    ===========    ===========    ===========    ===========     ===========

                            KAIRE INTERNATIONAL, INC.

12.   SUPPLEMENTAL DATA TO STATEMENTS OF CASH FLOWS



                                                                      YEARS ENDED DECEMBER 31,
                                                        ---------------------------------------------------
                                                           1998                 1997               1996
                                                        ----------          -----------        ------------
Cash paid during the period for:
  Interest ...................................         $   169,257          $   278,139         $   120,839

Non-cash investing and financing transactions:

Note payable converted to capital ............         $        --          $ 1,000,000         $        --
Note receivable - related party offset to
 notes payable - related parties .............         $        --          $    94,670         $        --
Equipment acquired under capital lease
 obligations .................................         $        --          $        --         $    79,374
Issuance of common stock in connection with
 long-term debt ..............................         $        --          $   172,500         $        --
Increase in minority interest from sale of 15%
 interest in subsidiary ......................         $        --          $   143,375         $        --
Common stock issued for debt issue costs .....         $        --          $    47,436         $        --
Common stock issued for services .............         $        --          $    17,500         $        --



13.  SUBSEQUENT EVENTS

     ASSET PURCHASE AGREEMENT WITH NATURAL HEALTH TRENDS CORPORATION AND NHTC ACQUISITION CORP.

     On November 24, 1998, the Company entered into an Asset Purchase Agreement with Natural Health Trends Corporation ("NHTC"), a publicly traded company, and NHTC Acquisition Corporation, where NHTC, in exchange for the Company assets and assumption of certain liabilities, issued to the Company $2,800,000 of its Series F Preferred stock, to two creditors of the Company $350,000 of its Series G Preferred stock and to the Company warrants to purchase 200,000 shares of common stock. Furthermore, based upon NHTC Acquisition Corporation's net income and sales levels, NHTC has agreed to pay certain amounts to the Company each year for a period of five years, commencing with the year ended December 31, 1999. This transaction was approved by the stockholders of NHTC and closed on February 19, 1999.

                            KAIRE INTERNATIONAL, INC.

     In connection with the Asset Purchase Agreement, the Company transferred $2,000,000 of its Series F Preferred stock in NHTC in payment in full on its $1,725,000 notes payable due to individuals including accrued interest (see Note
5). In addition, the Company's corporate noteholders received $350,000 of NHTC's Series G Preferred stock in payment on their $350,000 notes payable (see Note
5).

14. VALUATION AND QUALIFYING  ACCOUNTS


                                       BALANCE AT            ADDITIONS                                  BALANCE AT
                                        BEGINNING            CHARGED TO                                   END OF
                                        OF YEAR              EXPENSES              DEDUCTIONS              YEAR
                                      ------------          ------------          ------------          ------------

Allowance for doubtful accounts:

 Year ended December 31, 1998........ $    168,805          $    148,119          $    316,924          $         --

 Year ended December 31, 1997........ $     30,000          $    259,369          $    120,564          $    168,805

 Year ended December 31, 1996........ $     56,000          $     41,210          $     67,210          $     30,000

15. YEAR 2000 ISSUES (UNAUDITED)

     The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the latter two digit year value to 00. The issue is whether computer systems will property recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company's management has assessed the "Year 2000" compliance expense to be approximately $250,000. The "Year 2000" problem may impact other entities with which the Company transacts business, and the Company cannot predict the effect of the "Year 2000" problem on such entities or the resulting effect on the Company. The Company has not yet established a contingency plan in the event that it is unable to correct the "Year 2000" problem and has no plans to do so. There can be no assurance that such problem can be resolved by the Company in a timely or cost effective fashion, or at all, or that any difficulty or inability in resolving such problem will not have a material adverse effect upon the Company.

     YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                            -----------------------

                               TABLE OF CONTENTS

                                                       PAGE
                                                       ----
Prospectus Summary.................................     3
Risk Factors.......................................     7
Use of Proceeds....................................    14
Capitalization.....................................    15
Market for Common Equity and Related
     Stockholders Matters..........................    16
Selected Financial Data............................    17
Pro Forma Financial Data...........................    18
Management's Discussion and Analysis
     of Financial Condition and Results
     of Operations.................................    19
Business...........................................    23
Management.........................................    35
Principal Stockholders.............................    37
Certain Transactions...............................    38
Description of Securities..........................    38
Shares Eligible for Future Sale....................    41
Selling Securityholders............................    42
Plan of Distribution...............................    43
Legal Matters......................................    44
Experts............................................    44
Where You Can Find Additional Information..........    44
Index to Financial Statements......................   F-1


                            -----------------------

     UNTIL          , 2000, ALL DEALERS EFFECTING TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              2,413,504 SHARES OF
                                  COMMON STOCK

                          NATURAL HEALTH TRENDS CORP.
                            -----------------------

                                   PROSPECTUS

                            -----------------------

                                          , 2000

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all estimated costs and expenses in connection with the issuance and distribution of the securities being registered, All such expenses will be paid by the company; none will be paid by the company's stockholders.



SEC Registration fee........................................  $  2,475
NASD filing fee.............................................     1,402
Blue sky fee and expenses (including legal fees)............    25,000
*Printing and engraving expenses............................    75,000
*Legal fees and expenses....................................    35,000
*Accounting fees and expenses...............................    75,000
Transfer agent fees.........................................     5,000
*Miscellaneous..............................................     6,123
                                                              --------
    *TOTAL..................................................  $225,000
                                                              ========

------------------------

*    Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 607.0850 of the Florida Business Corporation Act (the "FBCA") permits, in general, a Florida corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 607.0850(6) of the FBCA permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 607.0850 of the FBCA provides that the indemnification and advancement of expense provisions contained in the FBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

     The company's Certificate of Incorporation provides, in general, that the company shall indemnify, to the fullest extent permitted by Section 607.0850 of the FBCA, any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, said section. The Certificate of Incorporation also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and as to acts in another capacity while holding such office.

     In accordance with that provision of the Certificate of Incorporation, the company shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, or other enterprise in any capacity at the company's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred as a result of such action or proceeding. Indemnification would not be available if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     The registration rights agreements contain, among other things, provisions whereby the selling securityholders agree to indemnify the company, each officer and director of the company who has signed the Registration Statement, and each person who controls the company within the meaning of Section 15 of the Securities Act, against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts with respect to information furnished to the company by the selling securityholders for use in the Registration Statement or Prospectus. See Item 17, "Undertakings."

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Unless otherwise noted, the sale of the securities were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D promulgated thereunder. All such sales being made to sophisticated investors and/or accredited investors who had access to information about the Company and were able to bear the risk of loss of their investment.

     1. In January 1996, the Company issued 9,500 shares of Common Stock to Sam Lily, Inc. in connection with the acquisition of a natural health center in Boca Raton, Florida.

     2. In February 1996, the Company issued 2,500 shares of Common Stock to Richard Schuman pursuant to a consulting agreement.

     3. In February 1996, the Company issued an aggregate of 150 shares of Common Stock to 26 employees.

     4. In December 1996, pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act, the Company issued $900,000 of the Company's 10% convertible debentures to Kingsbridge Capital Ltd. ($300,000), Dominion Capital Fund, Ltd. ($300,000) and Canadian Advantage, L.P. ($300,000). The placement agent for the private placement was Meridian Equities, Inc. and a placement agent fee of $90,000 was paid. Upon the conversion of the debentures, the Company issued 28,522 shares of Common Stock.

     5. In December 1996, the Company issued 250 shares of Common Stock to Russell Newman, an employee.

     6. In January 1997, pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act, the Company issued $100,000 of convertible debentures to FT Trading Company. The placement agent for the private placement was Meridian Equities, Inc. and a placement agent fee of $10,000 was paid. Upon the conversion of the debentures, the Company issued 2,866 shares of Common Stock.

     7. In February 1997, pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act, the Company issued $300,000 of convertible debentures to Canadian Advantage L.P. ($150,000) and Dominion Capital Fund Ltd. ($150,000) In connection with the issuance of the debentures, the Company paid a placement agent fee of $30,000 to Meridian Equities, Inc. The debentures were subsequently converted into 8,265 shares of Common Stock.

     8. On March 18, 1997, the Company issued 500 shares of common stock to Samantha Haimes in connection with the acquisition of the natural health care center in Boca Raton, Florida.

     9. In April 1997, the Company sold $1,300,000 of its convertible debentures to the Endeavour Capital Fund, S.A. ($1,000,000) and The Gross Foundation, Inc. ($300,000). In connection with the issuance of the debentures, the Company paid a placement agent fee of $97,500 to J.W. Charles Securities, Inc. In connection with the issuance of the debentures the Company issued warrants to purchase 2,500 shares of Common Stock to each of Windward, Island, Ltd. and J.W. Charles Securities, Inc. Of such debentures $300,000 was repaid and the balance were converted into 499,458 shares of Common Stock.

     10. In June 1997, the Company sold 2,200 shares of its convertible Series A preferred stock to Sovereign Partners, L.P. (950 shares), FT Trading Company (250 shares), Canadian Advantage, L.P. (500 shares) and Dominion Capital Fund (500 shares). In connection with the issuance of the Series A preferred stock, the Company paid a placement agent fee of $264,000 to Meridian Equities Inc.. The shares of Series A preferred stock were subsequently redeemed.

     11. In July 1997, the Company's President, Neal R. Heller and the Company's secretary, Elizabeth S. Heller were issued an aggregate of 20,000, options, which were cancelled in August 1998.

     12. In July 1997, in connection with the acquisition of all of the capital stock of Global Health Alternatives, Inc., the Company issued an aggregate of 145,000 shares of Common Stock to the following individuals:



Azure Limited Partnership I.................................   41,569
Capital Development S.A.....................................   20,516
Cosmo Finance & Investments, S.A............................      162
William Nelson..............................................    1,501
Carl F. Berner..............................................    1,051
Tom Farmer..................................................    4,082
Alfred S. Ross..............................................    2,689
Golden Union International..................................    3,067
N. K. Verwaltungs, Inc......................................    3,434
N. Foss & Co. A/S...........................................    1,080
Benjamin B. Tregoe Ttee u/a 07/20/79........................      540
Benjamin B. Tregoe..........................................      108
Didgemere Consultants Limited...............................      540
Z & M Capital Corporation...................................      540
Robert A. Seibel............................................      210
International Marketing Group Ltd...........................      210
Robert E. Cleaves IV........................................    7,256
Stephen W. Batzell..........................................    2,841
Thomas P. Pinansky..........................................    3,843
John M. Eldredge............................................    2,030
H. Newcomb Eldredge.........................................      216
Robert C. Bruce.............................................    1,929
Virginia M. King............................................      243
Clarissa Rowe...............................................      121
Arthur B. Page..............................................      121
Douglas M. Costle...........................................      121
Kimball C. Chen.............................................       97
Westminster Associates......................................      540
Peter Thompson..............................................      648
Stuart Ungar................................................      150
Bradford S. Weeks...........................................      901
Complimentary Medical Associates Inc........................      300
Patrick Killorin............................................   11,475
Kevin Underwood.............................................   11,475
Joe Grace...................................................   11,475
David Cohen.................................................      162
H. Edward Troy..............................................    1,221
Mark Colosi.................................................      732
William Deehan..............................................      488
Alexandra W. Hopkins........................................      108
Carol B. A. Lee.............................................       43
Promenade Investments Limited...............................    1,080
Leslie J. Kaslof............................................    2,792
Ralph Kaslof................................................      991
Dennis Bookshester..........................................      300

     13. In February 1998, pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act, the Company issued 300 shares of Series B preferred stock to Investquest, Inc. In connection with the issuance of the Series B Preferred stock, the Company paid a placement agent fee of $30,000 to Domain Investments, Inc. and issued warrants to purchase 7,500 shares of common stock to Domain Investments, Inc. The shares of Series B Preferred Stock have been converted into 541,330 shares of Common Stock.

     14. In April 1998, pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act, the Company issued 4,000 shares of Series C preferred stock to Canadian Advantage Limited Partnership (1,250 shares) and Dominion Capital Fund, Ltd. (2,750 shares). In connection with the issuance of the Series A preferred stock, the Company paid a placement agent fee in the aggregate amount of $480,000 to Meridian Equities, Inc. and BLH, Inc. The shares of Series C Preferred Stock have been converted into a total of 3,608,296 shares of Common Stock.

     15. In July 1998, the Company issued 75 shares of Series D preferred stock at a purchase price of $1,000 per share to H. Newcombe Eldredge (50 shares) and Carol Lee (25 shares). The shares of Series D preferred stock were redeemed in August 1998.

     16. In August 1998, the Company issued 1,650 shares of Series E Preferred Stock to Dominion Capital Fund, Ltd. (850 shares) and Sovereign Partners, LP. (800 shares) of which 610 shares have been converted into 603,130 shares of common stock. In connection with the issuance of the Series E Preferred Stock, the Company paid a placement agent fee of $198,000 to BLH, Inc., and issued BLH, Inc. warrants to purchase 300,000 shares of common stock, which have been exercised for 185,769 shares of common stock.

     17. In August 1998, the Company converted $595,000 of its 12.5% promissory notes into 1,195,473 shares of common stock as follows: N.K. Verwaltungs, Inc. (404,140 shares), Golden Union International, S.A. (451,986 shares), Alfred Ross (101,926 shares), Sir Peter Thompson (99,580 shares), Benjamin B. Tregoe (98,022 shares), and Carol Lee (39,818 shares).

     18. In connection with the acquisition of substantially all of the assets of Kaire International, Inc., the Company issued to Kaire International, Inc.
(i) 2,800 shares of Series F Preferred Stock, (ii) 350 shares of Series G Preferred Stock and (iii) warrants to purchase 200,000 shares of Common Stock.

     19. In March and April 1999, the Company issued 1,400 shares of Series H preferred stock with a face amount of $1,000 per share to Endeavour Capital Fund, S.A. (1,000 shares) and Dominion Capital Fund, Ltd. (400 shares). In connection with the issuance of the Series H preferred stock the Company paid a placement fee of $168,000 to BLH, Inc.

     20. In June 1999, the Company issued a convertible note in the amount of $100,000 to Domain Investments, Inc.

     21. In July 1999, the Company issued a promissory note in the amount of $50,000 and warrants to purchase 10,000 shares of common stock to each of Capital Development, S.A. and H. Newcombe Eldredge.

     22. In July and August 1999 the Company issued a promissory note in the amount of $150,000 and warrants to purchase 30,000 shares of common stock to Filin Corporation.

     23. In October 1999, the Company issued a convertible note in the amount of $100,000 to Domain Investments, Inc.

     24. In October 1999, the Company issued 125,000 shares of Common Stock to Samantha Haimes in a litigation settlement.

     25. In October 1999, the Company issued 3,018 shares of Common Stock to an employee and 25,000 shares to a director.

     26. In October 1999, the Company issued 95,000 shares of Common Stock to Domain Investments, Inc. and 185,000 shares of Common Stock to Meridian Equities Hong Kong, Ltd. for consulting services.

     27. In March 2000 pursuant to the exemption from rgistration under Regulation S, the Company sold 1,000 shares of Series J Preferred Stock of purchase price at $1,000 per share.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits


NUMBER  DESCRIPTION OF EXHIBIT
------  ----------------------
 2.1    Asset Purchase Agreement dated April 29, 1998 by and among
        Natural Health Trends Corp., Neal Heller & Elizabeth S.
        Heller and Florida College of Natural Health, Inc. (1)
 2.2    Acquisition Agreement among the Company, NHTC Acquisition
        Corp. and Kaire International, Inc. (the "Acquisition
        Agreement").(2)
 3.1    Amended and Restated Certificate of Incorporation of the
        Company.(3)
 3.2    Amended and Restated By-Laws of the Company.(3)
 4.1    Specimen Certificate of the Company's Common Stock.(3)
 4.2    Form of Class A Warrant.(3)
 4.3    Form of Class B Warrant.(3)
 4.7    Form of Representative's Warrant Agreement, including Form of Representative's Warrant.
 4.8    1994 Stock Option Plan.(3)
 4.9    1997 Stock Option Plan.(9)
 4.10   1998 Stock Option Plan.(9)
 4.11   Articles of Amendment of Articles of Incorporation of the
        Company.(5)
 4.12   Articles of Amendment of Articles of Incorporation- Series C
        Preferred Stock.(6)
 4.13   Articles of Amendment of Articles of Incorporation- Series E
        Preferred Stock.(2)
 4.14   Articles of Amendment of Articles of Incorporation- Series F
        Preferred Stock.(2)
 4.15   Articles of Amendment of Articles of Incorporation- Series G
        Preferred Stock.(2)
 4.16   Articles of Amendment of Articles of Incorporation- Series H
        Preferred Stock.(2)
 4.17   Form of Warrant in connection with the Acquisition
        Agreement.(2)
 4.18   Article of Amendment of Articles of Incorporation - Series J(11)
10.1    Intentionally omitted.
10.2    Leases (Two) for Registrant's Denver, Colorado
        facilities.(9)
10.3    Manufacturing and Distribution Agreement between Kaire
        International Inc. and ENZO Nutraceuticals, Ltd.(9)
10.4    Assignment of Patents Agreement dated May 23, 1997 between
        MikeCo., Inc. and Troy Laboratories, Inc. and H. Edward
        Troy.(9)
10.5    Agreement dated April 8, 1998 among Global Health
        Alternatives, Inc. and MikeCo., Inc., Troy Laboratories,
        Inc., H. Edward Troy, Kevin Underwood and Patrick
        Killorin.(9)
10.6    Assumption Agreement and Amendment of Commercial Security
        Agreement dated February 19, 1999 by and between STAR
        Financial Bank, Kaire International, Inc. and NHTC
        Acquisition Corp.(9)
10.7    Agreement dated September 17, 1999 between the Company and
        Joseph P. Grace.(9)
10.8    Promissory Note in the amount of $150,000 from the Company to Filin Corporation.(9)
10.9    Promissory Note in the amount of $50,000 from the Company to
        H. Newcomb Eldredge.(9)
10.10   Promissory Note in the amount of $50,000 from the Company to
        Capital Development S.A.(9)
10.11   Promissory Note in the amount of $100,000 between the
        Company and Domain Investments, Inc.(10)


10.12 Promissory Note in the amount of $100,000 between the Company and Domain Investments, Inc.(10)
10.13   Consulting Agreement between the Company and Meridian
        Equities Hong Kong, Ltd.(10)
10.14   Consulting Agreement between the Company and Domain
        Investments, Inc.(10)
10.15   Promissory Note in the amount of $70,000 from the Company to Domain
        Investments, Inc. (8)
10.16   Licensing Agreement between the Company and GLI.(9)
21.1    List of Subsidiaries.(8)
23.1    Consent of Feldman Sherb Horowitz & Co P.C.(10)
23.2    Consent of Silverman Collura & Chernis, P.C., Esq., (10)
23.3    Consent of BDO Seidman, LLP.(10)
27.1    Financial Data Schedule.(10)

------------------------



(1) Previously filed with the Company's Proxy Statement on Schedule 14A, dated May 14, 1998.

(2) Previously filed with the Company's Proxy Statement on Schedule 14A, dated January 25, 1999.

(3)  Previously filed with Registration Statement No. 33-91184.

(4)  Previously filed with the Company's Form 8-K dated August 7, 1997.

(5)  Previously filed with the Company's Form 10-QSB dated June 30, 1997.

(6)  Previously filed with the Company's Form 10-QSB dated September 30, 1998.

(7) Previously filed with the Company's Form 10-KSB for the year ended December 31, 1996.

(8) Previously filed with the Company's Form 10-KSB for the year ended December 31, 1999.

(9) Previously filed with the Company's Registration Statement, File No. 333-80465.

(10) Filed herewith.

(11) Filed with the Company's Form 8-K dated March 17, 2000.

ITEM 17. UNDERTAKINGS

     The  Registrant hereby undertakes:

     1. The Registrant will:

          (a) for determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective;

          (b) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     3. If the company relies on Rule 430A under the Securities Act, the company will:

          (a) For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the company under rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective; and

          (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement and treat the offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Amendment No. 2 to Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of Bolder, State of Colorado, on the 10th day of May 2000.




                                  NATURAL HEALTH TRENDS CORP.

                                  BY:  /s/ ROBERT L. RICHARDS
                                     ------------------------
                                           Robert L. Richards,
                                           President,
                                           Chief Executive Officer and Director


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Richards his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


DATE                        SIGNATURE                                   TITLE
----                        ---------                                   -----
/s/ MARTIN C. LICHT                                    Director
-------------------------------------------
May 9, 2000
Martin C. Licht

/s/ DIRK D. GOLDWASSER                                 Director
-------------------------------------------
May 9, 2000
Dirk D. Goldwasser

/s/ MARK D. WOODBURN                                   Chief Financial Officer and
-------------------------------------------              Treasurer (principal
May 9, 2000                                              accounting officer)
Mark D. Woodburn


NUMBER  DESCRIPTION OF EXHIBIT
------  ----------------------
 2.1    Asset Purchase Agreement dated April 29, 1998 by and among
        Natural Health Trends Corp., Neal Heller & Elizabeth S.
        Heller and Florida College of Natural Health, Inc. (1)
 2.2    Acquisition Agreement among the Company, NHTC Acquisition
        Corp. and Kaire International, Inc. (the "Acquisition
        Agreement").(2)
 3.1    Amended and Restated Certificate of Incorporation of the
        Company.(3)
 3.2    Amended and Restated By-Laws of the Company.(3)
 4.1    Specimen Certificate of the Company's Common Stock.(3)
 4.2    Form of Class A Warrant.(3)
 4.3    Form of Class B Warrant.(3)
 4.7    Form of Representative's Warrant Agreement, including Form of Representative's Warrant.
 4.8    1994 Stock Option Plan.(3)
 4.9    1997 Stock Option Plan.(9)
 4.10   1998 Stock Option Plan.(9)
 4.11   Articles of Amendment of Articles of Incorporation of the
        Company.(5)
 4.12   Articles of Amendment of Articles of Incorporation- Series C
        Preferred Stock.(6)
 4.13   Articles of Amendment of Articles of Incorporation- Series E
        Preferred Stock.(2)
 4.14   Articles of Amendment of Articles of Incorporation- Series F
        Preferred Stock.(2)
 4.15   Articles of Amendment of Articles of Incorporation- Series G
        Preferred Stock.(2)
 4.16   Articles of Amendment of Articles of Incorporation- Series H
        Preferred Stock.(2)
 4.17   Form of Warrant in connection with the Acquisition
        Agreement.(2)
 4.18   Article of Amendment of Articles of Incorporation - Series J(11)
10.1    Intentionally omitted.
10.2    Leases (Two) for Registrant's Denver, Colorado
        facilities.(9)
10.3    Manufacturing and Distribution Agreement between Kaire
        International Inc. and ENZO Nutraceuticals, Ltd.(9)
10.4    Assignment of Patents Agreement dated May 23, 1997 between
        MikeCo., Inc. and Troy Laboratories, Inc. and H. Edward
        Troy.(9)
10.5    Agreement dated April 8, 1998 among Global Health
        Alternatives, Inc. and MikeCo., Inc., Troy Laboratories,
        Inc., H. Edward Troy, Kevin Underwood and Patrick
        Killorin.(9)
10.6    Assumption Agreement and Amendment of Commercial Security
        Agreement dated February 19, 1999 by and between STAR
        Financial Bank, Kaire International, Inc. and NHTC
        Acquisition Corp.(9)
10.7    Agreement dated September 17, 1999 between the Company and
        Joseph P. Grace.(9)
10.8    Promissory Note in the amount of $150,000 from the Company to Filin Corporation.(9)
10.9    Promissory Note in the amount of $50,000 from the Company to
        H. Newcomb Eldredge.(9)
10.10   Promissory Note in the amount of $50,000 from the Company to
        Capital Development S.A.(9)
10.11   Promissory Note in the amount of $100,000 between the
        Company and Domain Investments, Inc.(10)


10.12 Promissory Note in the amount of $100,000 between the Company and Domain Investments, Inc.(10)
10.13   Consulting Agreement between the Company and Meridian
        Equities Hong Kong, Ltd.(10)
10.14   Consulting Agreement between the Company and Domain
        Investments, Inc.(10)
10.15   Promissory Note in the amount of $70,000 from the Company to Domain
        Investments, Inc. (8)
10.16   Licensing Agreement between the Company and GLI.(9)
21.1    List of Subsidiaries.(8)
23.1    Consent of Feldman Sherb Horowitz & Co P.C.(10)
23.2    Consent of Silverman Collura & Chernis, P.C., Esq., (10)
23.3    Consent of BDO Seidman, LLP.(10)
27.1    Financial Data Schedule.(10)

------------------------



(1) Previously filed with the Company's Proxy Statement on Schedule 14A, dated May 14, 1998.

(2) Previously filed with the Company's Proxy Statement on Schedule 14A, dated January 25, 1999.

(3)  Previously filed with Registration Statement No. 33-91184.

(4)  Previously filed with the Company's Form 8-K dated August 7, 1997.

(5)  Previously filed with the Company's Form 10-QSB dated June 30, 1997.

(6)  Previously filed with the Company's Form 10-QSB dated September 30, 1998.

(7) Previously filed with the Company's Form 10-KSB for the year ended December 31, 1996.

(8) Previously filed with the Company's Form 10-KSB for the year ended December 31, 1999.

(9) Previously filed with the Company's Registration Statement, File No. 333-80465.

(10) Filed herewith.

(11) Filed with the Company's Form 8-K dated March 17, 2000.